Exhibit 4.1

Global Transitional Services Agreement

relating to the services to be provided following the intra-group re-organisation and separation of the companies and businesses comprising the ice cream business of Unilever PLC

Dated                  15 August 2025

UNILEVER EUROPE BUSINESS CENTER B.V.

and

MAGNUM ICC GLOBAL SERVICES B.V.

Ref: L-343449

Table of Contents

Contents		Page
1	Definitions and Interpretation	1
2	Performance of Services	10
3	Third Party Suppliers	12
4	Service Charges and Payment	13
5	Warranties and Obligations	16
6	IC Contracts	18
7	Term and Termination	20
8	Migration	22
9	Liability	24
10	Indemnity	25
11	Inventory Working Capital Subsidy	26
12	Non-Inventory Working Capital Subsidy	26
13	Contract Management	26
14	Dispute Resolution	27
15	Intellectual Property Rights	27
16	Network Access	29
17	Temporary Shutdown of IT Systems	30
18	Data Protection	30
19	Confidentiality	33
20	Force Majeure	34
21	Employees	34
22	Other Provisions	34

i

ii

This Agreement (the “Agreement”) is made on 15 August 2025 between:

(1)	UNILEVER EUROPE BUSINESS CENTER B.V., a private limited company incorporated under the laws of the Netherlands, with registered number 29005626 and whose registered office is at Weena 455, 3013 AL Rotterdam, the Netherlands (the “Supplier”); and

(2)	MAGNUM ICC GLOBAL SERVICES B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, having its official seat in Amsterdam, with registered number 96506040 and whose registered office is at Reguliersdwarsstraat 63, 1017 BK Amsterdam, the Netherlands (the “Customer”).

Background:

(A)	The Unilever Group (as defined below) is undertaking a re-organisation and separation of its global ice cream business (the “IC Business”) with effect from 1 July 2025.

(B)	In the context of the re-organisation and separation of the IC Business, the Customer wishes the Supplier to provide, or procure the provision of, the Services to the Customer and the Additional Service Recipients on a transitional basis.

(C)	Subject to the terms of this Agreement, the Supplier agrees to provide, or procure the provision of, the Services to the Customer and the Additional Service Recipients on a transitional basis, and the Customer agrees to accept and pay for the Services.

Now it is agreed as follows:

1	Definitions and Interpretation

1.1	Definitions

The following terms and expressions shall have the meanings set out below.

“Additional Service Recipients” means: (a) each member of the TMICC Group that received the Service immediately prior to the Commencement Date; (b) any other member of the TMICC Group that acquires assets of the IC Business under a local transfer agreement or share purchase agreement and requires a Service in relation to such assets; and (c) such other members of the TMICC Group as may be agreed by the Parties from time to time as requiring receipt of one or more Services;

“Affected Party” has the meaning given in Clause 20.2 (Force Majeure);

“Affiliate” means, in respect of the Supplier, any member of the Unilever Group and, in respect of the Customer, any member of the TMICC Group;

“Annual Liability Period” means each period of 12 months, or part thereof, each such period to commence on the Commencement Date and each anniversary thereof;

“Applicable Law” means any laws, regulations, decisions, regulatory constraints, obligations or rules (including binding codes of conduct and binding statements of principle incorporated and contained in such rules) wherever in the world that are applicable to the existence or operation of this Agreement or the provision of, and payment for, the Services from time to time;

“Business Day” means a day which is not a Saturday, a Sunday or a public holiday in the the Netherlands;

“Change of Control” means, other than on an IPO, where a person who did not previously exercise Control over TMICC TopCo acquires or otherwise becomes able to exercise such Control or where a person who was previously able to exercise Control over TMICC TopCo ceases to be in a position to do so;

“Commencement Date” means 1 July 2025;

“Control” means, in relation to TMICC TopCo, where a person has direct or indirect control: (a) of the affairs of TMICC TopCo; (b) over more than 50 per cent of the total voting rights conferred by all the issued shares in the capital of TMICC TopCo which are ordinarily exercisable in a general meeting; or (c) of a majority of the board of directors of TMICC TopCo, (in each case whether pursuant to relevant constitutional documents, contract or otherwise) and “Controlled” shall be construed accordingly;

“Core Transactional Services” means those services identified as being core transactional services in the column titled ‘Exit Plan Type’ in the table at Part A of Schedule 1 (Services and Service Charges);

“Customer Data” means data and information relating to the Customer’s or an Additional Service Recipient’s business that is processed by the Unilever Group as part of the Services;

“Customer Group Data” means data and information relating to the IC Business that is processed by the Unilever Group as part of the Transitional Services;

“Customer IPR” has the meaning given to that term in Clause 15.2.1 (Customer IPR Ownership and Licence);

“Customer Service” means the service set out in items D28, D29 and F3 of the table in Parts D and F of Schedule 1 (Services and Service Charges);

“Data Protection Legislation” means the following legislation to the extent applicable from time to time: (i) national laws implementing the Directive on Privacy and Electronic Communications (2002/58/EC); (ii) the General Data Protection Regulation (2016/679) and any national law issued under that Regulation; (iii) the retained EU law version of the General Data Protection Regulation, the Data Protection Act 2018 and the Privacy and Electronic Communications (EC Directive) Regulations 2003; and (iv) any other similar national privacy law;

“Day Zero Transferred Contracts” means:

(a)	the rights under IP Contracts;

(b)	the Warehouse Contracts;

(c)	Dedicated Indirect Contracts; and

(d)	the Finance Leases,

in each case which have transferred to the relevant member of the TMICC Group on or around the Commencement Date pursuant to a Local Transfer Agreement;

“Deliverable Local Currency” means the currency in which payments are available to be made for the purpose of offshore payments from a Territory;

“Dedicated Indirect Contract” means any contract, undertaking, arrangement or agreement, or any part thereof, defined as a “Dedicated Indirect Contract” by a Local Transfer Agreement;

“Dependent Service Element” has the meaning given to that term in Clause 3.2.1 (Dependence on Third Parties);

“Dispute” has the meaning given to that term in Clause 14 (Dispute Resolution);

“Distributor Countries Service” means the service set out in items D1, D4 and D32 of the table in Part D of Schedule 1 (Services and Service Charges);

“€STR” means the euro short-term rate administered by the European Central Bank (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on the website of the European Central Bank (or any replacement website which displays that rate);

“Excess Amount” has the meaning given in Clause 6.2.6 (IC Contract Transfers);

“Excess Amount Notice” has the meaning given in Clause 6.2.6 (IC Contract Transfers);

“Excluded Services” means: (a) any service that will be provided or procured by the Unilever Group under another agreement entered into in connection with the re-organisation and separation of the IC Business (including under any Transitional Agreement); (b) any service the Supplier, or the Unilever Group, is unable to provide, or procure the provision of, because the resources necessary to provide that service have been transferred to the TMICC Group; (c) any service the Supplier, or the Unilever Group, is unable to provide under Applicable Law; and (d) following any Change of Control of TMICC TopCo, the Intercompany Services, and “Excluded Service” means any one of them;

“Existing Agreements” means all agreements that: (a) are between the Unilever Group and the TMICC Group; and (b) are for services that are materially the same as the Services;

“External Separation” means the separation of the TMICC Group from the Unilever Group by way of demerger or disposal of the TMICC Group;

“Finance Leases” means any contract, undertaking, arrangement or agreement defined as a “Finance Lease” by a Local Transfer Agreement;

“Financial Processes Schedule” means the schedule to a Transitional Agreement titled “Financial Processes and Reporting”;

“Financial Queries” means any queries from the Customer to the Supplier regarding the reconciliation of financial statements or associated invoices as set out in Schedule 3 (Financial Processes) to this Agreement, and “Financial Query” means any one of them;

“Food Solutions Products” means food and drink products produced, manufactured or sold on the basis that:

(i)	sales are made to customers for the purpose of those customers using, consuming or incorporating the products in the course of providing their own business activities rather than for the purpose of those customers re-selling products to end consumers; and/or

(ii)	the pack size is such that it will predominantly be bought by businesses rather than individual consumers or that the pack or product is generally aimed at professional chefs or caterers;

“Force Majeure Event” has the meaning given in Clause 20.1 (Force Majeure);

“Global” means all the Territories where services are provided to the Customer;

“Governmental Body” means any governmental or regulatory agency, entity or authority;

“IC Business” has the meaning given to that term in Background (A);

“IC Contract Consents” means all permissions, consents, authorisations, agreements or waivers required from third parties for the assignment, novation or transfer to the relevant member of the TMICC Group of any of the IC Contracts, and “IC Contract Consent” means any one of them;

“IC Contract Consents Report” has the meaning given in Clause 6.2.4 (IC Contract Transfers);

“IC Contract Dependent Service Element” has the meaning given in Clause 6.2.10 (IC Contract Transfers);

“IC Contracts” means all contracts, undertakings, arrangements and agreements entered into by or on behalf of the Supplier or any other member of the Unilever Group (including any New IC Contracts), in each case exclusively in relation to the IC Business, to the extent that at the date of IT Go-Live the same remain to be completed or performed or remain in force but excluding any Day Zero Transferred Contracts, and “IC Contract” means any one of them;

“IC Contract Transferee” has the meaning given in Clause 6.2.1 (IC Contract Transfers);

“Intellectual Property Rights” means patents, utility models, rights in inventions, trade marks, service marks, rights in trade names, business names, logos, get-up and trade dress, rights in domain names and URLs, copyrights, design rights, database rights, rights in trade secrets and in Know-how, rights in technology and all other similar rights in any part of the world, including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;

“Intercompany Services” means the Services set out in Part B of Schedule 1 (Services and Service Charges);

“IP Contracts” means any contract, undertaking, arrangement or agreement, or any part thereof, defined as an “IP Contract” by a Local Transfer Agreement;

“IPO” means the admission of all or any part of the ordinary share capital or depository receipts (or equivalent) representing ordinary shares, of TMICC TopCo (or a new company established as the parent undertaking of TMICC TopCo for the purposes of admission) to a major internationally recognised stock exchange;

“IT Go-Live” means the date on which new supply chain and customer transactions in relation to the IC Business are processed in the Customer’s IT systems and no longer in the Supplier’s Systems, which date may differ as between jurisdictions;

“IT Services” means the Service set out in item A15 of the table set out in Part A of Schedule 1 (Services and Service Charges);

“IT System” means any computer systems, communication systems, or any other information technology infrastructure (including any hardware, software, networks and data);

“Know-how” means industrial and commercial information and techniques, in each case, in any form and not in the public domain, including manufacturing processes, recipes, drawings, formulae, testing procedures and test results, reports, instruction and training manuals, tables of operating conditions, market forecasts, business plans, policies and lists and particulars of customers and suppliers;

"Local Agreement” means a local transitional services agreement under which the Unilever Group provides services on an intercompany basis to the TMICC Group;

“Local Service” means any service or activity provided under a Local Agreement or a Local OMA and specified in Part C of Schedule 1 (Services and Service Charges);

“Local OMA” means an undisclosed agency agreement, strategic management agreement, strategic consultancy agreement or product sales agreement under which the Unilever Group provides services on an intercompany basis to the TMICC Group;

“Local Transfer Agreement” means an agreement entered into between a member of the Unilever Group and a member of the TMICC Group to transfer assets from the Unilever Group to the TMICC Group in connection with the re-organisation and separation of the IC Business;

“Losses” means all losses, liabilities, costs (including legal costs and experts’ and consultants’ fees), charges (excluding the Service Charges), expenses, actions, proceedings, claims and demands;

“Management Meeting” has the meaning given to that term in Clause 13.2 (Meetings);

“New IC Contracts” has the meaning given to that term in Clause 6.1 (IC Contracts);

“Notice” has the meaning given to that term in Clause 22.11 (Notices);

“Omitted Service” has the meaning given to that term in Clause 2.3.1 (Omitted Services);

“Personal Data” means all Customer Data and Customer Group Data constituting personal data (as defined under Data Protection Legislation) which is processed by the Supplier or any member of the Unilever Group in connection with the Services from time to time;

“Procurement Services” means the Services set out in A7 of Schedule 1 (Services and Service Charges);

“Relationship Manager” means Carsten Juergens in relation to the Supplier, and Tunay Simsek in relation to the Customer;

“Relevant Inventory” means the packaging materials, raw materials and work-in-progress inventories, including any spare parts or supplies used in the servicing or replacement of plant or equipment used to manufacture the Relevant Products, which are used in the manufacture of Relevant Products and the finished goods inventories of Relevant Products;

“Relevant Products” means:

(i)	all frozen or semi-frozen dairy or non-dairy ice cream products (including products typically positioned or denominated as water ice, ice block, sorbet, frozen yoghurt, gelato, or soft serve, or which use such terms in the brand name or product description) in any size and in any format (including half-gallons, pints, cakes, sundaes, shakes, sticks, bars, cones, sandwiches, lollies, lollipops, pops, tubs or novelties), including any such products which are Food Solutions Products;

(ii)	any frozen, semi-frozen or non-frozen food or drink products not falling within limb (i) above which, as at the Commencement Date, are marketed or sold under any Customer brand, but excluding any such products which are Food Solutions Products sold under the “Carte d’Or” or “Carte d’Or Professional” brands; and

(iii)	all frozen food products not falling within limbs (i) or (ii) above (including bakery products, desserts, vegetables, meats or ready meals), but excluding: (i) any such products which are sold under the “Knorr”, “The Vegetarian Butcher”, “Buavita”, “Equilibra”, “Klik”, “Partzufim”, “Eurolayer Foods”, “La Dulceria” or “Sir Kensington” brands; and (ii) any such products which are Food Solutions Products;

“Region” means that regional grouping of Territories as defined in Paragraph 41 of Appendix A to Schedule 1 (Services and Service Charges);

“Representatives” means, in relation to a Party or its Affiliates, the current and former respective directors, officers, employees and agents;

“Right” has the meaning given to that term in Clause 22.10 (Waiver);

“Service” means a service specified in Part A of Schedule 1 (Services and Service Charges), including any Omitted Service and “Services” means all of them;

“Service Charge” means the charges payable for each Service as set out in Part A of Schedule 1 (Services and Service Charges);

“Service Description” means the description for a Service as set out in A of Schedule 1 (Services and Service Charges);

“Service Migration Requirements” means the specific steps necessary to migrate to a Successor Operator: (a) a Service; and (b) a Local Service, each as identified in the Transfer Plan;

“Service Term” means the term of a Service as set out in Part A of Schedule 1 (Services and Service Charges), which, unless otherwise specified, shall commence on the Commencement Date;

“Service Term Extension Request” has the meaning given to that term in Clause 2.4 (Extension of the Service Term);

“Shared Services” or “Finance Shared Services” means the service set out in item A4 of the table in Part A of Schedule 1 (Services and Service Charges);

“Successor Operator” means the entity or entities (which may include the Customer or any member of the TMICC Group) succeeding the Supplier in the provision or operation of services similar to or part of the Services;

“Supplier IPR” has the meaning given to that term in Clause 15.1.1 (Supplier IPR Ownership and Licence);

“Supplier’s Systems” means an IT System which is owned or used by any member of the Unilever Group;

“Taxation” or “Tax” means:

(i)	all forms of taxation (other than any accounting provision for deferred tax) and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions (including social security contributions and any similar taxes) and levies, whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or otherwise (but not including business rates or their equivalent in any relevant jurisdictions) and shall further include payments to a Tax Authority on account of taxation (but not, for the avoidance of doubt, payments to a court or tribunal on account of taxation) and payments made in respect of taxation, in each case wherever and whenever imposed and whether chargeable directly or primarily against or attributable directly or primarily to a company or any other person; and

(ii)	all penalties, surcharges, fines and/or interest relating to any matter within (i) above;

“Tax Authority” means any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the administration and/or collection of Taxation or enforcement of any law in relation to Taxation, acting in its capacity as such;

“Temporary Shutdown of IT Systems” means the temporary shutdown, for the purposes of planned and scheduled maintenance, of any of Supplier’s Systems or any IT Systems of any other person, in each case, which are used for the provision, receipt or support of any Service (or any part of any Service);

“Term” has the meaning given to that term in Clause 7.1 (Term);

“Terminating Services” has the meaning given to that term in Clause 8.2.1 (Execution of the Transfer Plan and Transfer of the Services) and “Terminated Services” shall be construed accordingly;

“Territory” means a territory in which the Unilever Group sells Relevant Products under a Local OMA (as such territory is defined in that Local OMA);

“Third Party Agreement” means any agreement between the Supplier, or any member of the Unilever Group, and a third party for the provision of goods, a service, lease or licence relating to, or necessary for, the provision of a Service and whether entered into before or after the date of this Agreement;

“Third Party Consent” means any consent, licence, approval, permit, authorisation or waiver required from a third party, whether under a Third Party Agreement or otherwise, for the provision of any Service by or on behalf of the Supplier, or their receipt by the Customer or the Additional Service Recipients;

“Third Party Supplier” means any third party providing goods, a service, lease or licence under a Third Party Agreement;

“TMICC Group” means:

(i)	TMICC TopCo and any company in which it from time to time directly or indirectly owns or controls the voting rights attached to more than 50 per cent. of the issued ordinary share capital, or controls, directly or indirectly, the appointment of a majority of the board of directors (or the equivalent management body); and

(ii)	until such time as such companies meet the requirements within (i) above, each of the following companies and any company in which it from time to time directly or indirectly owns or controls the voting rights attached to more than 50 per cent. of the issued ordinary share capital, or controls, directly or indirectly, the appointment of a majority of the board of directors (or the equivalent management body):

a.	Magnum ICC US, LLC, a limited liability company organised under the laws of the State of Delaware whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801, United States;

b.	Magnum ICC US Holdco, LLC, a limited liability company organised under the laws of the State of Delaware whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801, United States;

c.	Magnum ICC US SpinCo, LLC, a limited liability company organised under the laws of the State of Delaware whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801, United States;

d.	Ben & Jerry’s Holdco, LLC, a limited liability company organised under the laws of the State of Delaware whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801, United States;

e.	Yasso Holdings Inc., a Delaware corporation whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801, United States; and

f.	Ben & Jerry’s Homemade Inc, a Vermont corporation whose registered office is at c/o CT Corporation System, 148 College Street, Burlington, Vermont, United States;

“TMICC TopCo” means The Magnum Ice Cream Company HoldCo Netherlands B.V., a company organised under the laws of the Netherlands whose registered office is at Reguliersdwarsstraat 63, 1017 BK, Amsterdam the Netherlands or, on and from External Separation, any company which is the sole shareholder of such company;

“Transfer Plan” has the meaning given to that term in Clause 8.1.3 (Transfer Plan);

“Transitional Agreements” means the Local Agreements and Local OMAs and “Transitional Agreement” means any one of them;

“Transitional Services” means the Local Services and any services provided under a Transitional Agreement and “Transitional Service” means any one of them;

“Unauthorised Use” means any use of the Services or the Supplier’s Systems to gain unauthorised access to: (a) any part of the Supplier’s Systems; or (b) any information relating to any member of the Unilever Group;

“Unilever Group” means Unilever PLC and any company in which it from time to time directly or indirectly owns or controls the voting rights attached to more than 50 per cent. of the issued ordinary share capital, or controls, directly or indirectly, the appointment of a majority of the board of directors (or the equivalent management body), but excluding the TMICC Group;

“Unilever Policies” means the Unilever Responsible Sourcing Policy available at http://www.unilever.com/responsible-sourcing-policy/, the Code of Business Principles available at https://assets.unilever.com/files/92ui5egz/production/3658b4c9c7a33bd719b8dd98d0f7621446e7fa6d.pdf/2021-CODE-OF-BUSINESS-PRINCIPLES-ENGLISH.pdf and the Responsible Business Partner Policy available at https://assets.unilever.com/files/92ui5egz/production/11890389dc4286366d5957aa3589511db488a402.pdf/responsible-business-partner-policy-may-2017.pdf, as such policies are updated from time to time, and such other policies as notified to the Customer or any other member of the TMICC Group from time to time;

“User” means the Customer and each Additional Service Recipient that: (a) receives the benefit of the IT Services (or any part of the IT Services) pursuant to this Agreement; or (b) has access to any of the Supplier’s Systems in connection with this Agreement;

“VAT” means:

(i)	within the UK, any value added tax imposed by the Value Added Tax Act 1994;

(ii)	within the European Union, such taxation as may be levied in accordance with (but subject to derogations from) the Council Directive 2006/112/EC; and

(iii)	outside the UK or the European Union, any similar taxation levied by reference to added value or sales, any goods and services tax, or any equivalent point of sales tax; and

“Warehouse Contract” means any contract (including lease), undertaking, arrangement or agreement, or any part thereof, defined as a “Warehouse Contract” by a Local Transfer Agreement.

1.2	Singular, Plural, Gender

References to one gender include all genders and references to the singular include the plural and vice versa.

1.3	References to Persons and Companies

References to:

1.3.1	a person shall include any company, partnership or unincorporated association (whether or not having separate legal personality); and

1.3.2	a company shall include any company, corporation or any body corporate, wherever incorporated.

1.4	References to Subsidiaries and Holding Companies

A company is a “subsidiary” of another company (its “holding company”) if that other company, directly or indirectly, through one or more subsidiaries:

1.4.1	holds a majority of the voting rights in it;

1.4.2	is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;

1.4.3	is a member or shareholder of it and controls alone, or pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or

1.4.4	has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors are obliged to comply.

1.5	Schedules etc.

References to this Agreement shall include the Background and any Schedules to it and references to Clauses and Schedules are to Clauses of, and Schedules to, this Agreement. References to paragraphs and Parts are to paragraphs and Parts of the Schedules.

1.6	Headings

Headings shall be ignored in interpreting this Agreement.

1.7	References to documents

References to any document (including this Agreement), or to a provision in a document, shall be construed as a reference to such document or provision as amended, supplemented, modified, restated or novated from time to time.

1.8	Information

References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

1.9	Modification etc. of Statutes

References to a statute or statutory provision include:

1.9.1	that statute or provision as from time to time modified, re-enacted or consolidated whether before or after the date of this Agreement; and

1.9.2	any subordinate legislation made from time to time under that statute or statutory provision which is in force at the date of this Agreement.

1.10	Legal Terms

References to any English legal term shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

1.11	Non-limiting Effect of Words

The words “including”, “include”, “in particular” and words of similar effect shall not be deemed to limit the general effect of the words that precede them.

1.12	Parties

References to the “Parties” mean the Customer and the Supplier and their respective successors and permitted assigns. References to “third parties” shall not include members of the Unilever Group or the TMICC Group.

1.13	Precedence

If there is any conflict, apparent conflict or ambiguity in or between any of the sections of this Agreement set out below, the sections will be applied in the following order of precedence with the sections higher in the order of precedence prevailing over the Parties:

1.13.1	the Clauses;

1.13.2	the Schedules; and

1.13.3	any other document referred to in this Agreement.

2	Performance of Services

2.1	Provision of Services

2.1.1	Subject to the other provisions of this Agreement, the Supplier shall provide, or procure the provision of, each Service to the Customer and the Additional Service Recipients for the relevant Service Term.

2.1.2	The Customer shall use its reasonable endeavours to:

(i)	establish systems, enter into agreements with third parties, and take such other steps as are required to enable it to engage a Successor Operator to perform services similar to the Services; and

(ii)	remove the need for the Supplier to provide, or procure the provision of, the Services to the Customer and the Additional Service Recipients,

as soon as reasonably possible after the Commencement Date and, in any event, by the end of the relevant Service Term.

2.2	Standard of Service

2.2.1	The Supplier shall provide each Service to the Customer and the Additional Service Recipients at the standard which it (or any equivalent service) is on average provided by the Supplier or any other member of the Unilever Group to the Unilever Group, and in line with Unilever’s policies and procedures as may be updated from time to time.

2.2.2	In the context of the IT Services, the Parties will monitor the performance of the IT Services with reference to the policies and frameworks customarily applied by the Supplier or any other member of the Unilever Group in its provision of the IT Services to the Unilever Group, including the Supplier’s:

(i)	Code and Standards Framework;

(ii)	Global Incident Management process and policy; and

(iii)	IT Service Criticality Control Statement v1.2 dated 21 November 2024,

in each case, as such policies and frameworks are updated from time to time. If the Customer has concerns regarding the performance of the IT Services with reference to these policies and targets, and such concerns have not been satisfactorily addressed through the Customer’s usual channels of communication with the Supplier regarding the IT Services, the Customer may escalate the matter via its Relationship Manager at a Management Meeting.

2.2.3	Any change in the scope or volumes in which the Services are provided or requested shall be dealt with in accordance with the change control process set out in Clause 13.3 (Changes).

2.2.4	The Supplier shall use its reasonable endeavours to respond to any Financial Queries in accordance with Clause 5.2.5 (Mutual Obligations).

2.3	Omitted Services

2.3.1	The Parties acknowledge that, after the Commencement Date, the Customer may identify a service which:

(i)	is not included in the Services or the Transitional Services;

(ii)	was provided by a member of the Unilever Group to the IC Business in the six months prior to the Commencement Date; and

(iii)	is not an Excluded Service,

(the “Omitted Service”).

2.3.2	If the Customer submits a written request to the Supplier for an Omitted Service within six months of the Commencement Date, Unilever shall use reasonable endeavours to provide, or procure the provision of, such Omitted Service, and the Parties shall, in good faith, discuss:

(i)	the terms (including as to Service Charge and Service Term) that should apply to the provision of such Omitted Service, acknowledging that the Service Term shall be the minimum period necessary for the Customer to transition away from the Omitted Service and, in any event, not longer than the longest Service Term for any other Service; and

(ii)	whether such Omitted Service shall be provided to the Customer under this Agreement or a member of the TMICC Group under a Transitional Agreement,

and the Transitional Agreement or Schedule 1 (Services and Service Charges) of this Agreement shall be updated to include the relevant details of that Omitted Service (as appropriate).

2.4	Extension of the Service Term

Any request by the Customer to extend the Service Term of a Service (a “Service Term Extension Request”) shall be subject to prior written approval by the Supplier at its sole discretion. If the Supplier chooses to approve a Service Term Extension Request, without prejudice to any other conditions that the Supplier may impose in respect of such extension, the Service Charges payable by the Customer for the period of any such extension shall be agreed between the Parties, provided that:

(i)	when the Parties agree the percentage increase(s) to the Service Charges applicable to such extension, in addition to the 2% increase applicable pursuant to Section 3.1 of Schedule 1 (Services and Service Charges), a further percentage increase of at least 15% shall apply to any extension beyond 1 January 2028; and

(ii)	no Service Term Extension Request may extend beyond 30 June 2028.

3	Third Party Suppliers

3.1	Third Party Consents

3.1.1	The Supplier shall use its reasonable endeavours to:

(i)	obtain all necessary Third Party Consents; and

(ii)	maintain all such Third Party Consents during the relevant Service Term.

3.1.2	The Customer shall, and shall procure the Additional Service Recipients shall, provide the Supplier with such assistance as the Supplier may reasonably require to obtain the Third Party Consents, including assistance with negotiating the terms of consents with Third Party Suppliers.

3.1.3	Any fees, costs or charges imposed by a Third Party Supplier for the provision of any Third Party Consent shall be borne by the Customer (for and on behalf of itself and the relevant Additional Service Recipients).

3.2	Dependence on Third Parties

3.2.1	Where a Third Party Consent or Third Party Agreement is required in order for the Supplier to provide, or procure the provision of, any element of the Services (a “Dependent Service Element”) and:

(i)	that Third Party Consent either:

(a)	has not been obtained; or

(b)	has expired or been terminated or been revoked; or

(ii)	that Third Party Agreement terminates or expires,

the Supplier shall notify the Customer of that fact as soon as reasonably practicable, and shall not be obliged to provide the Dependent Service Element. In such event, the Customer shall be relieved from paying that portion of the Service Charges which is commensurate with or attributable to the Dependent Service Element, as the case may be.

3.2.2	If the Supplier is excused from providing a Dependent Service Element pursuant to Clause 3.2.1 (Dependence on Third Parties), the Customer may request the Supplier to use reasonable endeavours to assist the Customer to make alternative arrangements for the receipt of that element of the Service.

3.2.3	The cost of putting such alternative arrangements in place under Clause 3.2.2 (Dependence on Third Parties) shall be borne by the Customer (for and on behalf of itself and the Additional Service Recipients).

3.3	Compliance with Third Party Agreements

The Customer shall, and shall ensure that the Additional Service Recipients shall, comply with the terms of the Third Party Agreements and Third Party Consents to the extent they are relevant to the receipt of the Service, and provided that the Customer has received prior written notification of the requirements imposed by the Third Party Agreements (provided always that the Customer shall be deemed to have notice of any Third Party Agreements and Third Party Consents which were:

(i)	notified to the IC Business prior to the Commencement Date; or

(ii)	which the Customer otherwise ought to have been aware of in the ordinary course of carrying out the IC Business.

3.4	Relationship with Third Party Suppliers

The Supplier shall manage exclusively its relationship with the Third Party Suppliers and the Customer shall not, and shall procure the Additional Service Recipients shall not, discuss with any Third Party Supplier the provision of the Services, except (i) to the extent required to do so by Applicable Law or (ii) as otherwise agreed between the Parties.

4	Service Charges and Payment

4.1	Service Charges

4.1.1	The Customer shall pay (for and on behalf of itself and the relevant Additional Service Recipients) to the Supplier (or such member of the Unilever Group as is set out in the relevant invoice), the Service Charge in respect of the provision of each Service. If a Service terminates part way through an invoicing period, notwithstanding this the Customer shall be liable for the amount of the Service Charge that would have applied had the Service terminated at the end of that invoicing period.

4.1.2	Subject to Clause 4.1.1, the Service Charge for a Service shall only become payable once that Service commences, and the Service Charge for a Service shall cease to be payable if that Service is terminated.

4.2	Invoicing Procedures

4.2.1	The charges referred to in Clause 4.1 (Service Charges) shall, subject to Clause 4.2.3, be invoiced by the Supplier monthly in arrears for all Services performed during the previous calendar month in accordance with Schedule 3 (Financial Processes). The Supplier shall also comply with, and shall raise invoices for other costs to be passed through under this Agreement in accordance with Schedule 3 (Financial Processes). Schedule 3 (Financial Processes) also sets out key financial principles which apply to the Transitional Agreements.

4.2.2	The Supplier shall ensure that all invoices for Service Charges or other amounts payable under this Agreement shall:

(i)	specify that the terms that apply to the invoice are the terms set out in this Agreement;

(ii)	be sent to the address specified in Clause 22.11 (Notices); and

(iii)	unless specified otherwise in Part A of Schedule 1 (Services and Service Charges) or otherwise agreed between the Parties, be in Euros (€).

4.2.3	The Supplier may require and procure that invoice(s) for one or more portions of the charges referred to in Clause 4.1 (Service Charges), or any other amounts payable under this Agreement, are invoiced by a member of the Unilever Group (other than the Supplier) to the Customer. The Customer shall execute such documents and perform such acts and things as the Supplier or other member of the Unilever Group may reasonably require to give full effect to the provisions of this Clause 4.2.3 (Invoicing Procedures) and the invoicing arrangements contemplated by it.

4.2.4	Without prejudice to Clause 4.2.2(i), the Parties acknowledge and agree that any invoices issued by a member of the Unilever Group (other than the Supplier) in accordance with Clause 4.2.3, and the Services to which any such invoices relate, shall be subject to the terms of this Agreement.

4.3	Payment Terms

All invoices for Service Charges submitted by the Supplier or a member of the Unilever Group in accordance with this Agreement shall be paid (for and on behalf of the Customer and the relevant Additional Service Recipients) by the Customer or another member of the TMICC Group within 20 days of the end of the month in which the invoice was issued.

4.4	Value Added Tax

4.4.1	All amounts payable to the Supplier (or its assignee) under or provided for under this Agreement shall be exclusive of VAT. If any payment to the Supplier (or its assignee) under this Agreement constitutes the consideration for a taxable supply for VAT purposes:

(i)	the Supplier shall provide to the recipient of the supply a valid VAT invoice;

(ii)	except where the reverse charge procedure applies and except to the extent that the VAT is collected via VAT withholding, and subject to the provision of a valid VAT invoice in accordance with Clause 4.4.1(i) (Value Added Tax), in addition to that payment the person liable for making payment to the Supplier (or its assignee) shall pay (for and on behalf of itself and the relevant Additional Service Recipients) any VAT;

(iii)	if a withholding VAT applies, then the amount of withholding VAT shall be deducted by the person liable for making payment from the payment of the charges set out on the relevant VAT invoice; and

(iv)	if the person liable for making payment to the Supplier (or its assignee) is required by Applicable Law to deduct or withhold any VAT at source from the payment, on provision of an appropriate invoice for the gross amount including an equivalent amount for VAT, that person shall be required to pay such additional amount to the Supplier (or its assignee) as shall ensure that, after the relevant deduction or withholding has been made, the Supplier (or its assignee) receives the amount it would have received in the absence of such requirement to deduct or withhold VAT.

4.4.2	The provisions of Clause 4.4.1 (Value Added Tax) shall apply to any amounts payable to the Customer under or provided for under this Agreement, replacing references to "the Supplier" with references to "the Customer", and vice versa, and making any other necessary changes.

4.4.3	Where under the terms of this Agreement, one person is liable to indemnify or reimburse another person in respect of any costs, charges or expenses, the payment shall include an amount equal to any VAT thereon not otherwise recoverable by the other person or the representative member of any VAT group of which it forms part, subject to that person or representative member using reasonable endeavours to recover such amount of VAT as may be practicable.

4.5	No Withholding and Gross-up

4.5.1	All sums payable under this Agreement shall be paid free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever, save only as may be required by Applicable Law.

4.5.2	Save in respect of VAT withholding which is dealt with in Clause 4.4.1(iv) (Value Added Tax), if any deductions or withholdings are required by law, the payer shall account to the relevant Tax Authority for the amount so required to be deducted or withheld and the payer shall (except in the case of a payment of interest due under Clause 4.7 (Interest)) be obliged to pay to the recipient such additional amounts as will ensure that the recipient receives, in total, an amount which (after such deduction or withholding has been made), is no more and no less than it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding, provided that if a party shall have transferred (for the avoidance of doubt, by whatever means, including by way of a declaration of trust or anything that amounts in substance to a transfer) the benefit in whole or in part of this Agreement or shall have changed its Tax residence or the permanent establishment to which the rights under this Agreement are allocated then the liability of the other Party under this Clause 4.5.2 shall be limited to that (if any) which it would have been had no such transfer or change taken place.

4.5.3	Each Party shall take all such measures as are reasonable to enable there to be claimed from the appropriate Tax Authority any exemption, rate reduction, refund, credit or similar benefit (including pursuant to any relevant double tax treaty) which may be available in respect of any such deduction or withholding and, for such purposes shall, within any applicable time limits, submit any claims, notices, returns or applications as may be required and send a copy of them to the other Party.

4.6	Gross Up

4.6.1	Where any payment is made or to be made under this Agreement pursuant to an indemnity, compensation or reimbursement provision, the sum payable shall be adjusted to such sum as will ensure that after payment of any Taxation charged on such sum in the hands of the recipient (including any Taxation which would have been charged in the absence of any Tax reliefs), the recipient is left with a sum equal to the sum that it would have received in the absence of such a charge to Taxation after giving credit for any Tax relief that is or will be available to the recipient in respect of the matter giving rise to the payment, provided that if a Party shall have transferred (for the avoidance of doubt, by whatever means, including by way of a declaration of trust or anything that amounts in substance to a transfer) the benefit in whole or in part of this Agreement or shall have changed its Tax residence or the permanent establishment to which the rights under this Agreement are allocated then the liability of the other Party under this Clause 4.6.1 shall be limited to that (if any) which it would have been had no such transfer or change taken place.

4.6.2	Clause 4.6.1 shall not apply if and to the extent that the amount of the indemnity, compensation or reimbursement payment has already been adjusted to take account of the Taxation that is or will be charged on receipt or relief that is or will be available in respect of the matter giving rise to the payment.

4.7	Interest

If either Party has not paid any sums payable by their due date, all sums will accrue interest at a rate equal to the interest rate of 2 per cent. above the daily compounding €STR rate (floored to 0) from the date when such sums are due until the date of actual payment (as well as before judgment). Such interest shall accrue from day to day, and the payment of such interest shall constitute a substantial remedy for late payment.

5	Warranties and Obligations

5.1	Mutual Warranties

5.1.1	Each Party warrants to the other that, as at the date of this Agreement:

(i)	it is duly constituted, organised and validly existing under the laws of the country of its incorporation;

(ii)	it has the legal right and full power and authority to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and all the documents which are to be executed by it as envisaged by this Agreement; and

(iii)	nothing contained in this Agreement will result in a breach of any provision of its constitutional documents or result in a breach of any agreement, licence or other instrument, order, judgment or decree of any court or Governmental Body to which it is bound.

5.1.2	The Supplier shall not be liable for any breach of Clauses 5.1.1(ii) or 5.1.1(iii) (Mutual Warranties) to the extent that the breach arises from:

(i)	a lack of, or failure to obtain, any Third Party Consent; or

(ii)	the loss of any Third Party Consent where that loss is caused by, or is a result of, the failure by the Customer or an Additional Service Recipient to comply with its obligations at Clause 3.3 (Compliance with Third Party Agreements) of this Agreement.

5.2	Mutual Obligations

The Supplier shall, and the Customer shall (and shall ensure the Additional Service Recipients shall):

5.2.1	provide, on a timely basis, such information, decisions and data as the Supplier may reasonably require for the purposes of the provision of the Services or the Customer may reasonably require for the purposes of the receipt of the Services, as the case may be;

5.2.2	participate in discussions regarding the provision of the Services to the extent reasonably required by the other Party in order to facilitate decision making in relation to the Services;

5.2.3	in the case of the Customer or an Additional Service Recipient, notify the Supplier, on a timely basis, of any failures or deficiencies in the provision of the Services under this Agreement;

5.2.4	subject to Clause 5.2.5, use reasonable endeavours to provide, on a timely basis, such information, decisions and data as reasonably required by the other Party (i) for the purposes of complying with any reporting or filing obligations, accounting or regulatory matters; or (ii) in order to negotiate, refute, settle, compromise or otherwise deal with any claim, investigation, audit or enquiry by a Governmental Body regarding the TMICC Group; and

5.2.5	use reasonable endeavours to respond to the following types of requests and Financial Queries related to the Services within the timeframes specified in this Clause 5.2.5 (in each case, from the date on which the Supplier acknowledges receipt of such request or Financial Query to the Customer):

(i)	Financial Queries which relate to one or more amount(s) totalling €3 million or greater, within two (2) Business Days;

(ii)	Financial Queries which relate to one or more amount(s) totalling less than €3 million, within ten (10) Business Days; and

(iii)	any information, decisions and data reasonably required by the Customer in order to deal with any financial audit regarding the TMICC Group by any auditor appointed by the TMICC Group or a Governmental Body within five (5) Business Days.

6	IC Contracts

6.1	New IC Contracts

6.1.1	During the Term of this Agreement the Customer may request that the Supplier or a member of the Unilever Group enters into new contracts with third parties exclusively relating to the IC Business (“New IC Contracts”) on the Customer’s or a member of the TMICC Group’s behalf (a “New IC Contracts Request”).

6.1.2	Acceptance by the Supplier of a New IC Contracts Request from the Customer under Clause 6.1.1 shall be at the Supplier’s reasonable discretion, and shall always be subject to the Supplier or the relevant member of the Unilever Group agreeing to the terms of any New IC Contract. For the avoidance of doubt, the Supplier will not agree to it or any member of the Unilever Group entering into a New IC Contract that would not comply with Unilever Policies.

6.1.3	Without prejudice to Clause 6.1.2:

(i)	the Customer shall ensure that any New IC Contract contains a right to novate or otherwise transfer the rights and obligations under such contract from the relevant member of the Unilever Group to a member of the TMICC Group without requiring third party consent; and

(ii)	if the Supplier accepts a New IC Contracts Request from the Customer, the Customer shall:

(a)	indemnify and keep indemnified the Supplier and each other member of the Unilever Group against any Losses incurred by the Supplier or any member of the Unilever Group (and their Representatives) (as applicable) arising out of or in connection with: (I) the Supplier or relevant member of the Unilever Group entering into the New IC Contract on the Customer’s or a member of the TMICC Group’s behalf; and (II) performance of that New IC Contract; and

(b)	grant, or procure that the relevant member of the TMICC Group grants, the relevant member of the Unilever Group any necessary licences to Customer Data and other Customer IPR or other members of the TMICC Group which are required by the Unilever Group to perform the New IC Contract.

6.2	IC Contract Transfers

6.2.1	Subject to Clauses 6.2.3 to 6.2.9, the Supplier shall, or shall procure that the relevant member of the Unilever Group shall, transfer to the Customer (or such other member of the TMICC Group as may be nominated by the Customer) (the “IC Contract Transferee”) the IC Contracts effective on the date of IT Go-Live applicable to the jurisdiction in which the IC Contract Transferee is located. The Customer shall, or shall procure that the relevant member of the TMICC Group shall, accept such transfer of the IC Contracts from the Unilever Group. The Customer shall provide the Supplier with such information and assistance as the Supplier considers reasonably necessary to transfer the IC Contracts.

6.2.2	Subject to Clauses 6.2.3 to 6.2.9, the Parties shall procure that each IC Contract is transferred pursuant to a novation agreement in the form set out in Schedule 7 (Template Novation Agreement).

6.2.3	If any IC Contract cannot be novated or transferred to the relevant member of the TMICC Group in accordance with Clause 6.2.1 without an IC Contract Consent:

(i)	this Agreement shall not be construed as a novation or transfer or an attempted novation or transfer of such IC Contracts;

(ii)	the Supplier shall, and shall procure the relevant members of the Unilever Group shall, use reasonable endeavours before the date of IT Go-Live to identify and obtain all IC Contract Consents; and

(iii)	the Supplier shall deliver to the Customer any IC Contract Consent received by the Supplier or the Unilever Group by the date of IT Go-Live.

6.2.4	In order to meet its obligations at Clauses 6.2.3(ii) and 6.2.3(iii), the Supplier shall, on the date falling six (6) months following the Commencement Date, provide to the Customer a report setting out a list of all identified IC Contract Consents as at that date (the “IC Contract Consents Report”). The Supplier shall subsequently update and deliver to the Customer the IC Contract Consents Report every six (6) months following the date of its initial delivery to the Customer.

6.2.5	Any fees, costs or charges demanded by a third party as consideration for giving the IC Contract Consent shall be borne by the Customer. The Supplier shall include the anticipated cost (as at the date of the relevant IC Contract Consents Report) of obtaining each IC Contract Consent in each iteration of the IC Contract Consents Report.

6.2.6	If the cost of obtaining any IC Contract Consent exceeds €25,000 (the “Excess Amount”), the Supplier shall, prior to incurring any such costs, notify the Customer in writing of such Excess Amount. Such notification shall include reasonable details of the amount of, and reasons for, the Excess Amount (the “Excess Amount Notice”). After issuing the Excess Amount Notice, the Supplier shall, on request, allow the Customer to engage directly with any relevant third parties in relation to the negotiation of such costs on the condition that any such negotiation must be completed by the applicable date of IT Go-Live.

6.2.7	Subject to Clause 6.2.8, the Customer shall, from the date of IT Go-Live, assume, carry out, perform and discharge the Supplier’s (or relevant member of the Unilever Group’s) obligations under the IC Contracts and shall indemnify and keep indemnified the Supplier and each other member of the Unilever Group against all Losses incurred by the Supplier or any other member of the Unilever Group (and their Representatives) (as applicable) arising from:

(i)	the failure of the Customer or the relevant member of the TMICC Group to assume, carry out, perform or discharge such obligations; or

(ii)	the Supplier or any member of the Unilever Group taking any reasonable action to avoid, resist or defend any liability referred to in this Clause 6.2.7.

6.2.8	If:

(i)	an IC Contract Consent has not been obtained (either by the Supplier or by the Customer if the Customer has elected to engage directly with relevant third parties pursuant to Clause 6.2.6); or

(ii)	an IC Contract has otherwise not been novated or transferred to a member of the TMICC Group,

by the date of IT Go-Live, then the Supplier, or the relevant member of the Unilever Group, shall be entitled to terminate the IC Contract and the obligations of the Parties in relation to such IC Contract shall cease forthwith.

6.2.9	Where an IC Contract is terminated pursuant to Clause 6.2.8, the Customer shall indemnify and keep indemnified the Supplier and each other member of the Unilever Group (and their Representatives) against all Losses incurred by the Supplier or any other member of the Unilever Group (and their Representatives) (as applicable) arising out of or in connection with the termination of such IC Contract.

6.2.10	Where an IC Contract is required in order for the Supplier or relevant member of the Unilever Group to provide, or procure the provision of, any element of the Services or Local Services (the “IC Contract Dependent Service Element”), the Supplier or relevant member of the Unilever Group shall not be obliged to provide, or procure the provision of, the IC Contract Dependent Service Element following the date of IT Go-Live and shall notify the Customer of that fact. In such event, the Customer shall be relieved from paying that portion of the Service Charges which is commensurate with or attributable to the IC Contract Dependent Service Element, as the case may be.

7	Term and Termination

7.1	Term

This Agreement shall commence on the Commencement Date and, unless terminated earlier in accordance with the terms of this Agreement, shall terminate when the last Service is terminated (the “Term”).

7.2	Service Termination

7.2.1	Each Service will terminate at the end of the relevant Service Term, unless terminated earlier in accordance with the terms of this Agreement.

7.2.2	Subject to Clause 7.2.3 (Service Termination), the Customer may terminate any Service before the end of the relevant Service Term in accordance with the early termination rights (if any) for the relevant Service specified in Part A of Schedule 1 (Services and Service Charges). The Customer must notify the Supplier of any such termination in writing, such notice to be given in accordance with the termination notice period set out in Part A of Schedule 1 (Services and Service Charges) for the relevant Service.

7.2.3	If any Service is identified as being interdependent with one or more Services in Part A of Schedule 1 (Services and Service Charges), the termination of any such Service shall also terminate any interdependent Services.

7.2.4	If any Local Service is identified as being interdependent with one or more Services in Part A of Schedule 1 (Services and Service Charges), on the termination of any such Service:

(i)	the Supplier shall procure that the relevant member of the Unilever Group shall terminate any interdependent Local Services; and

(ii)	the Customer shall procure that the relevant member of the TMICC Group consent to the termination of any interdependent Local Service (irrespective of any notice or other rights that the member of the TMICC Group may have under a Transitional Agreement).

7.3	Change of control

Provision of any Intercompany Service shall terminate immediately on (i) an IPO or (ii) a Change of Control of TMICC TopCo.

7.4	Termination for Insolvency

Either Party may terminate this Agreement immediately by written notice to the other Party if that other Party:

7.4.1	becomes unable to pay its debts;

7.4.2	enters into liquidation (except for the purposes of a solvent amalgamation or reconstruction);

7.4.3	makes an arrangement with its creditors;

7.4.4	has a receiver, administrator or administrative receiver appointed over all or any of its assets;

7.4.5	ceases or threatens to cease trading or is dissolved;

7.4.6	takes or suffers to be taken any similar action in consequence of a debt; or

7.4.7	is subject to any procedure equivalent to any of the preceding matters in any other jurisdiction.

7.5	Termination for Breach

A Party may terminate this Agreement immediately by written notice to the other Party if that other Party commits a material breach of any of its obligations under this Agreement and:

7.5.1	where the breach is capable of being remedied, that breach has not been remedied within 30 days after receipt of written notice giving full particulars of the breach and requiring the other Party to remedy it; or

7.5.2	where the breach is not capable of being remedied:

(i)	the terminating Party has first referred the matter to the Chief Financial Officer of the Customer and the Chief Financial Officer of the Supplier; and

(ii)	those individuals have not resolved the matter after a period of five (5) Business Days following the date on which such matter is referred to them in accordance with Clause 7.5.2(i).

7.6	Non-Payment of the Service Charges

If any Service Charges remain unpaid after the due date for payment, the Supplier may take either or both of the following actions:

7.6.1	give the Customer 30 days’ notice that it intends to suspend one or more of the Services in respect of which there are outstanding Service Charges. If the Customer has not paid all the unpaid Service Charges, including any interest due on such sums pursuant to Clause 4.7 (Interest), by the end of this period, the Supplier may immediately suspend the relevant Services until all outstanding Service Charges, including any interest due on such sums pursuant to Clause 4.7 (Interest), are paid in full; and

7.6.2	treat the failure to pay the Service Charges as a remediable material breach by the Customer for the purposes of Clause 7.5 (Termination for Breach).

7.7	Survival of Rights on Termination or Expiry

Termination or expiry of this Agreement shall not affect any rights or obligations which may have accrued prior to termination or expiry. The obligations of each Party set out in any Clause intended to survive such termination or expiry, including this Clause 7.7 (Survival of Rights on Termination or Expiry) and Clauses 1 (Definitions and Interpretation), 4 (Service Charges and Payment), 5 (Warranties and Obligations), 8 (Migration), 9 (Liability), 10 (Indemnity), 11 (Inventory Working Capital Subsidy), 12 (Non-Inventory Working Capital Subsidy), 14 (Dispute Resolution), 15 (Intellectual Property Rights), 19 (Confidentiality), 21 (Employees) and 22 (Other Provisions) and Schedule 3 (Financial Processes), shall continue in full force and effect notwithstanding termination or expiry of this Agreement.

8	Migration

8.1	Transfer Plan

8.1.1	The Customer shall prepare a draft transfer plan, which shall address the matters stated in Schedule 6 (Transfer Plan) and shall set out the steps the Parties intend to take to enable each of the Services, and any Local Services, to be transferred to a Successor Operator. The draft transfer plan shall include the Service Migration Requirements for each Service and Local Service. If any Services, or Local Services, are likely to terminate on different dates, the draft transfer plan will also identify any dependencies between those services. The Supplier shall provide the Customer with any assistance and information reasonably required by the Customer to produce the draft transfer plan, including providing reasonable information about the Services and Local Services (and planning assumptions).

8.1.2	The Customer shall deliver the draft transfer plan to the Supplier within:

(i)	30 days of the Commencement Date for (a) services in Schedule 1 (Services and Service Charges) with a Service Term of 6 months or less and (b) Intercompany Services; and

(ii)	90 days of the Commencement Date for (a) any services in Schedule 1 (Services and Service Charges) with a Service Term greater than 6 months and (b) any other matters to be addressed in the transfer plan.

8.1.3	The Supplier shall review the draft transfer plan and provide comments within 20 Business Days of receipt. The Parties shall then discuss and agree the final transfer plan and, once agreed, the Customer shall issue a final transfer plan to the Supplier (the “Transfer Plan”) within 10 days of the date it was agreed reflecting any reasonable comments made by the Supplier on the draft transfer plan. Once the Transfer Plan has been agreed between the Parties, they shall both sign and date a copy of such Transfer Plan so that it is clear which version of the Transfer Plan was agreed.

8.1.4	The Customer shall issue an updated copy of the Transfer Plan whenever there is a material change to the Services (as agreed between the Parties) and, in any event, at least once every six months. Following any such update, the Customer shall provide an updated draft of the Transfer Plan to the Supplier for its review, and shall amend it in accordance with any comments made by the Supplier.

8.1.5	The Parties acknowledge it is of critical importance to the Customer that any transfer of the Services to a Successor Operator is carried out in an orderly fashion with the minimum disruption to the IC Business. Accordingly, the Supplier shall provide such assistance as the Customer reasonably requires to test the Transfer Plan and otherwise test the process to transfer part or all of the Services to the Successor Operator.

8.1.6	Any disagreement over the content of the Transfer Plan shall be treated as a Dispute and resolved in accordance with Clause 14 (Dispute Resolution).

8.2	Execution of the Transfer Plan and Transfer of the Services and Local Services

8.2.1	The Customer shall, and shall procure that the Additional Service Recipients shall, and the Supplier shall, and shall procure that any relevant member of the Unilever Group shall:

(i)	carry out their obligations under the Transfer Plan in relation to each terminating Service and terminating Local Service (together the “Terminating Services”); and

(ii)	meet the Transfer Plan Milestones set out in Appendix 1 of Schedule 6 (Transfer Plan) that fall due prior to the Parties agreeing the Transfer Plan.

8.2.2	Without prejudice to its obligation to carry out the Transfer Plan, in relation to each Terminating Service, the Supplier shall, and shall procure that any relevant member of the Unilever Group shall, use its reasonable endeavours to extract Customer Data and Customer Group Data from the Supplier’s Systems and provide it to the Successor Operator. Once the Supplier and the Unilever Group have provided Customer Data and Customer Group Data to the Successor Operator, the Supplier shall, and shall procure that any relevant member of the Unilever Group shall, delete or destroy its copy of such data in all live production IT systems, unless required to maintain a copy by Applicable Law.

8.2.3	Where any ongoing Service or Local Service is dependent on a Terminating Service, the Supplier shall, and shall procure that the Unilever Group shall, use its reasonable endeavours to mitigate the effect of the dependency, but shall not otherwise be liable for any failure in the ongoing Service and/or Local Service resulting from that dependency.

8.2.4	The Customer shall pay the Supplier’s and the Unilever Group’s costs and expenses incurred in carrying out the Transfer Plan and its other obligations under this Clause 8.2 (Execution of the Transfer Plan and Transfer of the Services), unless otherwise agreed in the Transfer Plan.

8.2.5	Nothing in this Clause 8 (Migration) shall require the Supplier or any member of the Unilever Group to delete Customer Data or Customer Group Data from archives, backup tapes or systems or offline storage facilities. Where Customer Data or Customer Group Data remains in such archives, backup tapes or systems or offline storage facilities, the Supplier shall, and shall procure that any other relevant member of the Unilever Group shall, not use such Customer Data or Customer Group Data (as applicable) other than: (i) as required to by Applicable Law; and/or (ii) in accordance with the Supplier’s data retention policies.

9	Liability

9.1	Exclusions

Subject to Clause 9.3 (Exceptions) but otherwise notwithstanding any other provision of this Agreement:

9.1.1	neither the Supplier nor any other member of the Unilever Group shall be liable to the Customer, the Additional Service Recipients or to any third party, whether in contract (including under any indemnity), in tort (including negligence), under statute or otherwise, under or in connection with this Agreement or the provision of the Services for:

(i)	any Losses to the extent that such Losses are caused by, or are a result of, the failure by the Customer or any other member of the TMICC Group (including the Additional Service Recipients) to perform any of their obligations under this Agreement or any other agreement between a member of the TMICC Group and the Unilever Group;

(ii)	any Losses to the extent that such Losses are caused by, or are a result of, any failure by a Third Party Supplier to comply with the relevant Third Party Agreement or any deficiency in the performance by a Third Party Supplier, provided that:

(a)	in cases where such Losses are Material, the Customer may request that the Supplier or the relevant member of the Unilever Group pursue a Third Party Supplier for any such Material Losses incurred (at the Customer’s cost) in which case the Supplier or the relevant member of the Unilever Group shall, in good faith, consider the Customer’s request; and

(b)	where the Supplier or another member of the Unilever Group pursues such claim and recovers any Losses from the relevant Third Party Supplier, the Supplier’s or the relevant member of the Unilever Group’s liability shall not be excluded, but shall be limited to such sums that are recovered by the Supplier or the relevant member of the Unilever Group from the Relevant Third Party Supplier and are attributable to those Losses suffered by the Customer or the relevant Additional Service Recipient; and

9.1.2	neither (i) the Supplier or any other member of the Unilever Group, or (ii) the Customer shall be liable to the other Party, the Additional Service Recipients or to any third party, whether in contract (including under any indemnity (subject to Clause 16.5 (Network Access))), in tort (including negligence), under statute or otherwise, under or in connection with this Agreement or the provision of the Services for:

(i)	any loss of production, loss of profit, loss of revenue, loss of contract, loss or corruption of data, loss of goodwill, business interruption or loss of claim; or

(ii)	any indirect or consequential Losses.

9.1.3	For the purposes of Clause 9.1.1(ii) (Exclusions), the term “Material” shall mean any Losses equal to or greater than €100,000.

9.2	Fiscal Limits - Contract Year

Subject to Clause 9.3 (Exceptions) and to the maximum extent permitted by Applicable Law, each of (i) the Supplier’s and any other member of the Unilever Group’s and (ii) the Customer’s aggregate liability, whether in contract (including under any indemnity), in tort (including negligence), under statute or otherwise under or in connection with this Agreement or the provision of the Services shall in respect of all liabilities that arise in an Annual Liability Period be limited to an amount equal to 50 per cent. of the total Service Charges paid and payable to the Supplier or any other member of the Unilever Group pursuant to this Agreement in such Annual Liability Period.

9.3	Exceptions

The limits on liability set out in this Clause 9 (Liability) shall not apply in respect of:

9.3.1	any liability for death or personal injury resulting from a Party’s negligence;

9.3.2	any liability for fraud or fraudulent misrepresentation by a Party;

9.3.3	the obligation on the Customer to pay the Service Charges and other charges under this Agreement;

9.3.4	any breach of any obligations implied by the Supply of Goods and Services Act 1982;

9.3.5	any liability arising under Clause 10 (Indemnity) or Clause 16.5 (Network Access) or Schedule 2 (Employees);

9.3.6	any liability of the Customer arising under or in connection with the indemnities under Clause 6 (IC Contracts);

9.3.7	the obligations under or liability for breach of Clause 19 (Confidentiality); or

9.3.8	any other liability to the extent to which it cannot be lawfully excluded.

9.4	Mitigation of Losses

9.4.1	Each Party’s liability to the other Party for Losses under, in terms of, or pursuant to this Agreement shall be reduced to the extent that the other Party’s negligence or wilful misconduct, wrongful act or omission or any breach of this Agreement by the other Party contributes to such Losses.

9.4.2	Each Party shall use its reasonable endeavours to mitigate its Losses arising out of or in any way related to this Agreement.

10	Indemnity

The Customer shall indemnify and keep indemnified the Supplier and each other member of the Unilever Group (and their Representatives) against all Losses incurred by the Supplier or any other member of the Unilever Group (and their Representatives) (as applicable) in respect of the Customer’s or any Additional Service Recipient’s breach of the terms of this Agreement or the Customer’s or an Additional Service Recipient’s negligence or wilful misconduct.

11	Inventory Working Capital Subsidy

Schedule 4 (Inventory Working Capital Subsidy) shall apply in respect of any inventory working capital subsidy.

12	Non-Inventory Working Capital Subsidy

Schedule 5 (Non-Inventory Working Capital Subsidy) shall apply in respect of any non-inventory working capital subsidy.

13	Contract Management

13.1	Relationship Managers

The principal point of contact between the Customer and the Supplier in relation to issues arising out of this Agreement, escalated in connection with a Transitional Agreement or the performance of the Services, will be the Relationship Managers. Either Party may change the identity of its Relationship Manager at any time by written notice to the other.

13.2	Meetings

13.2.1	Every two weeks during the Term of this Agreement (or at such other frequency as the Parties may agree), the Parties shall procure that their respective Relationship Managers meet (each such meeting a “Management Meeting”) for the purposes of considering:

(i)	any issues arising out of the performance of the Services;

(ii)	any other issues arising under or in connection with this Agreement; and

(iii)	any issues escalated to the Relationship Managers in connection with a Transitional Agreement.

13.2.2	In order to facilitate each Management Meeting, each Relationship Manager shall procure that the other Relationship Manager is supplied with any necessary data or information which is proposed to be discussed at the relevant Management Meeting prior to such meeting (unless otherwise agreed between the Parties).

13.3	Changes

13.3.1	If any member of the Unilever Group (or any part of it) shall amend or develop the scope or standard of any service it provides to its own business or to any other member of the Unilever Group (or any part of it) which is of a similar nature to any Service (or any part of any Service), the Supplier may make similar amendments or developments to the scope and standard of such Service (or any part of such Service), provided that:

(i)	the Supplier gives the Customer reasonable advance notice of the relevant amendment or development; and

(ii)	the scope and standard of such Service (or any part of such Service) is in all material respects no lower than the scope and standard at which such Service (or any equivalent service) is provided by the Supplier or any other member of the Unilever Group to a material proportion of the Unilever Group.

13.3.2	Subject to Clause 2.4 (Extension of the Service Term), if the Customer requests a change to any Service(s), the Supplier shall, in good faith, consider the proposed change.

13.3.3	If the Parties agree to any change to the Service Term, scope or Service Charge for any Service in the Transfer Plan, Schedule 1 (Services and Service Charges) shall be updated to reflect any such changes.

13.3.4	Any changes to the Transfer Plan shall be in writing and subject to the prior written approval of the Supplier.

14	Dispute Resolution

14.1	The Parties shall attempt to resolve any dispute in relation to any aspect of, or failure to agree any matter arising in relation to, this Agreement or any document agreed or contemplated as being agreed pursuant to this Agreement (a “Dispute”) informally through discussion between themselves brought about through the following disputes procedure:

14.1.1	any Dispute shall in the first instance be referred to the Relationship Managers of each Party who shall discuss and attempt to resolve the Dispute within 15 Business Days of the Dispute having been referred to them;

14.1.2	if the Dispute cannot be resolved by the Relationship Managers of each party within 15 Business Days, either Party may refer the Dispute to the Chief Financial Officer of the Customer and the Chief Financial Officer of the Supplier who shall discuss and attempt to resolve the Dispute within 15 Business Days of the Dispute having been referred to them; and

14.1.3	if no agreement is reached by the persons referred to in Clause 14.1.2 (Dispute Resolution) within 15 Business Days, the dispute resolution process shall be deemed to have been exhausted in respect of the Dispute, and each Party shall be free to pursue the rights granted to it by this Agreement in respect of such Dispute without further reference to this disputes procedure.

14.2	The provisions of this Clause 14 (Dispute Resolution) shall not prevent either Party from applying for interim relief whilst the Parties attempt to resolve a Dispute.

14.3	For the purpose of resolving any Dispute, each Party shall give the other Party reasonable access at reasonable times to books and records relating to the relevant Dispute which are in its possession or control, save that any documents, communications or other materials that are subject to legal professional privilege shall not be provided.

15	Intellectual Property Rights

15.1	Supplier IPR Ownership and Licence

15.1.1	The Customer agrees that if the Supplier, in the performance of its obligations under this Agreement, makes available to the Customer or any Additional Service Recipients any Intellectual Property Rights owned by, or licensed by a third party to, the Supplier or another member of the Unilever Group:

(i)	those Intellectual Property Rights will remain the sole property of the Supplier or the relevant member of the Unilever Group, or their licensors (as appropriate); and

(ii)	the Supplier or the relevant member of the Unilever Group, or their licensors (as appropriate) owning such Intellectual Property Rights, shall own all Intellectual Property Rights subsisting in any and all adaptations of, modifications and enhancements to and works derived from such Intellectual Property Rights, all such Intellectual Property Rights being “Supplier IPR”.

15.1.2	Subject to obtaining the relevant Third Party Consents, the Supplier hereby grants, or shall procure the grant of, a non-exclusive, non-sublicensable (except as set out in Clause 15.1.3 (Supplier IPR Ownership and Licence)), non-transferable licence to the Customer and the Additional Service Recipients to use the Supplier IPR for the relevant Service Term solely to the extent necessary for the receipt of the Services.

15.1.3	The Customer and the Additional Service Recipients may sub-license the rights granted to them pursuant to Clause 15.1.2 (Supplier IPR Ownership and Licence) only to:

(i)	any other member of the TMICC Group; and

(ii)	any third party suppliers of the TMICC Group,

in each case solely to the extent necessary for the receipt of the Services.

15.2	Customer IPR Ownership and Licence

15.2.1	The Supplier agrees that if the Customer, any Additional Service Recipients or any third parties acting on the Customer’s or any Additional Service Recipient’s behalf, makes available to the Supplier, another member of the Unilever Group or a Third Party Supplier any Intellectual Property Rights owned by, or licensed by a third party to, the Customer, an Additional Service Recipient or another member of the TMICC Group:

(i)	such Intellectual Property Rights will remain the sole property of the Customer, the relevant Additional Service Recipient or the relevant member of the TMICC Group, or their licensors (as appropriate); and

(ii)	the Customer, the relevant Additional Service Recipient or the relevant member of the TMICC Group, or their licensors (as appropriate) owning such Intellectual Property Rights, shall own all Intellectual Property Rights subsisting in any and all adaptations of, modifications and enhancements to and works derived from such Intellectual Property Rights, all such Intellectual Property Rights being “Customer IPR”.

15.2.2	Subject to obtaining the relevant Third Party Consents, the Customer hereby grants, or shall procure the grant of, a non-exclusive, non-sublicensable (except as set out in Clause 15.2.3 (Customer IPR Ownership and Licence)), non-transferable licence to the Supplier to use the Customer IPR for the relevant Service Term solely to the extent necessary for the provision of the Services.

15.2.3	The Supplier may sub-license the rights granted to it pursuant to Clause 15.2.2 (Customer IPR Ownership and Licence) only to:

(i)	any other member of the Unilever Group; and

(ii)	any Third Party Suppliers,

in each case, solely to the extent necessary for the provision of the Services.

16	Network Access

16.1	The Customer shall comply, and shall procure that each User complies, with the information security procedures of the Unilever Group, as such procedures are notified to the Customer from time to time.

16.2	IC shall not, and shall procure that each User does not, at any time commit or allow its representatives to commit any act of Unauthorised Use;

16.3	In the event of any breach of Clause 16.2 (Network Access):

16.3.1	the Supplier shall be entitled to immediately suspend:

(i)	the provision of any affected Service; and

(ii)	access to any affected Supplier’s System,

until the Supplier is reasonably satisfied that the Unauthorised Use has ceased and will not recur; and

16.3.2	the Supplier shall have no liability under this Agreement in connection with the suspension of the provision of any Services or access to any Supplier’s System pursuant to Clause 16.3.1 (Network Access).

16.4	The Customer shall, and shall procure that each User shall:

16.4.1	at all times maintain appropriate and proportionate measures (including appropriate and proportionate cybersecurity protection, maintenance of an appropriate data life cycle, encryption of data and monitoring of the security of networks) to ensure the security of its systems and to protect the Supplier’s Systems and the data of any member of the Unilever Group from third parties, including from any cyber-attack, virus, worm or other computer software code which could:

(i)	permit access or use of the Supplier’s Systems by a third party other than as expressly authorised; or

(ii)	disable, damage or erase or disrupt or impair the normal operation of the Supplier’s Systems;

16.4.2	not attempt to obtain access, use or interfere with the Supplier’s Systems or the data of any member of the Unilever Group, except to the extent required to do so to receive the Services or as otherwise permitted under this Agreement;

16.4.3	only authorise its directors, officers, employees, agents and contractors to access the Supplier’s Systems and the data of any member of the Unilever Group to the extent necessary for the receipt of the Services by the Customer or an Additional Service Recipient;

16.4.4	maintain a written record of all persons who are authorised to access the Supplier’s Systems and the data of any member of the Unilever Group, and provide a current copy of such record to the Supplier promptly on request by the Supplier;

16.4.5	advise all of its directors, officers, employees, agents and contractors and any other party that it allows to access the Supplier’s Systems that all users of the Supplier’s Systems are subject to having all of their activities on the Supplier’s Systems monitored by the Supplier (or any other member of the Unilever Group);

16.4.6	promptly notify the Supplier, in writing, of:

(i)	any actual or suspected attempts by its or an Additional Service Recipients’ employees, agents, contractors or any other person with access to the Supplier’s Systems to improperly or without authorisation access the Supplier’s Systems or the data of any member of the Unilever Group, and develop and implement a plan to limit the damage caused by such incidents and prevent and remedy similar incidents; and

(ii)	any breach of this Clause 16 (Network Access) or any other event relating to it that is likely to materially affect the security of the Supplier’s Systems or data, and

16.4.7	permit the Supplier to inspect and audit its procedures related to its compliance with this Clause 16.4 (Network Access).

16.5	In the event of any breach of Clause 16.2 (Network Access) or 16.4.1 (Network Access), the Customer shall indemnify and hold harmless the Supplier and each other member of the Unilever Group against all Losses incurred by the Supplier or any other member of the Unilever Group (as applicable) as a result of any such breach. The exclusion on loss or corruption of data set out in Clause 9.1.2(i) (Exclusions) shall not apply to this indemnity.

17	Temporary Shutdown of IT Systems

17.1	The Supplier shall, acting reasonably, have the right to temporarily suspend the provision of the Services (or any part of the Services) as a result of a Temporary Shutdown of IT Systems, provided that the Supplier:

17.1.1	gives the Customer reasonable notice of such suspension;

17.1.2	informs the Customer of the likely duration of the relevant Temporary Shutdown of IT Systems, and when the provision of the Services is likely to resume; and

17.1.3	uses its reasonable endeavours to:

(i)	minimise interruptions to the provision of the Services (or any part of the Services); and

(ii)	mitigate the consequences for the Customer of any interruptions arising from any Temporary Shutdown of IT Systems,

including, to the extent reasonably practicable, by implementing workaround solutions.

17.2	Subject to the Supplier having complied with the provisions of Clause 17.1, the Supplier shall not have any liability to the Customer and Additional Service Recipients in connection with any failure to provide the Services (or any part of the Services) during any Temporary Shutdown of IT Systems.

18	Data Protection

18.1	General

18.1.1	Each Party shall comply with Data Protection Legislation in relation to the matters set out in this Agreement.

18.1.2	As between the Customer and the Supplier, the Customer shall provide instructions and otherwise act on behalf of each Additional Service Recipient in connection with the exercise of any rights or obligations set out in this Clause 18 (Data Protection) and the Supplier shall be entitled to rely on the instructions of the Customer as if they were the instructions of the relevant Additional Service Recipient that is the data controller of the relevant processing of Personal Data.

18.1.3	The scope of the processing carried out by the Supplier under this Agreement is as follows:

(i)	scope, nature and purpose of processing: As set out in Schedule 1 (Services and Service Charges);

(ii)	duration: for the term of this Agreement; and

(iii)	types of Personal Data and categories of data subjects: Personal Data (if any) in respect of employees, customers, consumers and suppliers processed by the Supplier in providing the Services.

18.2	Processing of Personal Data

18.2.1	The Supplier confirms that it acts as a data processor of the Customer when processing Customer Data in the course of providing the Services. As a result, the Supplier shall:

(i)	only process Personal Data on the documented instructions of the Customer (which shall include the terms of this Agreement), unless required to process that Personal Data for other purposes by English law, European Union law or the law of any state that is a Member State of the European Union. Where such a requirement is placed on the Supplier it shall provide prior notice to the Customer unless the relevant law prohibits the giving of notice on important grounds of public interest;

(ii)	inform the Customer if, in its opinion, the Customer’s instructions would be in breach of Data Protection Legislation; and

(iii)	provide reasonable assistance to the Customer to allow it to conduct privacy impact assessments (and any related consultations) where required under Data Protection Legislation and to respond to requests from individuals exercising their rights under Data Protection Legislation. The Customer shall pay the Supplier for any reasonable costs incurred by the Supplier or any of its sub-contractors (as applicable) in providing that assistance.

18.2.2	At the request of the Customer and only in relation to such processing as the Supplier conducts as a data processor for the Customer, the Supplier shall provide evidence of, and allow the Customer (or an auditor nominated by the Customer) to audit, its compliance with this Clause 18 (Data Protection). Subject to Clause 18.2.3, the Customer (or an auditor nominated by the Customer) shall only be permitted to audit the Supplier a maximum of once every 12 months, on providing a minimum of 30 days’ written notice, and the Customer shall pay the Supplier for any reasonable costs incurred in facilitating such audit.

18.2.3	Notwithstanding Clause 18.2.2, the Customer (or an auditor nominated by the Customer) shall be entitled to conduct additional audits of the Supplier’s compliance with this Clause 18 (Data Protection) within a 12 month period if and when required by instruction of a competent data protection authority. Where such an audit is required, the Customer shall provide as much notice as it reasonably can to the Supplier in advance of the audit. The Customer shall pay the Supplier for any reasonable costs incurred in facilitating such audit.

18.3	Data Security

18.3.1	The Supplier shall take appropriate technical and organisational measures to protect Personal Data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access and against all other unlawful forms of processing. Those measures shall include:

(i)	ensuring any of its employees or agents or other persons to whom it provides access to Personal Data are obliged to keep it confidential;

(ii)	the use of pseudonymisation and encryption of Personal Data, where appropriate;

(iii)	measures to ensure the ongoing confidentiality, integrity, availability and resilience of the Supplier’s Systems and services, where appropriate;

(iv)	the ability to restore the availability and access to Personal Data in a timely manner in the event of a physical or technical incident, where appropriate; and

(v)	a process for regularly testing, assessing and evaluating the effectiveness of technical and organisational measures for ensuring the security of the processing of Personal Data, where appropriate.

18.3.2	The Supplier shall provide reasonable assistance to the Customer to comply with its own data security obligations under Data Protection Legislation to the extent those security obligations relate to the Supplier’s activities as data processor for the Customer. The Customer shall pay the Supplier for any reasonable costs incurred in providing that assistance.

18.3.3	The Supplier shall notify the Customer without undue delay should it become aware of a security breach affecting Personal Data. At the request of the Customer, the Supplier shall provide reasonable and timely assistance to the Customer in connection with such security breach and take such measures as are necessary to address the security breach, mitigate its effects and prevent further breaches. The Customer shall pay the Supplier for any reasonable costs incurred in providing such assistance.

18.4	International Transfers of Personal Data

At the Customer’s request and where necessary for compliance with Data Protection Legislation, the Supplier shall enter into UK and/or EU model contracts (as appropriate) with the Customer (or such other person as the Customer may reasonably specify).

18.5	Defined Terms

For the purposes of this Clause 18 (Data Protection), terms and expressions not defined in this Agreement shall have the meaning, if any, assigned to them by Data Protection Legislation.

19	Confidentiality

19.1	Duty of Confidentiality

Subject to Clause 19.2 (Exceptions), each of the Parties shall, and shall cause their Additional Service Recipients (in relation to the Customer), and their Representatives to, treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

19.1.1	the existence and provisions of this Agreement and of any agreement entered into pursuant to this Agreement; and

19.1.2	the negotiations relating to this Agreement (and any such other agreement).

19.2	Exceptions

The provisions of Clause 19.1 (Duty of Confidentiality) shall not prohibit disclosure or use if and to the extent:

19.2.1	the disclosure is made by either Party to its Representative, provided that such Representative is bound by an obligation of confidentiality in respect thereto;

19.2.2	the disclosure or use is required by Applicable Law, any regulatory body or any stock exchange on which the shares of any Party (or its holding company) are listed (including where this is required as part of, or is otherwise in connection with, its financial or shareholder reporting and any actual or potential offering, placing and/or sale of securities of any member of the Unilever Group or the TMICC Group);

19.2.3	the disclosure or use is required to vest the full benefit of this Agreement in either Party or for the provision or receipt of the Services;

19.2.4	the disclosure or use is required for the purpose of any arbitral or judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement;

19.2.5	the disclosure is made to a Tax Authority in connection with the Tax affairs of the disclosing Party or any member of the Unilever Group, in relation to the Supplier, or the TMICC Group, in relation to the Customer;

19.2.6	the disclosure is made to professional advisers or actual or potential financiers of either Party, provided that such professional advisers or financiers undertake to comply with confidentiality obligations broadly equivalent to those set out in this Clause 19 (Confidentiality);

19.2.7	the disclosure is made by the Customer to a provider of debt or equity funding to the Customer (or a member of the TMICC Group) in connection with the transactions contemplated by this Agreement or to the professional advisers of any such funding sources, provided that such funding sources or advisers are bound by an obligation of confidentiality in respect thereto;

19.2.8	the disclosure is made by or on behalf of the Customer to any rating agency;

19.2.9	the information is or becomes publicly available (other than by breach of this Agreement);

19.2.10	the other Party has given prior written approval to the disclosure or use; or

19.2.11	it can be demonstrated by documentation or other competent evidence that the information has been independently developed after the Commencement Date without reference to the other Party’s confidential information, provided that prior to disclosure or use of any information pursuant to Clauses 19.2.2 or 19.2.4 (Exceptions), the Party concerned shall, where not prohibited by Applicable Law, promptly notify the other Party of such requirement with a view to providing that other Party with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

19.3	Parties

References to “Party” in this Clause 19 (Confidentiality) include members of the Unilever Group and the TMICC Group, and:

19.3.1	the Supplier shall procure that the members of the Unilever Group; and

19.3.2	the Customer shall procure that the members of the TMICC Group,

comply with this Clause 19 (Confidentiality).

20	Force Majeure

20.1	Neither Party shall be liable to the other Party for any failure to fulfil its duties hereunder if and to the extent that such failure results from any circumstances beyond the reasonable control of that Party, which shall include any act of God, epidemic, pandemic, any act of war or civil or public disorder or any industrial action (other than industrial action by employees of either Party) (a “Force Majeure Event”).

20.2	The Party which is unable to comply with this Agreement due to a Force Majeure Event (the “Affected Party”) shall give written notice to the other Party as soon as reasonably practicable upon becoming aware of the Force Majeure Event, such notice to contain details of the Force Majeure Event, including:

20.2.1	details of the date from which the event hindered the Affected Party in the performance of its duties;

20.2.2	details of the affected duties; and

20.2.3	an estimate of the date upon which performance of the affected duties can be resumed.

21	Employees

Schedule 2 (Employees) shall apply in respect of employees.

22	Other Provisions

22.1	Sub-Contractors

22.1.1	The Supplier may sub-contract any of its rights and obligations under this Agreement.

22.1.2	If the sub-contract involves the processing of Personal Data on behalf of the Customer, the Supplier shall ensure there is a written contract with the sub-contractors containing obligations equivalent to those set out in Clause 18 (Data Protection) and the Supplier shall ensure the sub-contractors comply with those obligations.

22.1.3	The Customer provides a general authorisation to the Supplier to engage further processors (including other members of the Unilever Group) to process Personal Data. On request of the Customer, the Supplier shall provide the Customer with a list of those further processors as at the Commencement Date. The Supplier shall give the Customer prior notice of the addition or replacement of any further processors following the Commencement Date. If the Customer reasonably objects to that change within 30 days of notification by the Supplier, the Supplier shall take steps to resolve any reasonable concerns raised by the Customer and will inform the Customer of those steps.

22.2	Whole Agreement

22.2.1	This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and (to the extent permissible by Applicable Law) supersedes all prior representations or oral or written agreements between the Parties with respect to that subject matter.

22.2.2	Each Party agrees and acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.

22.2.3	To the maximum extent permitted by Applicable Law, all terms, conditions and warranties, other than those expressly set out in this Agreement, are excluded including all implied and statutory terms, warranties and conditions relating to satisfactory quality or fitness for purpose. If any legislation implies into this Agreement any term, condition or warranty which cannot be lawfully excluded then that term, condition or warranty shall be included in this Agreement to the extent required by the relevant legislation but each Party’s liability in respect of any breach thereof shall be limited to the maximum extent (if any) permitted by that legislation. Further, each Party agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

22.2.4	In this Clause 22.2 (Whole Agreement), references to “this Agreement” include all documents entered into pursuant to this Agreement.

22.3	Termination of Existing Agreements

On the Commencement Date, the Supplier and Customer shall, and shall procure their Group members shall, agree which of the Existing Agreements require termination and terminate them, and ensure that no party to those terminated Existing Agreements shall have any liability as a result of such termination provided always this shall not affect any rights or obligations under the Existing Agreements which may have accrued prior to termination.

22.4	Publicity and Public Announcements

A Party must not make any public announcement or issue any circular relating to this Agreement without the prior written approval of the other Party. This does not affect any announcement or circular contemplated by Clause 19.2.2 (Confidentiality), but the Party making an announcement or issuing a circular shall provide prior written notice to the other Party so far as is reasonably practicable and to the extent permitted by Applicable Law before making such announcement or issuing such circular.

22.5	Further Assurances

Each Party shall from time to time execute such documents and perform such acts and things as the other Party may reasonably require in order to give full effect to the provisions of this Agreement and the transactions contemplated by it.

22.6	Reasonableness

Each Party to this Agreement confirms it has received independent legal advice relating to all the matters provided for in this Agreement, including the provisions of Clauses 9 (Liability) and 22.2 (Whole Agreement), and agrees, having considered the terms of such Clauses and this Agreement as a whole, that the provisions of such Clauses and this Agreement are fair and reasonable.

22.7	Assignment

22.7.1	This Agreement shall be binding on and inure to the benefit of the Parties and their successors and permitted assigns. Subject to Clause 22.7.2 (Assignment), the Parties may not assign or novate all or any part of their rights or obligations under this Agreement nor any benefit arising under or out of this Agreement without the prior written consent of the other Party (not to be unreasonably withheld or delayed).

22.7.2	The Supplier shall be entitled to assign or novate this Agreement to any member of the Unilever Group at its discretion and the Customer shall enter into such documents as are reasonably necessary for this purpose.

22.7.3	This Agreement is a contract within the meaning of Regulation 4(i) of The Business Contract Terms (Assignment of Receivables) Regulations 2018 and, accordingly, Regulation 2 of those Regulations does not apply to it.

22.8	Third Party Rights

22.8.1	A person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Agreement, except to the extent set out in Clauses 22.8.2, 22.8.3 and 22.8.4 (Third Party Rights).

22.8.2	The members of the Unilever Group may enforce and rely on this Agreement to the same extent as if each such member was a Party.

22.8.3	The Additional Service Recipients may enforce and rely on this Agreement to the same extent as if each were a Party.

22.8.4	The Successor Operator may enforce and rely on Schedule 2 (Employees) of this Agreement to the same extent as if it were a Party.

22.8.5	This Agreement may be terminated and any term may be amended or waived without the consent of any person described in Clauses 22.8.2, 22.8.3 and 22.8.4 (Third Party Rights).

22.9	Variation

No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties to it.

22.10	Waiver

No failure of either Party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Agreement (each, a “Right”) shall operate as a waiver of that Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of that Right or the exercise of any other Right.

22.11	Notices

22.11.1	Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(i)	in writing in English; and

(ii)	delivered by hand, e-mail, recorded delivery or by courier using an internationally recognised courier company.

22.11.2	A Notice to the Supplier shall be sent to the following address, or such other person or address as the Supplier may notify to the Customer from time to time:

Unilever Europe Business Center B.V.

Weena 455, 3013 AL Rotterdam, the Netherlands

E-mail:	Thomas.Potter@unilever.com

Attention:	Thomas Potter

22.11.3	A Notice to the Customer shall be sent to the following address, or such other person or address as the Customer may notify to the Supplier from time to time:

Magnum ICC Global Services B.V.

E-mail:	Tunay.Simsek@unilever.com

Attention:	Tunay Simsek

22.11.4	A Notice shall be effective upon receipt and shall be deemed to have been received:

(i)	at the time recorded by the delivery company, in the case of recorded delivery;

(ii)	at the time of delivery, if delivered by hand or courier; and

(iii)	at the time of sending if sent by e-mail, provided that receipt shall not occur if the sender receives an automated message that the e-mail has not been delivered to the recipient.

22.11.5	A Notice that is deemed by Clause 22.11.4 to be received after 5.00 p.m. on any Business Day, or on a Saturday, Sunday or public holiday in the place of receipt, shall be deemed to be received at 9.00 a.m. on the next day that is not a Saturday, Sunday or public holiday in the place of receipt.

22.11.6	For the purposes of this Clause 22.11, all references to time are to local time in the place of receipt.

22.11.7	E-mail is not permitted for any Notice which:

(i)	terminates, gives notice to terminate or purports to terminate this Agreement; or

(ii)	notifies or purports to initiate legal proceedings or notifies an actual or potential claim for breach of or under this Agreement.

22.12	Invalidity

22.12.1	If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the Parties.

22.12.2	To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 22.12.1 (Invalidity) then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under Clause 22.12.1 (Invalidity), not be affected.

22.13	Counterparts

This Agreement may be entered into in any number of counterparts all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by executing any such counterpart.

22.14	Independent Contractor

This Agreement does not set up or create an employer/employee relationship, a partnership of any kind, an association or trust between the Parties, each Party being individually responsible only for its obligations as set out in this Agreement and, in addition, the Parties agree that their relationship is one of independent contractors. Save to the extent to which a Party is specifically authorised pursuant to this Agreement or otherwise in writing in advance by the other Party, neither Party is authorised or empowered to act as agent for the other for any purpose and neither Party must on behalf of the other enter into any contract, warranty or representation as to any matter. Neither Party shall be bound by the acts or conduct of the other, save for acts or conduct which the first Party specifically authorises pursuant to this Agreement or otherwise in writing in advance.

22.15	Appointment of Process Agent

22.15.1	The Supplier irrevocably appoints Unilever PLC now of 100 Victoria Embankment, London EC4Y 0DY as its agent to accept service of process in England in any legal action or proceedings arising out of this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Supplier.

22.15.2	The Supplier agrees to inform the Customer in writing of any change of address of such process agent within 28 days of such change.

22.15.3	If such process agent ceases to be able to act as such or to have an address in England, the Supplier irrevocably agrees to appoint a new process agent in England acceptable to the Customer and to deliver to the Customer within 14 days a copy of a written acceptance of appointment by the process agent.

22.15.4	The Customer irrevocably appoints The Magnum Ice Cream Company Limited now of Port Sunlight, Wirral, Merseyside, United Kingdom, CH62 4ZD as its agent to accept service of process in England in any legal action or proceedings arising out of this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Customer.

22.15.5	The Customer agrees to inform the Supplier in writing of any change of address of such process agent within 28 days of such change.

22.15.6	If such process agent ceases to be able to act as such or to have an address in England, the Customer irrevocably agrees to appoint a new process agent in England acceptable to the Supplier and to deliver to the Supplier within 14 days a copy of a written acceptance of appointment by the process agent.

22.15.7	Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

22.16	Governing Law and Submission to Jurisdiction

22.16.1	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

22.16.2	The Parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any proceedings arising out of or in connection with this Agreement shall be brought in such courts. Subject to the disputes procedure set out in Clause 14 (Dispute Resolution), each of the Parties irrevocably submits to the jurisdiction of such courts and waives any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.

In witness whereof this Agreement has been duly executed.

UNILEVER EUROPE BUSINESS CENTER B.V.

/s/ Sebastiaan Pieter de Buck

Signed by

Sebastiaan Pieter de Buck as attorney for Unilever Europe Business Center B.V.

SIGNATURE PAGE – GLOBAL TRANSITIONAL SERVICES AGREEMENT - UNILEVER

Magnum ICC Global Services B.V.

SIGNED	SIGNATURE:	/s/ Vanessa Paula Vilar Conte Doratioto

for and on behalf of

MAGNUM ICC GLOBAL SERVICES B.V	NAME:	Vanessa Paula Vilar Conte Doratioto
	TITLE:	Attorney-in-fact

SIGNATURE PAGE – GLOBAL TRANSITIONAL SERVICES AGREEMENT - TMICC

Schedule 1
Services and Service Charges

1	Definitions

1.1	In this Schedule 1, the following definitions shall apply:

“Primary Service Term” means the period between the commencement of the Service Term for a Service and the occurrence of IT Go Live for a Territory;

“Ramp Down Term” means, where applicable, the period immediately following the Primary Service Term and the occurrence of IT Go Live for a Territory;

“Deferred Market” means a Territory in relation to which the IC Business relating to that Territory transfers to the TMICC Group on a date which occurs after the Commencement Date;

“Distribution Function Services” are those Services provided by the Supplier relating to the distribution of IC Products;

“Flexible Support Services” means the Service set out in item G1 of the table set out in Part G of Schedule 1 (Services and Services Charges); and

“FTEs” means the individuals providing the Flexible Support Services;

“OECD Transfer Pricing Guidelines” means the OECD Transfer Pricing Guidelines for Multinational Enterprises and Tax Administrations 2022, as updated from time to time; and

“Turkish Inflator” means an exchange rate adjusted annual inflation rate based on the average annual salary increase of the Suppliers’ employees in Turkey.

2	Flexible Support Services

2.1	The Parties acknowledge that in respect of the Flexible Support Services, the Customer shall be responsible for the way in which the FTEs provide the Flexible Support Services including as to their quality and sufficiency. The Customer shall obtain and maintain in full force for the duration of the Service Term, adequate insurance cover with a reputable insurance company for any loss, injury and damage caused by or to the FTEs during the Service Term.

2.2	The Customer acknowledges that neither the Supplier nor any other member of the Unilever Group is responsible for the way in which the FTEs provide the Flexible Support Services and waives all and any claims that it may have against the Supplier and each member of the Unilever Group arising out of any act or omission of the FTEs in carrying out the Flexible Support Services.

3	Services Charges

3.1	The Service Charges detailed in this Schedule 1 (Services and Service Charges) are annualised charges and the applicable monthly Service Charges will be calculated as 1/12 of the annual charge. At the end of each calendar year the Service Charges will increase globally by a 2% inflator except for Service Charges for Services delivered in Turkey, where the Service Charges will be inflated by the Turkish Inflator.

3.2	Services provided by the Supplier under this Schedule 1 (Services and Service Charges) shall be remunerated in accordance with the arm’s length principle, in line with the OECD Transfer Pricing Guidelines. Considering the functions, assets and risks undertaken by Unilever in relation to the Services set out below, Unilever will be remunerated on a cost-plus basis.

3.3	During the Primary Service Term, the full Service Charges apply.

3.4	During the Ramp Down Term, the Service Charges are reduced to 25% of the Services Charges that applied during the Primary Service Term.

4	Types of Services

4.1	The services in this agreement are divided into specific sections:

4.1.1	Global TSA (Part A): These are Services that are billed globally;

4.1.2	Intercompany Services (Part B): These are Services that terminate on (i) a Change of Control or (ii) an IPO, of TMICC TopCo;

4.1.3	Local TSA (Part C): Services that are invoiced locally under a Local Agreement;

4.1.4	Distribution Function Activities (Part D): Activities that are charged under a Local OMA;

4.1.5	Mexico Services (Part E): Local Services that are delivered in Mexico;

4.1.6	Deferred Market Global Services (Part F): Global Services for Deferred Markets where the Territories are material;

4.1.7	Flexible Support Services (Part G); and

4.1.8	Approach to Advance Funding of Services (Part H).

Part A: Global TSA

This Part A sets out the Services which are provided pursuant to this Agreement. Services billed globally for Deferred Markets are detailed in Part F of Schedule 1 (Services and Service Charges).

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach
A1	Sustainability Finance - Non financial reporting

Provision of non-financial reporting data and systems in line with European Sustainability Reporting Standard (ESRS) reporting requirements, including: -

a)       Allocation method to identify the Customer’s specific data for 2025 with each metric team and prepare one the Customer’s Basis of Preparation (“BOP”) setting out each allocation method.

b)       Provide the Customer’s specific data for Jan-Dec 2025 or at 31 Dec 2025 for the Supplier’s reported non-financial metrics.

c)       Provide briefing on the Customer’s disclosure requirements for 2025

d)       Review of metric data in readiness for 2025 reporting.

e)       Liaison with external auditors to validate the Customer’s data separation for 2025 as part of the Supplier’s global audit.

			9 months Until 31/03/2026	N/A	Global fixed monthly charge equating to €100.3k per annum	Yes - Global	3 months’ prior written notice	Dependent on IT Services	ESG	Global	Globally invoiced under this Agreement
A2	Sustainability Reporting GBS - Non financial reporting

Provision of collection, reporting and tagging services for non-financial metrics by GBS, including: -

a)       ESRS formats for reporting each IC data point in the Supplier’s ELMA System or the equivalent tool selected by the Supplier’s;

b)       Collection of data from metric owners to support the Customer’s metric reporting through ELMA or the equivalent tool selected by the Supplier’s;

			9 months Until 31/03/2026	N/A	Global fixed monthly charge equating to €78k per annum	Yes - Global	3 months’ prior written notice	Dependent on IT Services	ESG	Global	Globally invoiced under this Agreement

1The Interdependent services are those that are required to be in place to support the delivery of the service. Termination of a Service/Function does not terminate the Interdependent services. For example, terminating Marketing Services would not terminate the IT Services however terminating the IT Services would terminate the Marketing Services.

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach

c)       Collection of metric performance narrative per metric (where relevant) through EMLA or the equivalent tool selected by the Supplier;

d)       Merge metric data into the Customer’s specific reporting tool (e.g.: Workiva);

e)       Provide CSRD tagging process in reporting tool of each disclosure requirement to the Customer’s reporting team.

A3	Finance Excellence Team (Europe)	Provision of accounting and internal reporting support services in Europe; including but not limited to: -

Record to Report activities:

a)       Month End Close (“MEC”) coordination;

b)       COGS reconciliations;

c)       Daily sales reconciliations;

d)       Non-SAP entity P&L reporting;

e)       Gross Profit Variance analysis (“GPVA”) hygiene;

f)       Controlling Profitability analysis (“COPA”) design governance & maintenance;

g)       Weekly / Monthly P&L Sales Flash;

h)       Review of Daily Sales Reconciliation (“DSR”)

Controls & Reconciliations activities including:

a)       Financial Profitability Analysis (“FIPA”) reconciliation and resolution

b)       Coordinate MR sign off process

S&OP (cash-up) tooling activities including:

a)       Process governance and forecast submission tooling

b)       Trouble shooting support

Overheads and Brand Marketing Investments (“BMI”):

a)       Overhead and BMIs and accruals, workforce plan and people cost forecast tooling, Cost control dashboard provision

			27 months Until 30/09/2027	3 months immediately following the end of Primary Service Term	Global fixed monthly charge equating to €706.7k per annum	Yes – by Region	3 months’ prior written notice	Dependent on IT Services	Finance	Core Transactional	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach
A4	Finance Shared Services

Provision of services related to Bill To Cash (“B2C”), Purchase to pay (“P2P”), Record to Report (“R2R”), Insight and Analytics (“I&A”), Supply Chain Finance (“SCFS”), Master Data Management (“MDM”) transactional activities and Day 1 Operating Model (“D1OP”) execution as delivered by the Supplier’s Shared Services organisation for both transactions through suppliers and customers entities. Key activities include:

			27 months Refer to paragraph 1 of Appendix A for term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Region (as set out in paragraph 1 of Appendix A)	Yes – by Region as a complete service only	3 months’ prior written notice	Dependent on IT Services	Finance	Core Transactional	Globally invoiced under this Agreement

a)       B2C transactional processing and reporting, invoicing, accounts receivable, deductions management, credit, and debt management (Order capture and Customer Service is covered in items A33, D28 and F3 of this Schedule 1 (Services and Service Schedules)).

b)       P2P - Transaction processing and disbursements including non-inventory procurement and expense management. Including: -:

•         conversion of purchase requisitions to purchase orders;

•         placing of purchase orders with approved third-party suppliers;

•         accounts payable services and query management;

•         disbursements from the Customer’s bank accounts that are managed by the Supplier;

•         processing of employee expense disbursements;

c)       R2R transactional support - recording of financial transactional data and MEC process, being

•         Record all financial data within the Enterprise Resource Planning (“ERP”) systems and maintain accurate ledgers;

•         Provide management and financial reporting information based on the Unilever Group’s internal reporting calendar, accounting policies, and operating framework and existing business practices.

•         Perform general accounting –process journal entries, allocations, and period end adjustments, analyse and reconcile general ledger accounts, prepare, and post management adjustments as it relates to the TMICC Group.

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach

d)       D1OP - Execution of D1OP reports and transactions, compilation, and provision of information to Customer to support their reporting. As defined in the Financial Processes Schedules of the Local Agreements.

e)       Supply Chain finance services – Supply Chain costing and forecasting, materials controlling, manufacturing and freight costing, performance management.

f)        MDM - Execute and manage MDM, for the Customer’s vendors, materials, and dependent data, using the Unilever Group’s standard policies and procedures, making changes on request from the Customer. I&A - management reports and build data reporting packs and templates.

g)       i-Finance submission for Customer’s legal entities represented in the Supplier’s systems.

The above services do not apply to all Territories and are dependent on the D1OP in effect in the Territory (as per the applicable Local Agreement).

A5	Tax (FOT)

Provision of transactional tax information from the Supplier’s Systems.

Excluding: -:

a)       Data provisioning for extensive non-standard tax audits or tax controversy which require additional resourcing

b)       Transactions between members of the Unilever Group or between members of the TMICC Group.

c)       Non-SAP Entities

d)       Transactions in Israel and Pakistan

			12 months Refer to paragraph 2 of Appendix A for term by Territory	N/A	Fixed monthly charge by Region (as set out in paragraph 2 of Appendix A)	Yes – by Region	3 months’ prior written notice	Dependent on IT Services	Finance	Core Transactional	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach
A6	Global Performance Management	Provision of Procurement finance Global Performance Management (“GPM”) services for Supply Chain finance transactions. Key activities include: Provision of Capex services including:	27 months Refer to paragraph 3 of Appendix A for term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Region (as set out in paragraph 3 of Appendix A)	Yes – by Region	3 months’ prior written notice	Dependent on IT Services	Finance	Core Transaction al	Globally invoiced under this Agreement

a)       Recording of shared Capex in the Customer’s specific cost centre in SAP, through allocation charges

b)       Consistency checks and maintenance within the Marlin system (schedule of authority, project database and project approvals for changes)

c)       Monthly reporting

Provision of Cash Services for Procurement including:

a)       Maintain monthly reports and scorecards for Procurement including analytics at BU and BG level

b)       Performance Management activities including monthly calls preparation

c)       Coordination of supplier financing between Procurement, Buyers and Treasury

d)       Monitoring and coordination of payment terms vs country legislation/requirements (supported by country controller teams)

Provision of Overhead (under SCOVH) services including

a)       Maintain monthly Analytics on overall Supply Chain Overhead (“SCOVH”).

b)       Maintenance of procurement / supply chain cost centre structure

c)       Month-end activities including sustainability (SuSo), out of price JVs, cross charges and reclasses between procurement related cost centres

d)       Performance Management activities support including monthly calls with procurement/D&A/IT; review of actuals vs forecast and procurement OVH forecast

Provision of Logistics services including:

a)       Report on actual costs.

Provision of Procurement performance Management including:

a)       Monthly performance management support

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach

Provision of Procurement Finance excellence team (“FET”) and Commodity Finance Excellence Team (“CFET”) including:

a)       Calendar creation for forecast cycle.

b)       Reporting to support the material price forecast including volume collection; consolidation of NMCI impacts; actualisation and system loads (including system maintenance) and commentary and post cycle governance

c)       Review and issue forecast accuracy and bias reporting

d)       Required Overlays (CRM/SuSo/corrections as required including any other overlays) postings adjustment and allocation

A7	Procurement Finance

Provision of Procurement Finance activities, including:

Maintenance and provision of actual spend and volume data from the B2S system

Provision of BPC/FACT forecast information (all materials)

Contract and prices management for shared materials/materials purchased by Supplier’s Procurement teams

Purchasing forecast information for shared materials/materials purchased by Supplier’s Procurement teams

Savings tracking for shared materials/materials purchased by Supplier’s Procurement teams

Shared materials forecast (provided ‘as-is’)

Network and market review, including Supplier’s Leadership sign off for forecasts of shared materials/materials still being purchased by the Supplier’s Procurement teams

			27 months Refer to paragraph 4 of Appendix A for term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Region (as set out in paragraph 4 of Appendix A)	Yes – by Region	3 months’ prior written notice	Dependent on IT Services	Finance	Core Transactional	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach

Execute non-judgemental validations and operational activities (PFET, Performance management and CG) and provide information to support the Customer’s judgemental validations.

Providing key procurement reporting post-cycle (Dashboards, PPTs etc.) e.g., on NMCI, NMI, FX Savings

A8	HR Learning

Provision of support for the Learning platform (WD Learning) used for mandatory training and learning content. Key activities include:

Digital license content

•      Hosting fees were used for courses or learning weeks

Instructor-led training costs

Headcount fee for learning finance

Headcount fee for NIIT Overheads

			12 months Until 30/06/2026	N/A	Global fixed monthly charge equating to €1,297.8k per annum	Yes – Global	3 months’ prior written notice	N/A	HR	Global	Globally invoiced under this Agreement
A9	Workday HRIT & Data Excellence Support

Provision to Transactional HR services in the Supplier’s WorkDay and comparable local HR systems to process changes in the Customer’s HR data.

Provision of central SME/technical advice on the WorkDay system, including core employee master data changes

			24 months Until 30/06/2027	N/A	Global fixed monthly charge equating to €108.2k per annum	Yes – Global	3 months’ prior written notice	N/A	HR	Global	Globally invoiced under this Agreement
A10	Global Mobility	Provision of Global Mobility services for transferring employees including continued end-to-end mobility management of the current international assignees already on active assignments	4 months Until 31/10/2025	N/A	Fixed global monthly charge equating to €229.3k per annum	Yes – Global	1 months’ prior written notice	N/A	HR	Global	Globally invoiced under this Agreement
A11	Recruitment	Provision of recruitment support to help fill the remaining post Day 0 high volume of vacancies	4 months Until 31/10/2025	N/A	Fixed global monthly charge equating to €724.6k per annum	Yes – Global	2 months’ prior written notice	N/A	Hr	Global	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach
A12	HR Hub

Provision of support HRIT, HR services and workforce admin. Key activities include:

a)       WorkDay Data and HRIS transactions including joiners, movers, exits, promotions, data changes

b)       Contract production

c)       Absence, pensions and benefits administration including registration with / notification of local authorities, provision of data to internal teams (in existing Territories where applicable)

d)       Workforce administration processes related to joiners, onboarding (including reference requests, background checks etc), movers, exits, promotions, data changes

e)       WorkDay data management (inc. bonus and plan and merit updates, supervisory org creation and tagging, EIB uploads for mass data changes, workday support for payroll, annual pay review data management, data hygiene audits, create and maintain employee records on WorkDay)

f)       Interfaces support between WorkDay, payroll and benefits (e.g. flagging errors)

Data reporting (e.g. FTE reports)

			4 months Until 31/10/2025	N/A	Fixed global monthly charge equating to €1,425k per annum	Yes – Global	3 months’ prior written notice	N/A	HR	Global	Globally invoiced under this Agreement
A13	Contingent Worker Management	Provision of Contingent Worker Management service including associated technology and supporting contract globally or locally in country	4 months Until 31/10/2025	N/A	Fixed global monthly charge equating to €110.3k per annum	Yes – Global	2 months’ prior written notice	N/A	HR	Global	Globally invoiced under this Agreement
A14	Global M&OH	Provision of access to Global Medical & Occupational Health expertise & capability, services & resources	4 months Until 31/10/2025	N/A	Fixed global monthly charge equating to €216.3k per annum	Yes – Global	3 months’ prior written notice	N/A	HR	Global	Globally invoiced under this agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach
A15	IT Services

Global and functional application and infrastructure provision and licencing, support and maintenance, Cyber, end user devices (“EuD”), e-mail and collaboration services, network connectivity services, hosting services required for the Customer’s operations. Key activities include:

a)       Provision and support of existing global, regional and functional core enterprise applications, middleware and systems and supporting underlying infrastructure (primary and DR).

b)       Provision and support of existing global, regional and functional D&A capabilities.

c)       Provision and support for access management, End User Devices (e.g. computing, printers, mobile devices) and network connectivity (within scope of business operations supporting Customer’s activity on the Supplier’s systems).

d)       Provision and support of existing cybersecurity services and capabilities to protect digital assets and ensuring compliance with relevant the Supplier’s cyber and regulatory standards.

e)       Provision, support and maintenance of local servers, data centres, telephony and infrastructure to support any local current and/or transferring applications or systems, that has been supported by the Supplier’s IT, Cyber and/or D&A teams.

f)       Provision of existing Service Management processes relating to the Supplier’s IT (for services covered under TSA). E.g. helpdesk for logging and addressing issues relating to the Supplier’s IT, tracking and reporting on L1-L3 help desk incidents.

g)       Provision of email and collaboration tools.

h)       External Website Management (and hosting where applicable).

			27 months Refer to paragraph 5 of Appendix A for term by Territory Subject to Clause 8.1 of the Agreement (Transfer Plan), both parties will collaborate to develop a phased exit approach	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Region (as set out in paragraph 5 of Appendix A)	Yes – by Region	3 months’ prior written notice		IT	IT	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach
Exclusions This Service excludes any support: - • for the fit out or support for the Customer’s new facilities • Project Resource support • The Customer’s new applications
A16	Project IT Services

Provision of the Supplier’s end user computing including equipment, applications, and services to the additional external members of the Customer’s Project Teams

Exclusions

Any individual extension request must be supported by an approved change request prior to service termination.

			27 months Until 31/12/2027	N/A	Variable monthly charge of €238 per device/user	Yes – by individual/ by region	3 months’ prior written notice	Dependent on IT Services	IT	IT	Globally invoiced under this Agreement
A17	Project IT BYOD	Provision of IT Accounts and Services (O365 tooling/security/network/service desk) to Ice Cream Resources and those supporting Ice Cream, that were not costed within the IT Services TSA	27 months Until 31/12/2027	N/A	Variable monthly charge of €84 per user	Yes – by individual/by region	3 months’ prior written notice	Dependent on IT Services	IT	IT	Globally invoiced under this Agreement
A18	AdPro

Provision of AdPro services handling the review of scope & costs of asset production activities, including: -

a)       Asset production support and advice including Creative Agency Management in collaboration with the Customer. Management of Fulfilment process e.g. delivery of material to channels

b)       Pre-production support including input into production costs negotiations alongside the Customer’s creative agency and intellectual property rights assignment.

c)       Input into global production supplier strategy and roster management. Supporting the engagement with potential production houses/agencies. Procurement support on agency fee model and asset descriptions. Asset volume and spend reporting.

d)       Support Talent, Music, VO contracting including the broadest useability of assets.

			6 months Refer to paragraph 6 of Appendix A for term by Territory	N/A	Fixed monthly charge by Region (as set out in paragraph 6 of Appendix A)	Yes – by Region as a complete service only	3 months’ prior written notice	N/A	Marketing	Functional	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach

e)       Contribute into the Customer’s production Innovation, education and implementation as part of future fit production strategies e.g. s super shoots and digital twins, Ai Animatics etc.

f)       Management of: (1) AdManager, (2) U-Quote, (3) UGAPR, (4) PurmSec

g)       Share global production industry & regulatory information on film industry unions, government importation laws e.g. SAG, Ancine, SADAIC, MIC, Equity.

h)       Production Innovation, education and implementation enabling future fit production strategies such as super shoots and digital twins, Ai Animatics etc.

i)       Support Access Services including; - supplier, process, and input into commercial negotiations.

j)       Support supplier and process management of rights management of performing artists via PurmSec tool.

k)       Access to the Supplier’s global adaptation model including process and supplier management, supporting brand roadmap scoping and servicing of adaptation briefs in collaboration with UniAdapt suppliers. Reporting and provision of adaptation workflow process.

l)       Support for commercial negotiations for: (1) Fulfilment suppliers, (2) Music procurement supplier, (3) Talent procurement suppliers, (4) Access Services suppliers, (5) UGAPR tool Developer supplier.

A19	Artwork System

Provision of access to Artwork Workflow Systems & Management of PMA relationships, including: -

a)       Access to artwork Workflow systems access (Blue), provision of technical support and KPI reporting.

b)       Managing and liaising with PMAs

			6 months Refer to paragraph 7 of Appendix A for term by Territory	N/A	Fixed monthly charge by Region (as set out in paragraph 7 of Appendix A	Yes – Global as a complete service only	3 months’ prior written notice	N/A	Marketing	Functional	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach
Exclusions • Data migration costs • Monotype Font costs • Third party mechanical artwork or pack images costs
A20	DDM Tech & Tools

Provision of Data Driven Marketing (“DDM”) tools including management of third party relationships. Key activities include:

a)       Provision of first party data stores using existing “rules of engagement”

b)       Email distribution

c)       Access to: -

•         Dataiku and ACT tools to create media segments

•         Campaign Wizard to orchestrate the setup of sign-up forms to enable consumer insight through first party data enrichment.

•         Qualifio platform

•         Promotigo platform

Exclusions

•  Cost of campaigns

			24 months Until 20/06/2027	N/A	Global fixed monthly charge equating to €1,680k per annum until 31/12/2025 €1,189.7k per annum from 01/01/2026	Yes – Global	3 months’ prior written notice	N/A	Marketing	Functional	Globally invoiced under this Agreement
A21	Marketing Research Method & Tools	Beneficial access to the Supplier’s proprietary market research tools and methods	18 months Until 31/12/2026	N/A	No Charge	Yes – Global	3 months’ prior written notice	N/A	Marketing	Functional	Globally invoiced under this Agreement
A22	Media Buying

Access to the Supplier’s media buying global contracts, provision of contract management, purchase order processing and management. Key activities include:

a)       Management of current Third Party Suppliers’ rate card (media contracts / agency contracts/ ad tech contracts).

b)       Access and management of all relevant dashboards (e.g.: IO), data sources, visualisation, analytical tools (e.g.: BSMART), as well as the infrastructure/ad tech ecosystems

			6 months	N/A	Global fixed monthly charge equating to €545k per annum	Yes – Global	3 months’ prior written notice	N/A	Marketing	Functional	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach
c) Management of media process activities and providers, including media tagging, media supply chain health.
A23	Social and Business analytics (SBA)	Provision of SBA activities, including: - a) Management of data, tools and third-party resourcing providers. b) Access to dashboards, data sources, visualisation and analytical tools.	12 months Until 30/06/2026	N/A	Global fixed monthly charge equating to €273k per annum	Yes – Global	2 months’ prior written notice	N/A	Marketing	Functional	Globally invoiced under this Agreement
A24	The Asset Bank (TAB)

Provision of operational support for the digital asset management platform, The Asset Bank (“TAB”). Key activities include:

a)       User training, account creation, asset quality assurance (“QA”), metadata support, user support and reporting.

b)       Support on QA for the Customer’s digital assets.

			24 months Until 30/06/2027	N/A	Global fixed monthly charge equating to €682.5k per annum	Yes – Global	3 months’ prior written notice	N/A	Marketing	Functional	Globally invoiced under this Agreement
A25	Web Infrastructure & Tools

Provision of Web Infrastructure & Tools services supporting the run operations for the Customer’s Digital Web Estate (114 Brand domains) with the current level of support.

Management of data, tools and third-party resourcing providers on an as-is basis.

Provision of access to relevant performance management & Consumer Experience Excellence dashboards, data sources, visualization and analytical tools, as well as the infrastructure/digital ecosystem

Exclusion

The Service Charges for this Service do not include any costs and/or expenses related to migration. Such costs and expenses shall be charged in accordance with the terms of this Agreement.

			24 months Refer to paragraph 8 of Appendix A for term by Territory	N/A	Fixed monthly charge by Region (as set out in paragraph 8 of Appendix A)	Yes – by Region as a complete service only	6 months’ prior written notice	N/A	Marketing	Functional	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach
A26	Artwork Excellence

Provision of Artwork Excellence (“AWE”) support from the Supplier’s Global Marketing Services (“GMS”) to support the Customer’s pack artwork processes including Technical & executional support on 2D pack artwork creation, management & storage across the Customer’s portfolio channels (Retail, Food Solutions, E-Commerce) & brands.

Exclusion

•         Scope does not include GMS Ad Production or support for rebranding.

•         Europe

			4 months Refer to paragraph 9 of Appendix A for term by Territory	N/A	Fixed monthly charge by Region (as set out in paragraph 9 of Appendix A)	Yes – by Region as a complete service only	3 months’ prior written notice	N/A	Marketing	Functional	Globally invoiced under this Agreement
A27	CLM4RD Admin support

Provision of administration support for CLM4RD Application, including: -

a)       Preparation of agreement drafts to the partner on e-mail

b)       Liaise with legal teams, requestors, external partners, cyber teams, to review. Facilitate signing of agreements.

c)       Maintain and update the Contract Lifecycle Management (“CLM”) tool, user accounts, approvers table and list of authorised signatories.

d)       Provide training / guides on using contracting tool.

e)       Raise purchase requisitions in Coupa where payment involved (once agreement is signed)

f)       Assist in onboarding new partners onto payment systems (Velocity/Coupa)

g)       Support the partner and R&D with invoicing and queries

			27 months Until 30/09/2027	N/A	Global fixed monthly charge equating to €40.1k per annum	Yes – Global	2 months’ prior written notice	Dependent on IT Services	R&D	Functional	Globally invoiced under this Agreement
A28	R&D Digital & Partnerships

Provision of support and maintenance of core R&D systems and tools services provided by global Digital R&D and Divisional R&D Digital Team, including model and application support for handover of toolbox project

			27 months Until 30/09/2027	N/A	Global fixed monthly charge equating to €3,341.8k per annum	Yes – Global	3 months’ prior written notice	Dependent on IT Services	R&D	IT	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach
A29	Flavour Capability

Provide support to establish ways of working and transfer capability for flavour analytics and sensory, including: -

a)       Coordination with internal and external (University of Nottingham (“UoN”) Consultancy) flavour expertise to establish flavour equipment, knowledge ownership & expertise to support the flavour capability

b)       Transition of sensory work, provide support to link sensory to flavour and facilitate consultancy with UoN.

c)       Set up and manage project work with UoN for innovation pillars, Aroma, Enhancing Chocolate Flavour, Real-time in mouth experiences.

			6 months Until 31/12/2025	N/A	Global fixed monthly charge equating to €50.1k per annum	Yes – Global	3 months’ prior written notice	N/A	R&D	Functional	Globally invoiced under this Agreement
A30	Regulatory Affairs

Provision of Regulatory information. Key activities include:

Provision of global compliance information related to raw material compliance, artwork review and registrations.

Collaboration with outsourced partners, including compliance and regulatory service providers.

			18 months Until 31/12 2026	N/A	Global fixed monthly charge equating to €221.7k per annum	Yes – Global	2 months’ prior written notice	N/A	R&D	Functional	Globally invoiced under this Agreement
A31	SEAC Safety and Sustainability

Provision of support related to product and process safety and environmental sustainability, including: -

a)       Provide advice, training and support relating to Safety and Sustainability.

b)       Support safety (product and process) incident investigations, advise on classification of safety incidents and provide formal risk assessments.

c)       Provide food safety support and information (chemical safety / toxicology / microbiology / food allergy / physical hazards), including assessments for new ingredients, new food contact materials and contaminants

d)       Support and deliver exposure-based risk assessments to project teams

			12 months	N/A	Global fixed monthly charge equating to €1,030.4k per annum	Yes – Global	2 months’ prior written notice	N/A	R&D	Functional	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach

e)       Provide support on microbiology escalations and exceptions

f)       Provide process safety support, including for out of home systems, new equipment and processes and hazard design and relationships with third parties

g)       Provide sustainability support including contribution to the Customer’s sustainability strategy, processes and monitoring approaches, relationships with third parties and the scientific methods, assessments and studies which underpin the tools and reporting approaches.

h)       Support the Customer in establishing relationships with external bodies (trade associations, authorities etc.), external scientific groups and conferences and industry meetings

A32	Ambient Logistics in Europe

Provision of in-market logistics management activities for the Customer’s ambient finished goods, including: -

•        Primary Transport,

•        Primary & Secondary Warehousing,

•        Secondary Transport

•        Pallet management

			24 months Refer to paragraph 10 of Appendix A for term by Territory	N/A	Global fixed monthly charge equating to €45.1k per annum (Cost per territory set out in paragraph 10 of Appendix A)	Yes – by Territory	3 months’ prior written notice	N/A	Supply Chain	Functional	Globally invoiced under this Agreement
A33	Customer Services and Supply Chain (Hubs/3PSP)

Provision of Central Supply Chain and Order to Cash activities as per the Supplier’s policies, practices and procedures, including: -

a)       Customer Services: Single point of contact for customers relating to daily operational activities (customer facing if executed through the Hubs) in the Order to Cash process, including exception management, product phase changes and promotions, customer queries, and managing availability issues and cancellations

			27 months Until 30/09/2027	3 months immediately following the end of Primary Service Term	Global fixed monthly charge equating to €5,198.2k per annum for RoW	Yes – by Region as a complete service only	3 months’ prior written notice	N/A	Supply Chain	Core Transactional	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach

b)       Order to Deliver:

•        Customer Order Capture and Management

•        Order fulfilment

•        Customer facing & collaboration

c)       Bill to Cash:

•        Customer billing

•        Customer credit management, claims & deduction management

•        Cash applications & collections management

•        Company policies, controls and reporting

d)       Master data management (In Supplier’s Systems):

•        Creation and maintenance of customer master data and pricing master data in scope for Customer Service teams and including controls.

•        Creation and maintenance of product master and transport lanes

e)       Planning, Logistics and warehousing: -

•        Outbound Finished Goods Logistics Planning and execution management- Inbound RMPM Logistics Planning and execution management

•        Supply Chain Planning - Demand planning, supply planning, DRP, reconciliation and S&OP Support

•        Primary and secondary transport planning activities and provision of associated reporting;

•        Continuation of existing execution of supply planning activities (SU, CM's, conversion of demand plan into supply plan for the Territories)

•        Demand supply reconciliation- System-based creation and approval of purchase orders on instruction from Recipient, either directly or via approved plan;

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach

•        Provision of reports outlining capacity utilization of dedicated production lines; Provision of business waste reporting;

•        Generation of non-judgemental statistical baseline inputs to Recipient’s demand planning process;

•        Demand disaggregation activities based on Recipient’s demand plan; management of third party contract manufacturers- T2 MRP planning

•        Continuation of service hubs management (though PDN team)

A34	Inbound Materials Management

Provision of inbound logistics management and customs services for packaging materials, which are not delivered with Incoterms DDU or DDP, inbound to the following sourcing units:

•        Minto (Australia)

•        Antártida (Ecuador)

•        Heppenheim (Germany)

•        Cikarang (Indonesia)

•        Suceava (Romania)

•        Minriri (Thailand)

•        Guacara (Venezuela)

•        Lahore (Pakistan)

•        Konya & Corlu (Turkey)

•        Pasig (Philippines)

This will cover international & domestic transportation and any customs and other duties

Provision of warehouse and transport services for the Customer’s RMPM stored in shared off-site RMPM warehouses

•        This to include receipt into and storage of RMPM at the off-site Ingleburn RMPM warehouse, and transport of RMPM from Ingleburn WH to the Minto factory

•        Includes receipt into and storage of RMPM at KTF and LDC warehouses in Pakistan

The Parties expect that this Service will terminate and cease to be provided for a Region when all Relevant Inventory in the Region has transferred to the Customer in accordance with the terms of this Agreement.

			27 months Refer to paragraph 11 of Appendix A for term by Territory	N/A	Global fixed monthly charge equating to €102k per annum (Cost per territory set out in paragraph 11 of Appendix A)	Yes – by Territory	3 months’ prior written notice	Dependent on IT Services	Supply Chain	Core Transactional	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach
A35	Manex Global Support

Provision of Manex Global support, including provision of global systems and tools maintenance. Including: -

a)       Regular maintenance and upkeeping of global Manex tools and reports including MDCS(ManEx Data Collection System) , NGTW(Nothing Goes To Waste) , DFOS, BuildApp - monitoring

b)       Access and coordination of UMS documentation allowing IC to continue with current UMS process

c)       Access and upkeeping of Manex best practice portal

d)       Supply chain Academy SU support

			27 months Until 30/09/2027	N/A	Global fixed monthly charge equating to €222.8k per annum	Yes – Global	3 months’ prior written notice	Dependent on IT Services	Supply Chain	Functional	Globally invoiced under this Agreement
A36	Ocean & Air Freight Management

Provision of ocean and air freight management services, including

a)       International Control Tower (“ICT”) including ocean carrier booking, Bill of Lading and SPOT (currently contracted with Maersk until November 2026)

b)       Ocean freight invoice validation

c)       Ocean demurrage and detention control

d)       Risk sensing and resilience for ocean freight

Provided by global hubs in India and China

			24 months Until 30/06/2027	N/A	Global fixed monthly charge equating to €74.2k per annum	Yes – by Territory	3 months’ prior written notice	N/A	Supply Chain	Functional	Globally invoiced under this Agreement
A37	OSHE, Quality & Security Support	Provision of OSHE and security support, including operational and advisory support to the Customer’s Supply Chain function and business teams The Customer has the responsibility for decision making.	6 months Until 31/12/2025	N/A	Global fixed monthly charge equating to €557k per annum	Yes – Global	3 months’ prior written notice	N/A	Supply Chain	Functional	Globally invoiced under this Agreement
A38	Procurement (CRM)	Provision of hedging Front Office services. Key activities include: a) Performing market analysis and forecast	4 months Until 31/10/2025	N/A	Global fixed monthly charge equating to €540.8k per annum	Yes - Global	3 months’ prior written notice	N/A	Supply Chain	Functional	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach
b) Manage covers/ stock level c) Manage risk position d) Inception of new hedges e) Execute hedges / terminates hedges and complete trade entry in the EKA application
A39	Procurement (Direct)	Provision of contract usage and contract management system support for direct materials, logistics and pallets.	27 months Refer to paragraph 12 of Appendix A for term by Territory	N/A	Fixed monthly charge by Region (as set out in paragraph 12 of Appendix A)	Yes – by Region	3 months’ prior written notice	Dependent on IT Services	Supply Chain	Functional	Globally invoiced under this Agreement
A40	Procurement (Indirect) – MBS (1), Ocean freight

Provision of contract usage and contract management system support for Marketing and Media, Business Services (HR & Professional Services) and Ocean and Air Freight (including ad-hoc ocean and/or air freight requests) Customer’s teams.

Note Media TSA is for 6 months, however, no cost associated with the Service as the relevant contracts have already been already negotiated prior to the Commencement Date.

			12 months Until 30/06/2025	N/A	Global fixed monthly charge equating to €432.6k per annum	Yes – Global	3 months’ prior written notice	N/A	Supply Chain	Functional	Globally invoiced under this Agreement
A41	Procurement (Indirect) – MBS (2), IT, S&I

Provision of contract usage and contract management system support for Business Services (Outsourcing and Workplace Related Commodities) and IT Customer’s procurement teams.

Includes provision of services provided by the Strategy and Insights program, and access to responsible business services

			27 months Until 30/09/2027	N/A	Global fixed monthly charge equating to €2,703.8k per annum	Yes – Global	3 months’ prior written notice	Dependent on IT Services	Supply Chain	Functional	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach
A42	Procurement (Indirect) – Travel & Fleet	Provision of contract usage and contract management system support for the business services (Travel and Fleet) Customer’s procurement team	9 months Until 31/03/2026	N/A	Global fixed monthly charge equating to €10.8k per annum	Yes – Global	3 months’ prior written notice	N/A	Supply Chain	Functional	Globally invoiced under this Agreement
A43	FG Import, Export & Customs Management

Provision of Imports & Exports management, including import & export of finished goods where the current contractual incoterms require the Supplier to do so.

Provision of Customs Management, including executing customs management work processes in Territories where finished goods are imported and/ or exported.

Excludes Brazil, China, Israel and Venezuela

			27 months Refer to paragraph 13 of Appendix A for term by Territory	N/A	Fixed monthly charge by Region (as set out in paragraph 13 of Appendix A)	Yes – by Region	3 months’ prior written notice	Dependent on IT Services	Supply Chain	Functional	Globally invoiced under this Agreement
A44	Workplace & Travel Services - Fleet

Provision of non-supply chain fleet services, specifically:

a)       Management of the current fleet (non-supply chain) via the local Workplace service delivery managers and/or fleet managers, the administration of these and similar for any new lease cars to be added in this period (new hires related).

b)       Liaising with the fleet providers.

c)       Access to existing fleet contracts.

Exclusive fleet contracts will transition to the Customer once it has its umbrella contracts in place to migrate the individual leases until.

			9 months Until 31/03/2026	N/A	Global fixed monthly charge equating to €78.8k per annum	Yes – Global	2 months’ prior written notice	N/A	WTS	Functional	Globally invoiced under this Agreement
A45	Workplace & Travel Services - Travel	Provision of the existing travel booking systems and access to the Supplier’s providers and contracts.	9 months Until 31/03/2026	N/A	Global fixed monthly charge equating to €78.8k per annum	Yes – Global	2 months’ prior written notice	N/A	WTS	Functional	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[1]	Service Owner	Exit Plan Type	Charging Approach
A46	Shared Local Business Applications Support	Continued provision and support for shared local business managed applications in line with existing policies, practices and procedures until replaced by the Customer's own capability or provision	27 Months	N/A	Actual or allocated costs	Yes – by region	3 months’ prior written notice	Dependent on IT Services	Global	IT	Globally invoiced under this Agreement

Part B: Intercompany Services

This Part B sets out the Intercompany Services which are provided pursuant to this Agreement, and which shall terminate immediately on (i) an IPO or (ii) a Change of Control of Magnum ICC TopCo pursuant to Clause 7.3 (Change of control).

No.	Service / Function	Service Description	Primary Service Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[2]	Service Owner	Exit Plan Type	Charging Approach
B1.	Group Corporate Services

Provision of Group Corporate Services.

a)        Provision of Global Treasury services performed for the Unilever Group, including:

•        intercompany financing management, from the Supplier’s Finance International AG to the Customer’s FinCo, of loans and facilities as specified in the relevant intercompany financing agreements between the Supplier and Customer.

•         Pricing in line with the Supplier’s transfer pricing policies and rules.

•         Execute external FX and hedging deals in the name of UFI AG on request from the Customer

b)       Provision of internal audit services to members of the TMICC Group and functions in scope of the Supplier’s Group audit. Key activities include:

•      Compliance of the Customer’s transactions with the Supplier’s controls governance framework;

•       Setting internal controls standards, defining required controls, monitoring internal controls governance process

•       Report to audit committee, perform regular internal audits, perform issue reporting, compliance with Group SOX controls where applicable.

			Until (i) IPO or (ii) Change of Control of TMICC TopCo in accordance with Clause 7.3 of the Agreement (Change of control)	Global fixed monthly charge equating to €15,515.2k per annum	No	N/A	N/A	Finance	Functional	Globally invoiced under this Agreement

2The Interdependent services are those that are required to be in place to support the delivery of the service. Termination of a Service/Function does not terminate the Interdependent services. For example, terminating Marketing Services would not terminate the IT Services however terminating the IT Services would terminate the Marketing Services.

No.	Service / Function	Service Description	Primary Service Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[2]	Service Owner	Exit Plan Type	Charging Approach

c)       Provision of Group tax compliance and support including:

•          Regular monitoring for tax risk and controls of Customer transactions and activities for to ensure the Supplier’s oversight in line with the Supplier’s tax governance frameworks.

•         Coordination of engagement with tax authorities where applicable.

•         Consolidation of employment tax submissions where required, e.g., in The Netherlands certain taxable items (mainly fringe benefits) need to be consolidated & administered outside of payroll processes

•         Inclusion of members of the Customer entities in the Supplier’s Master File, country by country report and the Supplier’s Group tax reporting (based on information provided by Customer)

d)       Provision of Group financial reporting and consolidation including inclusion of Customer’s entities and transactions within the Supplier’s Group disclosures, inclusion of Customer entities within the Supplier’s Group external audit programme and compliance with the Supplier’s Group SOX requirements. Key activities include: -

•         Technical accounting and reporting support for Group requirements,

•         Financial controls responsibilities throughout the Customer;

•         Coordination with the stakeholders (local Territories etc.);

•         SOX documentation and reporting;

•         Managing Group external reporting process in collaboration with Investor Relations;

•         Group statutory filings;

•         Group financial statements and disclosures;

•         Support Group audits;

•         Consolidation of MEC submissions;

•         Ensure intercompany transactions and profits are eliminated, deliver consolidated quarterly and yearly group results etc.

No.	Service / Function	Service Description	Primary Service Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[2]	Service Owner	Exit Plan Type	Charging Approach

e)       Access to the Supplier’s Group’s corporate and local insurance policies

f)       Provision of non-financial reporting, corporate affairs, communications and sustainability activities. Key activities include:

•         The activities performed by the Global Sustainability & Corporate Affairs team, the Sustainability Finance Team and the Business Operations Sustainability team per ways of working pre internal separation

•         The Customer’s activities to be covered as part of the Supplier’s group reporting scope for non-financial reporting, most significantly in the Supplier’s 2026 Annual Reports and Accounts

B2.	Commodity Risk Management – middle and back office

Provision of Commodity Risk Management middle and back-office services.

a)      CRM Middle Office activities including:

•         Supporting front office with decisions on hedge relationship and hedge strategy

•         Procurement forecast support (Hedge impact overlays, scenario planning) and actualisation (hedge impacts)

•         Dollar offset method (hedge effectiveness)

•         Designation and de-designation of hedges

•         Daily MtM review and P&L loss monitoring and pricing source review

•         Testing for proxy hedges, validate hedge relationship

•         Hedge documentation

•         Forecast volume collection

•         Pricing horizon set up and refresh

•         Ongoing compliance monitoring

•         EKA data governance

•         External Position Limits Monitoring (linked to CFTC, CME, etc)

•         Cover volume and price reporting

•         Local controls operation per RACM

			Until (i) IPO or (ii) Change of Control of TMICC TopCo in accordance with Clause 7.3 of the Agreement (Change of control)	Global fixed monthly charge equating to €441.6k per annum	Yes - Global	3 months’ prior written notice	N/A	Finance	Functional	Globally invoiced under this Agreement

No.	Service / Function	Service Description	Primary Service Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[2]	Service Owner	Exit Plan Type	Charging Approach

•         Procurement forecast – economic assumptions

•         Local control operators as per RACM

b)       CRM Back Office – Operations activities including:

•         Settlement of trades

•         Trade verification & confirmation

•         Trade position reconciliations

•          FX allocation and reporting

•          Local control operators as per RACM

c)       CRM Back Office - Record to report activities including:

•          Financial Reporting: Month end journal posting of closed trades; relocation of gains/losses to UEBV, UNASCC and Mexico

•          Management reporting: hedge impact posted to SAP at cost centre level for each commodity

•         Hedge accounting: month end journal posting for open trades

•         UAPL GL reconciliations

•         UAPL CRM P and L, Actuals and forecast, including working capital forecast

•         Local/Statutory financial reporting

•         Intercompany invoicing (AR/AP) and credit note processing

•         Local control operators as per RACM

B3.	Scientific Affairs: Regulatory Affairs	Provision of Regulatory Compliance, Environmental / Sustainability and Safety support for Czech Republic, Slovakia, Israel	Until (i) IPO or (ii) Change of Control of TMICC TopCo in accordance with Clause 7.3 of the Agreement (Change of control)	Fixed monthly charge by Territory (as set out in paragraph 14 of Appendix A)	Yes – by Territory	2 months’ prior written notice	N/A	R&D	Functional	Locally invoiced under Local Agreement

No.	Service / Function	Service Description	Primary Service Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[2]	Service Owner	Exit Plan Type	Charging Approach
B4.	Local controlling support –R2R & P2P

Provision of local controlling support for R2R and P2P activities, specifically: -

a)       Supporting information provided where required for locally managed Insurance contracts Italy

b)       Interim support for unit controls execution

c)       Cash operations and performance management including working capital improvement Philippines

			Until (i) IPO or (ii) Change of Control of TMICC TopCo in accordance with Clause 7.3 of the Agreement (Change of control)	Cost covered as per TSA C1	Refer to C1	Refer to C1	Refer to C1	Finance	Functional	Locally invoiced under Local Agreement

Part C: Local TSA

This Part C sets out the Local Services which are provided pursuant to Local Agreements (Local TSAs). Appendix A includes the anticipated commencement date for services for a Deferred Market.

No.	Service / Function	Service Description	Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[3]	Service Owner	Exit Plan Type	Charging Approach
C1.	Local controlling support (excluding R2R & P2P)

Provision of Local statutory reporting support, using the Supplier’s existing policies, procedures, practices and controls framework, including:

a)        Data gathering and provision of data extract from the Supplier’s SAP (ECC) systems.

b)        Provide information to support local statutory, local tax compliance, and tax audit queries as required (activities related to tax and audit support relate to providing the necessary data/documentation)

Provision of local controlling support for R2R and P2P activities:

d)       Ad hoc analysis and retrospective review (i.e.TP/TR/Rebates)

e)       Ad hoc accounting / judgmental journal support

f)        Provision of information from the Supplier’s systems to support the Customer’s Audit.

g)       Local P2P payment activities specific to Shared Pos

Country Specific Activities

h)       Manual Payments support Australia exit November 2025

			27 months Refer to paragraph 15 of Appendix A for term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Territory (as set out in paragraph 15 of Appendix A)	Yes – by Territory	3 months’ prior written notice period	IT Services	Finance	Function	Locally invoiced under Local Agreement

3The Interdependent services are those that are required to be in place to support the delivery of the service. Termination of a Service/Function does not terminate the Interdependent services. For example, terminating Marketing Services would not terminate the IT Services however terminating the IT Services would terminate the Marketing Services.

No.	Service / Function	Service Description	Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[3]	Service Owner	Exit Plan Type	Charging Approach

i)         E-scan/archiving, central help desk Thailand and Indonesia

j)         Local e-invoicing project set up & support for the Customer’s France

k)       DTC (OOH) Finance support Finland

l)         Royalty invoicing to 3rd party Spain

m)      Environmental tax processing (e.g. Green dot) for the Customer’s brands transacted through the Supplier’s entities in all Territories

n)       Financial Accounting Services for Delico OOH Austria

Exclusions

Provision of data or information from any transferring or new Customer system.

C2.	Germany Local Customer Development Excellence Finance

Provision of services related to CD Excellence Finance operational activities in Germany. Key activities include:

a)        Pricing Master maintenance

b)        Provision of information on TMI overview by Product and customer

c)        Trade Profit calculation support

d)        TMI calculation for Financial Cash Up Process

e)        GSV and TMI Folding Calculation

f)        Floor Price and Exit Net Management

g)        Price Increase calculation

h)       Annual Negotiation calculation support, offer management

			27 months Until 30/09/2027	N/A	Fixed monthly charge by Territory equating to €53.5k per annum	Yes – by Territory	3 months’ prior written notice period	N/A	Finance	Function	Locally invoiced under Local Agreement

No.	Service / Function	Service Description	Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[3]	Service Owner	Exit Plan Type	Charging Approach
i) Product Performance Calculation • Turnover TMI Matrix • ARO Top-Down Plan • Bottom up
C3.	Local Finance (non-ComEx markets)

Provision of Finance support, using the Supplier’s existing policies, procedures, practices and controls framework, for non-ComEx (Operating Centre (“OC”)) Territories – Greece, Israel. Key activities include:

a)        Data gathering and provision of data extract from the Supplier’s SAP (ECC) systems.

b)        Provide information to support local statutory, local tax compliance, and tax audit queries as required (activities related to tax and audit support relate to providing the necessary data/documentation)

c)        R2R: intercompany reporting, financial accounting, fixed asset & lease accounting, period-end close, provision of data extract for management and Group financial reporting, GFCF controls.

d)        P2P: transaction processing and disbursements, purchase order & receipt (direct & indirect), invoice processing (direct & indirect), payments & disbursements (direct & indirect), travel & expenses, GFCF controls, reconciliations, vendor account support (payments, clearings etc.), End user support, T&E management.

e)        MDM: financial master data (R2R), vendor master data (P2P), material master data and relative process & access controls.

f)         Local Statutory Reporting support including data gathering and provision of data extract from SAP (ECC). Provide information to support local statutory, local tax compliance, and tax audit queries as required (activities related to tax and audit support relate to providing the necessary data/documentation)

			27 months Refer to paragraph 16 of Appendix A for term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Territory (as set out in paragraph 16 of Appendix A)	Yes – by Territory	3 months’ prior written notice period	IT Services	Finance	Function	Locally invoiced under Local Agreement

No.	Service / Function	Service Description	Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[3]	Service Owner	Exit Plan Type	Charging Approach

g)        Ad hoc accounting, analysis, and retrospective reviews as agreed between the parties

h)        Support on Controls services

i)         Execution of the Local Agreement reports and transactions, compilation and provision of information to the Customer to support their reporting

C4.	Local Finance 3P Consultant Support	Provision of Local Finance Consultant support in Turkey, including SAP FI support, SAP CO	27 months Until 30/09/2027	N/A	Fixed monthly charge by Territory equating to €133.8k per annum	Yes – by Territory	3 months’ prior written notice period	IT Services	Finance	Function	Locally invoiced under Local Agreement (Turkey)
C5.	Local Marketing Finance (USA + Canada)

Provision of services related to Brand & Marketing Expense and Coupon Balance Sheet management and associated accounting in USA and Canada. Key activities include:

a)        B/S management and reconciliation of all BMI and Coupon accounts including accuracy of account balances

b)        Monthly B/S review, PO Reconciliation, Accruals and Reclass

c)        PO management for national media, retailer marketing, and agency fees (POs, GRs, reclasses)

d)       Support data extracts for royalty audits

			27 months Until 30/09/2027	N/A	Fixed monthly charge by Territory equating to €55.1k per annum	Yes – by Territory	3 months’ prior written notice period	IT Services	Finance	Function	Locally invoiced under Local Agreement (USA)

No.	Service / Function	Service Description	Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[3]	Service Owner	Exit Plan Type	Charging Approach

Provision of systems and services for actualisation, forecast processes and system flow, including: -

a)        Planned budgets for BMI and Coupon spend / Allocadia reporting and calendar MGMT (excels and PowerBI)/ System training (Finance to ABMs)

b)        Input system for retailer MKT spend (BMI, Coupons)/ System training (Finance to ABMs)

c)        KFAS (Key Financial Accounting System) for booking accruals and pushing FC to PBCS, maintaining & creating associated master data

d)        Financial forecasting system: Forecast loads, feeds from BMI and CD finance tools, actual accruals based on PBCS

e)        Coupon redemption reporting

Other activities include:

a)        Calculate cash flow inputs to MR team for working capital reporting

C6.	Italy Supply Chain Finance

Provision of Local Supply Chain Finance (SCF) activities in Italy. Key activities include:

a)        Transfer pricing update

b)        Management reporting and Month End Close (MEC)

c)        Supply Chain costing and generation of forecasting information.

d)        Performance Management reporting.

e)        Materials controlling;

f)        Management reporting and Month End Close (MEC)

g)        Preparation of reports for COGS actuals vs forecast and reviewing with the Customer

			5 months Until 30/11/2025	N/A	Fixed monthly charge by Territory Equating to €51.9k per annum	Yes – by Territory as a complete service only	3 months’ prior written notice period	N/A	Finance	Function	Locally invoiced under Local Agreement (Italy)

No.	Service / Function	Service Description	Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[3]	Service Owner	Exit Plan Type	Charging Approach
C7.	Local Manufacturing Finance

Provision of Local manufacturing finance support. Key activities include:

a)        Generation of financial forecast information

b)        Generation of material forecast information

c)        Sourcing Unit costing updates

			27 months Refer to paragraph 17 of Appendix A for term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Territory (as set out in paragraph 17 of Appendix A)	Yes – by Region as a complete service only	3 months’ prior written notice period		Finance	Function	Locally invoiced under Local Agreement
C8.	Local Procurement Finance

Provision of local procurement finance support activities, including:

a)        Material Consolidations and Forecast information

b)        Buying and PL Savings Tracking (transactional)

c)        Preparation of reports for actuals vs forecast

d)        Provision of procurement post-cycle reports and dashboard, including NMCI, NMI, FX Savings.

e)        Accounting allocation of hedges (Material and FX) in the Supplier’s entities (non-judgemental scope)

			27 months Refer to paragraph 18 of Appendix A for term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Territory (as set out in paragraph 18 of Appendix A)	Yes – by Region as a complete service only	3 months’ prior written notice period		Finance	Function	Locally invoiced under Local Agreement
C9.	Additional Local SCF for markets with partial SCFS support

Provision of additional Local Supply Chain Finance (SCF) activities. Key activities include:

a)        Product costing, transfer pricing, supply chain costing and preparation of forecast information (including pre cash up), performance management support, material cost controlling, make cost controlling, logistics cost (including net productivity dashboard), SCI (Supply chain overheads and business waste) cost controlling, MEC support (including MOCK results)

b)        Preparation of reports for COGS actuals vs forecast and Business waste analysis, Innovation & New product development, Capex & Project accounting, Local, Trade working capital FC and actuals, accruals for make, logistics, materials and others, support on journal entries, sundry invoicing, reporting, cost reviews, sales reconciliation, 3rd party pricing

			27 months Refer to paragraph 19 of Appendix A for term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Territory (as set out in paragraph 19 of Appendix A)	Yes – by Region as a complete service only	3 months’ prior written notice period		Finance	Function	Locally invoiced under Local Agreement

No.	Service / Function	Service Description	Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[3]	Service Owner	Exit Plan Type	Charging Approach

c)        Provision of information to support the Customer’s Tax & Audit activities

d)        R&D cross charging, Costing & Finance Master data requests

e)        Consolidate and Calculate SCC Rates for S&OP forecasting process. Including SCI, SCO forecasting bottoms-up

f)        Volume classification (SU, Local, Export, Channel, demand, production)

g)        SCF FPNA support (Brazil, Ecuador)

C10.	Payroll

Provision of payroll services for Customer’s using existing in house or outsourced arrangements. Key activities include:

a)       Management and maintenance of payroll systems, including coordinating inputs, data changes (including adding new hires), outputs

b)       Pay slip production, review, checking; production of payroll and payment of salaries

c)       Declaration and payment of social contributions; declaration and payments to third parties, e.g., insurances/pension funds contributions; benefit providers; employee unions

d)      Transmission of payroll accounting and social contributions items into accounting/ GL systems (see Finance Shared Services R2R Service A4c)

			Up to 4 months Refer to paragraph 20 of Appendix A for term by Territory	N/A	Fixed monthly charge by Territory (as set out in paragraph 20 of Appendix A)	Yes – by Territory as a complete service only	2 months’ prior written notice period	Dependent on Finance Shared Services.	HR	Payroll	Locally invoiced under Local Agreement

No.	Service / Function	Service Description	Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[3]	Service Owner	Exit Plan Type	Charging Approach

e)        Responding to payroll queries handed off from the Customer’s HR team.

f)        Payroll performance reporting as currently executed.

During this service the Customer has access to relevant Time and Attendance data from the Suppliers T&A systems. This access terminates with this service.

Includes Benefits, Contracts and Administration services for all Territories set out in paragraph C11, except China, Spain, Switzerland, Germany and USA.

C11.	Benefits contracts and administration

Provision of services related to administration of pension and benefit services, in Territories where Customer’s employees will remain on the Supplier’s pension and benefit plans at Day 0. Key activities include:

Administration support of employee benefit and pension plans, where Customer’s employees remain on the Supplier’s pension and benefit plans.

Specific activities vary by Territory but may include benefit and pension vendor management, addressing employee queries on benefit and pensions, coordinating enrolment to benefit plans, and providing data on pension and benefit deductions for payroll.

Types of plans may vary by Territory but may include pension plans, employee insurances, company car benefit, public transport contracts, employee assistance program, company doctor facilities and shares schemes.

			Up to 4 months Refer to paragraph 21 of Appendix A for term by Territory	N/A	Fixed monthly charge by Territory (as set out in paragraph 21 of Appendix A)	Yes – by Territory as a complete service only	2 months’ prior written notice period	N/A	HR	Payroll	Locally invoiced under Local Agreement
C12.	Digital Hub China

Provision of the Supplier’s China Digital Hub applications to support the Customer’s PII, UniDam, DSET, Search Database, Content Cockpit activities including management of 3P relationships. Key activities include:

(a)      Management of data, tools and third-party resourcing providers

			24 months Until 30/06/2027	N/A	Fixed monthly charge by Territory equating to €486.2k per annum	Yes – by Territory as a complete service only	3 months’ prior written notice period	N/A	Marketing	Function	Locally invoiced under Local Agreement (China)

No.	Service / Function	Service Description	Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[3]	Service Owner	Exit Plan Type	Charging Approach
Provision access to relevant dashboards, data sources, visualisation and analytical tools. Exclusions Social & Business Analytics (SBA) is excluded, except for use of the 3P platform (Social Master).
C13.	USA Local DDM Tech & Tools

Provision of Supplier’s USA Data Driven Marketing tools as per the Supplier’s existing policies, practices and procedures; including: -

Epsilon (1st party data tech stack)

(b)      Access 2 Insight: Interfaces with DMP and provides audience modelling (a2i modelling tech and modelling dashboards), PRM (operations support, strategy and execution, acquisition, measurement)

(c)      Harmony PRM Email Service Provider

(d)      ADM (analytics data mart) and LiveRamp

(e)      Campaign Wizard to orchestrates the setup of sign-up forms to enable consumer insight through 1P data enrichment

(f)       Revtrax (coupon vendor)

(g)       Scout (PRA’s)

			12 months Until 30/06/2026	N/A	Fixed monthly charge by Territory equating to €2,000k per annum	Yes – by Territory as a complete service only	3 months’ prior written notice period	N/A	Marketing	Function	Locally invoiced under Local Agreement (USA)
C14.	UL France Studio Lab Team & Digital Lab Tool	Provision of the Suppliers France Studio Lab to facilitate the management of the Customer’s France creative assets production	18 months Until 31/12/2026	N/A	Fixed monthly charge by Territory equating to €31.5k per annum	Yes – by Territory as a complete service only	3 months’ prior written notice period	N/A	Marketing	Function	Locally invoiced under Local Agreement (France)

No.	Service / Function	Service Description	Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[3]	Service Owner	Exit Plan Type	Charging Approach
C15.	China East Shanghai Campus R&D

Provision of R&D Pilot Plant and Lab space in U66 and associated site services. Key activities include:

Provision and maintenance of ice cream laboratory and associated infrastructure.

(h)     Access to shuttle bus, canteen, parking, express and working spaces.

(i)       Provision of services for the CTI sensory laboratory and ice cream pilot plant including production water, cooling water, hot water, steam, compressed air, air condition, wastage water treatment and solid wastage treatment.

			24 months Until 30/06/2027	N/A	Fixed monthly charge by Territory equating to €735.2k per annum	Yes – by Territory	3 months’ prior written notice period	N/A	R&D	Function	Locally invoiced under Local Agreement (China)
C16.	Englewood Cliffs R&D

Provision of R&D space and associated site services in Englewood Cliffs USA; services include: -

Operational services for the laboratory and pilot plant.

(j)       Pilot plan packaging operations

(k)     Pilot plant calibration, data and cleaning services

(l)       Laboratory cleaning services

(m)    Contracted R&D operations support

			24 months Until 30/06/2027	N/A	Fixed monthly charge by Territory equating to €255.1k per annum	Yes – by Territory	3 months’ prior written notice period	N/A	R&D	Function	Locally invoiced under Local Agreement (USA)
C17.	Champion user for SAP and EWM system

Provision of champion user support for SAP and EWM system in DACH, to support the alignment of logistics, IT systems, and operational execution for product transition from warehouse to customer. Activities include: -

Supporting SAP, warehouse management systems (LVS), and logistics interfaces.

(n)     Support technical troubleshooting, and knowledge transfer, acting as a first-to-third level support for SAP logistics users.

			6 months Until 31/12/2025	N/A	Fixed monthly charge by Territory equating to €74.6k per annum	Yes – by Territory	2 months’ prior written notice period	N/A	Supply Chain	Function	Locally invoiced under Local Agreement (Germany)

No.	Service / Function	Service Description	Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[3]	Service Owner	Exit Plan Type	Charging Approach

(o)     Manages and validates critical inventory controls, including reconciliation and physical stock accuracy.

(p)     Support technical adaptations required by changes in logistics partners or customer relationships

(q)      Support continuous improvement, identifying recurring system and process issues and leading cross-functional efforts to implement sustainable solutions.

(r)      Supports strategic transformation projects

C18.	Logistics (Italy)

Provision of local Italy Customer’s logistics contracts management. Examples include warehouse, transportation, cabinet management and CSI contracts. Activities include: -

Preparation of draft contracts

(s)      Approval workflow management

(t)      Tracking of contract expiration dates and early termination rights.

(u)     Updates for contract cost indexation.

			27 months Until 30/09/2027	N/A	Fixed monthly charge by Territory equating to €41.1k per annum	Yes – by Territory as a complete service only	3 months’ prior written notice period	Dependent on IT services	Supply Chain	Function	Locally invoiced under Local Agreement (Italy)
C19.	Workplace & Travel Services - Offices

Provision of office space and associated facility services for the Customer’s staff and new recruits in the Territory. Key activities include: -

Access to existing nominated office facilities and services.

Maintenance of office facilities.

Maintenance of existing access control to Customer’s dedicated areas, security, visitor management and cleaning services

			Up to 24 months Refer to paragraph 22 of Appendix A for in scope Territories	N/A	Fixed monthly charge by Territory (as set out in paragraph 22 of Appendix A)	Yes – by Territory	3 months’ prior written notice period, with exception of Slovakia which is 1 months’ prior written notice	N/A	WTS	Function	Locally invoiced under Local Agreement

No.	Service / Function	Service Description	Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[3]	Service Owner	Exit Plan Type	Charging Approach

Telephony, switchboard, and reception (security reception at site entrance)

Incoming and outgoing post services

Car parking spaces (non-dedicated) and use of shuttle services.

Meeting rooms and use of other common amenities, such as canteen, where applicable.

Exclusions

Provision of space or service to the Customer’s project resources

C20.	Warehouse Management (Switzerland)	Provision of warehousing storage and logistics packaging services for promotional materials by Unilever Sourcing Unit Switzerland	24 months Until 30/06/2027	N/A	Local actual or allocated costs for the Unilever Logistics Thayngen team plus 5% mark-up	Yes – by Territory	6 months’ prior written notice period	N/A	GtM	Function	Locally invoiced under Local Agreement (Switzerland)
C21.	Singapore Scoop Shop	Provision of access and use of the Singapore Scoop Shop	4 months until 31/10/2025	N/A	passthrough without mark up	Yes- by Territory	1 months’ prior written notice period	N/A	GtM	Function	Locally invoiced under Local Agreement (Singapore)
C22.	Mexico Facilities Services and Support

Provision of facility and utilities services for the Customer’s staff and new recruits in the Territory on the Tultitlan Site. Key activities include: -

a)       Access to existing nominated office facilities and services.

b)       Maintenance of office and R&D facilities and equipment.

c)       Provision of utilities and waste disposal.

			24 months	N/A	Actual or allocated costs + 5% mark up	Yes – by Territory	3 months’ prior written notice period	N/A	Supply Chain	Function	Locally invoiced under Local Agreement

No.	Service / Function	Service Description	Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependent Services[3]	Service Owner	Exit Plan Type	Charging Approach

d)        Maintenance of existing access control to Customer’s dedicated areas Security, visitor management and cleaning services

e)        Telephony, switchboard, and reception (security reception at site entrance)

f)         Incoming and outgoing post services

g)        Car parking spaces (non-dedicated)

Exclusions

Provision of space or service to the Customer’s project resources

C23.	Local Bill to Cash Customer Service (Sweden)

Collaboration and reciprocal provision of Order to Cash services in market for Nordics. Key activities include:

a)       Customer credit management (e.g., risk assessment, order release)

b)       Claims management incl. processing of customer invoices (e.g. escalations)

c)       Accruals & Rebates management (e.g. rebate monitor)

d)       Cash applications

e)       Collections and overdue management

f)       Company policies, controls and as is reporting

g)       Customer master data management

			27 months until 30/09/2027	N/A	No charge	Yes – by Cluster as a complete service only	3 months’ prior written	Dependant on IT Services, Finance Services and Customer Services	Supply Chian	Function	N/A
C24.	Field Sales - Austria

Collaboration and reciprocal provision of Field Force services, systems and processes in Austria. Key activities include:

a)        Orders management

b)        Sales management

c)        Shelf and planogram management

d)        Cabinet management

			6 months until 31/12/2025	N/A	No charge	Yes – by Cluster as a complete service only	2 months’ prior written	Dependant on IT Services and Customer Services	GtM	Function	N/A

Part D: Distribution Services

All of the services in this table are charged through Local Agreements for each Territory. Appendix A includes the anticipated commencement date for services for a Deferred Market.

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type
D1.	Unilever Operating as a Distributor

Provision of local sales, marketing, finance, supply chain and logistics operational management activities in countries moving from Supplier’s Direct Sales model to the Customers’ Distributor model.

Key activities for Full scope include:

a)        Key Account Management (KAM): Provide day-to-day management of key customer accounts at headquarters level;

b)        Existing distributor Management: Provide sales management for in-country distributor(s);

c)        Key customer facing activities including account management, trade promotions, merchandising and consumer insight;

d)       Customer and trade marketing activities: Provide customer pricing services, adaptation of promotional plans and in-market customer / trade activities with agreed guidelines;

e)       In-market marketing activities including In-market brand activations; brand activity planning; promotional activities, market research, media & media planning within agreed guidelines;

f)        Input into demand planning and forecasting and input into the S&OP process;

g)       Sales reporting against agreed targets including in country customer development (“CD”) finance business partnering;

h)       Managing trade terms within agreed guidelines;

i)        Cabinet management;

j)         In-country supply chain management activities, including logistics and quality assurance.

			12 months Refer to paragraph 23 of Appendix A for in scope Territories	N/A	Fixed monthly charge by Territory Refer to paragraph 23 of Appendix A for a breakdown of these Service Charges by Territory	Yes – by Territory as a complete service only	3 months’ prior written notice	Dependent on IT Services, Finance Shared Services, Customer Services	GtM	Distribution Services

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type
D2.	UI Hub Services

Provision of sales, marketing, customer services, supply chain and logistics operational management in the UI hubs supporting countries moving to the Customer’s export model, including the outsourced (2 tier) model. Key activities include:

a)        Provide key customer facing activities and day-to-day management of distributors

b)        Provide in country sales management

c)        Product sales to existing and new customers through regular customer calls and correspondence.

d)       Support distributors with in-market marketing activities, including brand activation, new product introduction, in-market customer / trade activities with agreed guidelines

e)        Input into demand planning and forecasting and input into the S&OP process

f)        Performance monitoring of gross margin, monthly sales &profit and results analysis (Full P&L)

g)       Country sales reporting against agreed targets including

h)        Product pricing within approved guidelines

i)        Management of freight forwarding, export/customs documentation and shipping.

j)        Artwork and Careline activities currently provided to UAPL Direct Territories

k)       Cabinet Management

			12 months Refer to paragraph 24 of Appendix A for in scope Territories	N/A	Fixed monthly charge by Territory Refer to paragraph 24 of Appendix A for a breakdown of these Service Charges by Territory	Yes – by Territory as a complete service only	3 months’ prior written notice	Dependent on IT Services, Finance Shared Services	GtM	Distribution Services
D3.	UAE Export Market Management

Provision of local operations including sales, marketing and logistics management for Distributors in Jordan from UAE. Key activities include: -

a)        Sales, marketing, finance, supply chain operational management for distributor in Jordan

b)       Provide key customer facing activities and day-to-day management of distributor at headquarters

			Anticipated to start on 01/10/2025 until 30/06/2026 (9 months)	N/A	Fixed monthly charge by Territory equating to €30.3k per annum	Yes – by Territory as a complete service only	3 months’ prior written notice	IT Services and Customer Services	GtM	Distribution Services (UAE)

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type

c)        Provide marketing support to the Customer

d)        Input into demand planning and forecasting and input into the S&OP process

e)        Performance monitoring of Gross Margin, Monthly Sales/profit and results analysis for the Customer’s brands

f)        Sales reporting against agreed targets including in country CD finance business partnering

g)        Cabinets management

D4.	Distributor Manager

Provision of market dedicated CD and Marketing support for Vietnam and Croatia where the Customer has already appointed a distributor. Key activities include: -

a)        Provide key customer facing activities and day-to-day management of distributor at headquarters

b)        Provide current levels of marketing support to the Customer

c)        Input into demand planning and forecasting and input into the S&OP process

d)        Facilities

Note: Croatia is invoiced through Hungary.

			24 months Refer to paragraph 25 of Appendix A for in scope Territories	N/A	Fixed monthly charge by Territory Refer to paragraph 25 of Appendix A for a breakdown of these Service Charges by Territory	Yes – by Territory as a complete service only	3 months’ prior written notice	IT Services and Customer Services	GtM	Distribution Services
D5.	Field Sales (Switzerland)

Provision of Field Force activities and systems for the Customer’s Brands in Switzerland. Key activities include:

a)        Field Force Steering & Planning

b)        Planning Management

c)        In-store Execution

d)        Order Management

e)        Monitoring & Reporting

f)        Small Customer Management

			12 months Until 30/06/2026	N/A	Fixed monthly charge by Territory equating to €389.3k per annum	Yes – by Territory as a complete service only	2 months’ prior written notice	N/A	GtM	Distribution Services (Switzerland)

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type
D6.	Field Sales Retail (France)

Provision of Field Force activities and systems for the Customer’s retail brands in France. Key activities include:

a)        OSA Management

b)        Promotion Management

c)        In-store execution

d)        Monitoring & Reporting

			6 months Until 21/12/2025	N/A	Fixed monthly charge by Territory equating to €20.6k per annum	Yes – by Territory as a complete service only	2 months’ prior written notice	N/A	GtM	Distribution Services (France)
D7.	Field Sales Retail (Poland)

Management of third-party Retail Field Sales and Merchandiser activities for the Customer’s Brands in Poland. Key activities include:

a)        Management of Field force and merchandiser activities provided by third party for Modern Trade

b)        Field force planning and steering

c)        Merchandiser management

			6 months Until 21/12/2025	N/A	Fixed monthly charge by Territory equating to €21.6k per annum	Yes – by Territory as a complete service only	2 months’ prior written notice	N/A	GtM	Distribution Services (Poland)
D8.	Field Sales Retail (NZ)

Provision of Field Force activities and systems for the Customer’s Retail Brands in New Zealand. Key activities include: -

a)        Business Development and Territory management

b)        Promotion, stock and order management

c)        In-store execution

d)        Monitoring & reporting

e)        Novelty Ice Cream management

			6 months Until 21/12/2025	N/A	Fixed monthly charge by Territory equating to €182.6k per annum	Yes – by Territory as a complete service only	2 months’ prior written notice	N/A	GtM	Distribution Services (New Zealand)
D9.	Field Sales IH (NL)

Provision of Field Force and Merchandiser activities for the Customer’s in-home Brands in Netherlands. Key activities include: -

a)        Field force activities

b)        In-store execution

c)        Merchandiser activities

d)        Promotion management

			18 months Until 31/12/2026	N/A	Fixed monthly charge by Territory equating to €805.7k per annum	Yes – by Territory as a complete service only	6 months’ prior written notice prior to the new Calendar year	N/A	GtM	Distribution Services (Netherlands)

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type
D10.	Field Sales OOH (NL)

Provision of Field Force and Merchandiser activities for the Customer’s out-of-home Brands in Netherlands. Key activities include: -

a)        Field force activities

b)        Order management

c)        Monitoring & reporting

d)        Small customer management

e)        Merchandiser activities

f)        Promotion management

			18 months Until 31/12/2026	N/A	Fixed monthly charge by Territory equating to €1,534.6k per annum	Yes – by Territory as a complete service only	3 months’ prior written notice	N/A	GtM	Distribution Services (Netherlands)
D11.	Field Sales IH (Belgium)

Provision of Field Force and Merchandiser activities for the Customer’s in-home Brands in Belgium. Key activities include: -

a)        Sales representatives and merchandiser field force activities

b)        Instore execution

c)        Order management

d)        Monitoring and reporting

			18 months Until 31/12/2026	N/A	Fixed monthly charge by Territory equating to €803.3k per annum	Yes – by Territory as a complete service only	6 months’ prior written notice prior to the new Calendar year	N/A	GtM	Distribution Services (Belgium)
D12.	Field Sales OOH (Belgium)	Provision of Field Force and Merchandiser activities for the Customer’s out-of-home Brands in Belgium. Key activities include: - a) Field force and merchandiser activities	18 months Until 31/12/2026	N/A	Fixed monthly charge by Territory equating to €816.9k per annum	Yes – by Territory as a complete service only	6 months’ prior written notice prior to the new Calendar year	N/A	GtM	Distribution Services (Belgium)
D13.	OOH Services by JV France

Provision of Out-of-home concessionaires support in France from JV Relais d’Or. Key activities include: -

a)        Provide support services to concessionaires: Finance (e.g., reporting), HR, purchasing / procurement support (to remain SOX compliant)

			24 months Until 30/06/2027	N/A	Fixed monthly charge by Territory equating to €79k per annum plus actual costs of Support and Governance plus 5%	Yes – by Territory as a complete service only	3 months’ prior written notice	IT Services and Finance Services	GtM	Distribution Services (France)

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type

b)        Payroll execution for the JV: prepared in WD, upload in SAP, HR/finance validation, reconciliation, balance sheet provisions (holidays)

c)        Reporting of operating result for reinvoicing, journal entries by accounting teams for rebates

d)        Procurement support

e)        Statutory Reporting support, accounts clearing, journal entries, preparation of FR GAAP financial statement, preparation of CIT return, support on KPMG audit

f)        Tax support: VAT declaration, liasse fiscale with IS payments, ad hoc tax audits, accounting entries for tax audit, VAT audit, local taxes

g)        JV Management e.g. annual board meeting, accounts publication

h)        Insurance

i)          JV Support and Governance

D14.	CD Operations (Italy)

Provision of Local IT support for D&A Activities and Sales CD Local Tools Management in Italy. Key activities include:

a)        IT Tool used in CD/Salesforce Area and interface support

b)        Support and customisation of reporting using CD/Salesforce Tools

			27 months Until 30/09/2027	N/A	Fixed monthly charge by Territory equating to €86.5k per annum	Yes – by Territory as a complete service only	3 months’ prior written notice	IT Services	GtM	Distribution Services
D15.	CD Operations (Benelux)	Provision of monitoring and support services for the Visualfabriq tool in Belgium and Netherlands, including support team services to address errors or incidents (e.g., performance problems, bugs, or downtimes)	6 months Refer to paragraph 26 of Appendix A for a breakdown of these Service Charges by Territory	N/A	Fixed monthly charge by Territory Refer to paragraph 26 of Appendix A for a breakdown of these Service Charges by Territory	Yes – by Territory as a complete service only	2 months’ prior written notice	N/A	GtM	Distribution Services

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type
D16.	Cabinets Warehousing (Ecuador)

Provision of warehouse space and WPS services for the storage of the Customer’s Cabinets in Ecuador. Key activities include:

a)        Storage of the Customer’s owned cabinets in the designated space on the ground floor of the Supplier’s warehouse at Oasis offices.

b)        WPS services related to the building, including maintenance, the CCTV system, alarms, fire extinguisher recharges, and cleaning of the area.

			24 months Until 30/06/2027	N/A	Fixed monthly charge by Territory equating to €71.5k per annum	Yes – by Territory	3 months’ prior written notice	IT Services	GtM	Distribution Services (Ecuador)
D17.	CBD OOH: Customer Master data & Sales Controlling (Switzerland)

Provision of support for CD Excellence and master data management for the Customer’s out-of-home brands in Switzerland. Key activities include; -

a)        Maintenance of customer master date, (FuzzIT process)

b)        Trade partner & operator master data management

c)        Trade conditions & investments reporting and data management

d)        Monthly customer data reporting

e)        Refund & mutation process

f)         Managing trade condition and investments system

			6 months Until 31/12/2025	N/A	Fixed monthly charge by Territory equating to €60k per annum	Yes – by Territory as a complete service only	2 months’ prior written notice	IT Services	GtM	Distribution Services (Switzerland)
D18.	CBD OOH: Data & Systems (DACH)

Provision of DACH Data Insights & Analyst services for the Customer’s out-of-home Brands. Key activities include: -

a)        Sell in/Sell out Reporting & Analytics

b)        Report provision (sell-in, sell-out, asset-based) to the Customer

c)        Provision of information to concessionaires

d)        Ad hoc reporting and evaluations

			5 months Until 30/11/2025	N/A	Fixed monthly charge by Territory equating to €99.5k per annum	Yes – by Territory as a complete service only	2 months’ prior written notice	IT Services	GtM	Distribution Services (Germany)

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type
D19.	CBD OOH: Field Sales Support & Data & Systems (Germany & Switzerland)

Provision of CRM services to support the Customer’s out-of-home CD team in Germany and Switzerland; Key activities include: -

a)        Updates to CRM

b)        Data extraction and reporting.

c)        Support implementation sales drives

d)        Technical support

e)        Project management for technical changes

f)        Data cleansing

			4 months Until 31/10/2025	N/A	Fixed monthly charge by Territory equating to €56.2k per annum	Yes – by Territory as a complete service only	2 months’ prior written notice	IT Services	GtM	Distribution Services (Germany)
D20.	Greece Cabinets Warehouse Management

Provision of warehousing and customer service support for cabinets and promotional materials in Logistics Greece. Key activities include:

a)        Primary warehousing;

b)        Secondary warehousing management;

c)        Logistics Customer service support;

d)        Facilities for Local R&M workshop;

e)        Waste Management & Disposal services of hazardous materials.

			27 months Until 30/09/2027	N/A	Fixed monthly charge by Territory equating to €292k per annum	Yes – by Territory as a complete service only	3 months’ prior written notice	IT Services, Customer Services and Finance Services	GtM	Distribution Services (Greece)
D21.	Customer Interaction and innovation Centre (CiiC)	Provision of design and implementation services for the Customer’s immersive VR experiences in the Netherlands that allow customers to interact with the company’s products, services, or brand.	18 months Until 31/12/2026	N/A	Fixed monthly charge by Territory equating to €36.8k per annum	Yes – by Territory as a complete service only	3 months’ prior written notice	N/A	GtM	Distribution Services (Netherlands)
D22.	In Market Bill to Cash	Provision of in market Bill to Cash support. Key activities include: a) Customer billing b) Customer credit management (e.g., risk assessment, order release) c) Claims management (e.g. escalations)	27 months Refer to paragraph 27 of Appendix A for term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Territory Refer to paragraph 27 of Appendix A for a breakdown of these Service Charges by Territory	Yes – by Region as a complete service only	3 months’ prior written notice	IT Services, Customer Services and Finance Services	Finance	Distribution Services

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type
d) Accruals & Rebates management (e.g. rebate monitor) e) Cash application f) Collections and overdue management g) Controls and reporting h) Customer master data management
D23.	Local Bill to Cash (ANZ)	Provision of support to execute Bill to Cash activities in Australia and New Zealand. Key activities include: a) Claims management (e.g. escalations) b) Collections and overdue management	4 months Until 31/10/2025	N/A	Fixed monthly charge by Territory equating to €108.2k per annum	Yes – by Territory	3 months’ prior written notice	IT Services, Customer Services and Finance Services	Finance	Distribution Services (Australia)
D24.	Local Customer Development Finance

Provision of Local CD Operations finance activities in Brazil, Ecuador, South Africa, UAE and USA. Key activities include:

a)        B/S support and reconciliation of trade accounts (i.e. bookups, releases) including B/S Review, Risk and Opps process, Monthly accruals and reclass submission to Blackline

b)        Push rates into PBCS & Evergreen from Pigment, actuals accruals based on PBCS.

c)        Input target rates by customer

d)        Support monthly TMT (trade management tool) review/meeting alignment, and process forecast updates

e)        Provision of customer mix files (sourced from Pigment/SSAS)

f)        DRT/Retailer Trade Spend management (BMI)

g)        Support Manual Corrections to Price

h)        V220 Submission to iFinance (Deflated TO, Customer Actuals Reporting, Price Reporting). V800 Trade Rebate Inputs

i)        Input into P&L Reporting

			27 months Refer to paragraph 28 of Appendix A for term by Territory	N/A	Fixed monthly charge by Territory Refer to paragraph 28 of Appendix A for a breakdown of these Service Charges by Territory	Yes – by Region	3 months’ prior written notice	IT Services, and Finance Services	Finance	Distribution Services

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type

j)        Running Price Calculations for Actuals in PBCS, AFO, and iFinance

k)       Monitoring trade marketing investments (TMI) - UAE

l)        Input into trade rates by customer

m)      Extract Pigment Data and Push Customer rates into EG, tracking forecasted spend, reconciliation with invoice/actuals spend

n)        Reporting from Evergreen

o)       Support financial forecasting - Forecast loads, feeds from BMI and CD finance tools, actual accruals based on PBCS

p)       Calculate cash flow inputs to MR team for working capital reporting

D25.	Local FP&A and cash-up

Provision of services related to Financial Planning & Analysis (FP&A) including cash up process. Activities include:

a)        Execution of the cash up process using the cash up tool, with appropriate and timely inputs from the Customer on volumes and promotional terms and output reviewed by the Customer;

b)        Generation of segregated forecast output file for the Customer, split between channels, for review and approval;

c)        Support Month End Closing including actuals and forecast submissions (automated or DIT)

d)        Generation of management reporting such as TO Flash, V200, V220, V540 for decision support

e)        Country specific support such as Brand and Cluster Booklets (China), Publish SC dashboard (China), Market Share Report (USA), 3 Origamis (Venezuela)

f)        BMI and OVHs operation, reconciliation and reporting including IO creation/modification; MEC auto posting post check; IO review, CC Master Data Checks.

			27 months, except for Italy which will exit after 5 months Refer to paragraph 29 of Appendix A for term by Territory	3 months immediately following the end of the Primary Service Term (excluding Italy)	Fixed monthly charge by Territory Refer to paragraph 29 of Appendix A for a breakdown of these Service Charges by Territory	Yes – by Region	3 months’ prior written notice	IT Services, Customer Services and Finance Services	Finance	Distribution Services

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type
D26.	Local Master Data Management Support

Provision of MDM support in local Territories related to:

a)        Creation and maintenance of:

•          Customers;

•          Vendors;

•          items/products;

•          Finance (GL) master data

•          and associated dependent data (e.g., prices and material costs)

b)        Maintenance and reconciliations of key system interfaces

c)        Credit checking for new customers

d)        Relationship management of existing 3PSPs

e)        Provision of information to support external audit management

			27 months, Refer to paragraph 30 of Appendix A for term by Territory	N/A	Fixed monthly charge by Territory Refer to paragraph 30 of Appendix A for a breakdown of these Service Charges by Territory	Yes – by Territory	3 months’ prior written notice	IT Services, Customer Services and Finance Services	Finance	Distribution Services
D27.	Consumer Careline

Provision of activities for management of consumer concerns, enquiries and complaints via existing telephone, webforms and email in accordance with existing practices (Consumer Careline), including:

a)        Handling social media enquiries (i.e., websites and Facebook);

b)        providing existing monthly reports summarising all claims and inquiries to the Customer;

c)        Management and cost of consumer reimbursement.

d)        Managing consumer complaints Alignment with Customer Development for those Market changing RTM; and

e)        Management of consumer GDPR requests made through Careline (e.g. requests for access to personal data, marketing consent withdrawals/complaints, rights to be forgotten)

Exclusions

•        Any changes or alignment activities with IT or other function to incorporate Marketing led changes to Careline information on websites or with rebranding or relabelling activities are not in scope of this service

•        Any customer or cabinet management enquires

			24 months, Refer to paragraph 31 of Appendix A for term by Territory	N/A	Fixed monthly charge by Territory Refer to paragraph 31 of Appendix A for a breakdown of these Service Charges by Territory	Yes – by Region as a complete service only	3 months’ prior written notice	N/A	Marketing	Distribution Services

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type
D28.	Customer Services and Supply Chain (Hubs/3PSP)

Provision of Customer Experience Services (hub/third party service provider (“3PSP”)), including:

Order to Cash (3PSP, centralised) including the following services and related company policies, controls and reporting:

a)        Customer Services:

•        Single point of contact for customers relating to daily operational activities (customer facing if executed through the Hubs) in the Order to Cash process, including exception management, product phase changes and promotions, customer queries, and managing availability issues and cancellations

b)        Order to Deliver:

•         Customer Order Capture and Management

•         Order fulfilment

•         Customer facing & collaboration

c)        Bill to Cash:

•         Customer billing

•         Customer credit management, claims & deduction management

•         Cash applications & collections management

•         Company policies, controls and reporting

d)        Master data management:

•         Creation and maintenance of customer master data and pricing master data in scope for Customer Service teams and including controls

e)        Other activities include

•        Outbound FG Logistics Planning and execution management- Inbound RMPM Logistics Planning and execution management

			27 months, Refer to paragraph 32 of Appendix A for term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Territory Refer to paragraph 32 of Appendix A for a breakdown of these Service Charges by Territory	Yes – by Region as a complete service only	12 months’ prior written notice	IT Services and Finance Services	Supply Chain	Distribution Services

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type

•         Supply Chain Planning - Demand planning, supply planning, DRP, reconciliation and S&OP Support

•        Master Data Management - 'Creation and maintenance of product, pricing, customer master, transport lanes

•        Primary and secondary transport planning activities and provision of associated reporting;

•        Continuation of existing execution of supply planning activities (SU, CM's, conversion of demand plan into supply plan for the Territories)

•        Demand supply reconciliation- System-based creation and approval of purchase orders on instruction from Recipient, either directly or via approved plan;

•        Provision of reports outlining capacity utilization of dedicated production lines;

•        Provision of business waste reporting;

•         Generation of non-judgemental statistical baseline inputs to Recipient’s demand planning process;

•        Demand disaggregation activities based on Recipient’s demand plan; management of third party contract manufacturer operations- T2 MRP planning

•         Continuation of service hubs management (though PDN team)

D29.	Customer Services and Supply Chain Local

Provision of local Customer Experience Services; including:

a)        Order to Cash Customer Services if executed locally:

•         Single point of contact for customers relating to daily operational activities (customer facing if executed through the Hubs) in the Order to Cash process, including exception management, product phase changes and promotions, customer queries, and managing availability issues and cancellations

b)        Order to Deliver:

•         Customer Order Capture and Management

•         Order fulfilment

•         Customer facing & collaboration

			27 months, Refer to paragraph 33 of Appendix A for term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Territory Refer to paragraph 33 of Appendix A for a breakdown of these Service Charges by Territory	Yes – by Region as a complete service only	12 months’ prior written notice	IT Services, Customer Services and Finance Services	Supply Chain	Distribution Services

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type

c)        Bill to Cash:

•        Customer billing

•        Customer credit management, claims & deduction management

•       Cash applications & collections management

•       Company policies, controls  and reporting

d)         Master data management:

•         Creation and maintenance of customer master data and pricing master data in scope for Customer Service teams and including controls

•         Provision of local SC Go to Market reports

•          Local elements of outbound Logistics Planning and execution management

•          Local Master Data Management - (not covered in Finance service)

•         Primary and secondary transport planning activities and provision of associated reporting;

D30.	Local Logistics Finance (SCF)

Provision of Logistics Finance support including:

a)        Budgeting and costing - Update rates and costing matrices, and creation of Budget/Costing documentation for shared logistics elements or elements remaining under the control of the Supplier.

b)        Forecasting and actuals - Make adjustment and update actuals forecasts based on inputs from Logistic teams for shared logistics elements or elements remaining under the control of the Supplier.

			27 months, Refer to paragraph 34 of Appendix A for term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Territory Refer to paragraph 34 of Appendix A for a breakdown of these Service Charges by Territory	Yes – by Region as a complete service only	3 months’ prior written notice	Dependant on IT Services, Finance Services and Customer Services	Supply Chain	Distribution Services
D31.	Ocean & Air Freight Management

Provision of ocean and air freight management services, including

e)        International Control Tower (ICT) including ocean carrier booking, Bill of Lading and SPOT (currently contracted with Maersk until November 2026)

f)        Ocean freight invoice validation

g)        Ocean demurrage and detention control

h)        Risk sensing and resilience for ocean freight

Provided by global hubs in China, local services delivered in Australia, France, Malaysia, Spain, UAE

			24 months Refer to paragraph 35 of Appendix A for term by Territory	N/A	Fixed monthly charge by Territory Refer to paragraph 35 of Appendix A for a breakdown of these Service Charges by Territory	Yes – by Territory	3 months’ prior written notice	N/A	Supply Chain	Distribution Services

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type
D32.	Unilever Operating as a Distributor Lite

Under the Unilever Operating as a Distributor Lite TSA the Supplier’s will continue to provide a reduced service including local finance, supply chain and logistics operational management in countries where Ice Cream has appointed and are managing the Ice Cream Distributor, but transactions are continuing locally.

Key activities for Lite scope include: -

a)        Data updates for CD activities (e.g. pricing updates, trade term management)

b)        Finance activities: Record to Report, Controls and Reconciliation, cash up, SCF, FP&A, FBP, Month End Close, Budget Control.

In country supply chain management activities, including, importing, logistics and quality assurance.

This service is a continuation of a subset of the services of Unilever as Distributor (Full) D1 and therefore cannot run in parallel for a Territory

			27 months Refer to paragraph 36 of Appendix A for term by territory	N/A	Fixed monthly charge by Territory Refer to paragraph 36 of Appendix A for a breakdown of these Service Charges by Territory	Yes – by Territory as a complete service only	3 months’ prior written notice	Dependent on IT Services, Finance Shared Services, Customer Services	GtM	Distribution Services
D33.	Nordic RTM Logistic Support

Provision of Nordic RTM logistics support. Activities include: -

Support implementation of the Customer’s logistic master plan 2025-2026 and key components of 5Y Nordic strategy.

For the avoidance of doubt this Service is dependent on the availability of a specific Supplier resource in Norway.

			27 months Until 30/09/2027	N/A	Fixed monthly charge by Territory equating to €107.1k per annum	Yes – by Territory as a complete service only	6 months’ prior written notice period	Dependent on IT Services	Supply Chain	Function (Norway)

Part E: Mexico Services

The table below details the Distribution Function Services that apply locally in the Territory of Mexico only and are charged through the Local OMAs.

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type
E1.	Mexico Operational Sales and Distribution Management

Continuation of Commercial, Operational and supporting Distribution Management activities for Mexico IC Business, key activities continued include:

a)        Key Account Management (“KAM”): Provide day-to-day management of key customer accounts at headquarters level;

b)        Key customer facing activities including account management, trade promotions, merchandising and consumer insight;

c)        Field Sales and Merchandising including cabinet management.

d)        Customer and trade marketing activities: Provide customer pricing services, adaptation of promotional plans and in-market customer / trade activities with agreed guidelines;

e)        In-market marketing activities including In-market brand activations; brand activity planning; promotional activities, market research, media and media planning within agreed guidelines;

f)        Input into demand planning and forecasting and input into the S&OP process;

g)        Sales reporting against agreed targets including in country customer development (“CD”) finance business partnering;

h)        Managing trade terms within agreed guidelines;

i)        In-country supply chain management activities, including: -

•          Planning

•          Customer Services and Supply Chain

•          Inbound materials Management

•          Logistics and Warehousing – including SC Hubs

•          Repacking

•         Quality assurance;

j)        Commercial / CD Finance;

k)        Local FP&A and controlling activities;

			27 months	3 months	Local actual or allocated costs for the Territory plus 5% mark up	Yes	3-month prior written notice	Dependent on IT Services, Finance Shared Services, Customer Services	GtM	Distribution Services

No.	Service / Function	Service Description	Primary Service Term	Ramp down term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type

l)        Bill to Cash execution;

m)      Supply Chain finance services, Logistics Finance, Procurement Finance activities;

n)        HR & Payroll & Benefits and contracts administration;

o)        Facilities provision and support;

p)        Fleet management; and

q)        Travel and expenses management.

Part F: Deferred Market Global Services

For a material Territory that is Deferred, the global Services below will only commence when the Territory transfers to the Customer, as agreed through the governance process for the Agreement, the Services will exit in line with the Region as detailed in Part A of Schedule 1 (Services and Service Charges).

No.	Service / Function	Service Description	Primary Service Term	Ramp Down Period	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type	Charging Approach
F1.	Finance Shared Services	As per item A4 of the table set out in Part A of Schedule 1 (Services and Service Charges)	Up to 30th September 2027 Refer to paragraph 37 of Appendix A for Term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Region (as set out in paragraph 37 of Appendix A)	Yes – by Region as a complete service only	3 months’ prior written notice	Dependent on IT Services	Finance	Core Transactional	Globally invoiced under this Agreement
F2.	IT	As per item A15 of the table set out in Part A of Schedule 1 (Services and Service Charges)	Up to 30th September 2027 Refer to paragraph 38 of Appendix A for Term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Region (as set out in paragraph 38 of Appendix A)	Yes – by Region as a complete service only	3 months’ prior written notice	N/A	IT	IT	Globally invoiced under this Agreement
F3.	Customer Service Hubs	As per item D28 set out in Part D of Schedule 1 (Services and Service Charges)	Up to 30th September 2027 Refer to paragraph 39 of Appendix A for Term by Territory	3 months immediately following the end of Primary Service Term	Fixed monthly charge by Region (as set out in paragraph 39 of Appendix A)	Yes – by Region as a complete service only	3 months’ prior written notice	Dependent on IT Services	Finance	Core Transactional	Globally invoiced under this Agreement

Part G: Flexible Support Services

The table below details the Flexible Support Services.

No.	Service / Function	Service Description	Primary Service Term	Service Charges Basis	Early Termination Right	Termination Notice Period	Interdependencies	Service Owner	Exit Plan Type
G1.	Flexible Support

Provision of minor or short-term business activities by the Supplier, under direction of the Customer, to cover resource or process gap.

Requirements to be reviewed and agreed between the Parties monthly.

Specific service provisions are in detailed below

			18 months	Services charges based on monthly agreed fully loaded resource costs by WL by country	Yes - globally	2 weeks’’ prior written notice	IT, Shared Services	Design Authority	N/A

1	Part a: Governance Process for Flexible Support Services

1.1	With Reference to the Flexible Support Services, this schedule details the processes that will be used to manage and govern the request, costing and termination of the Flexible Support Services (Part a) including those requested to cover recruitment gaps for the 3 months from the Commencement Date (Part b).

1.2	On a monthly basis before the 15th calendar day of the month, as part of the overall governance process set out in the Agreement, both Parties will agree the Flexible Support Services required for the following month.

1.3	The agreed service summary will be maintained outside this document. The table above is indicative of the services that may be delivered under the Flexible Support Services.

1.4	Flexible Support Services will be invoiced as per other Services provided under this Agreement.

1.5	The charges for the Flexible Support Services shall be based on the number of FTE required to deliver the monthly service, by work level, multiplied by the agreed Customer’s Employment Costs for that work level and country plus a 5% mark up/fee (as further provided for by this Schedule 1 (Services and Service Charges)). For the avoidance of doubt, any expenses paid or payable to the employees are to be excluded from the Employment Costs before the fee is calculated. The Supplier will reimburse the employees for all reasonable and proper expenses and disbursements exclusively and necessarily incurred by the employees in connection with providing the Flexible Support Services and will reimburse the employees directly for these in accordance with the relevant member of the Supplier Group’s expenses policy. The Customer will be responsible for reimbursing the Supplier for such expenses paid to the employees.

1.6	For the purposes of this paragraph Part a, “Employment Costs” means amounts payable to or in respect of the employees who are providing the Flexible Support Services under their employment terms (including the employees’ salaries, all tax and national insurance contributions, employer’s pension contributions, bonuses, health insurance and/or private medical insurance premia, car allowance and overtime payments but, for the avoidance of doubt excluding any expenses.

2	Part b: Short Term Recruitment Coverage

2.1	The Customer has a number of envisaged recruitment vacancies as of the Commencement Date (“Vacant Roles”). The Parties shall maintain a list of the Vacant Roles, which may be updated from time to time with the agreement of both Parties. The Supplier has agreed to perform the activities (in such way and using such resources as it shall determine) that individuals in the Vacant Roles would have performed (had they been in place) for a period of no more than 3 months from the Commencement Date.

3	Governance Process for Recruitment Coverage

3.1	On a monthly basis before the 15th calendar day of the month, as part of the overall governance process set out in this Agreement, both Parties will agree the Supplier activities required to cover the Customer’s recruitments for the following month.

3.2	The agreed list of roles’ activities will be maintained outside this document.

3.3	Flexible Support Services will be invoiced as per other Services provided under this Agreement.

3.4	The charge for the recruitment coverage services shall be based on the number of FTE required to deliver the monthly service, by work level, multiplied by the agreed Customer’s fully loaded costs for that work level and country.

Part H: Advance funding of payment services

Where a Service involves the Supplier making a payment on behalf of the Customer (such as the provision of payroll), the Supplier:

•	may, at its discretion, provide the Customer with advance notice of the amount of required to make that payment; and

•	shall not be obliged to make that payment unless and until it has received cleared funds from the Customer in respect of that payment.

Appendix A
Service charges and service terms by Territory/Region

1.	A4 – Finance Shared Services

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Americas	4,980.9	27 months (+3 months ramp down)		30/09/2027
Europe	6,291.0	27 months (+3 months ramp down)		30/09/2027
RoW	5,338.1	27 months (+3 months ramp down)		30/09/2027
Deferred Markets (Thailand / Indonesia)	715.4	See paragraph 37 of Appendix A
Total	17,325.4

2.	A5 – Tax (FOT)

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Americas	75.9	12 months		30/06/2026
Europe	95.9	12 months		30/06/2026
RoW	98.6	12 months		30/06/2026
Total	270.4

3.	A6 – Global Performance Management

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Americas	81.1	27 months (+3 months ramp down)		30/09/2027
Europe	102.4	27 months (+3 months ramp down)		30/09/2027
RoW	105.2	27 months (+3 months ramp down)		30/09/2027
Total	288.7

4.	A7 – Procurement Finance

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Americas	72.8	27 months (+3 months ramp down)		30/09/2027
Europe	91.9	27 months (+3 months ramp down)		30/09/2027
RoW	94.4	27 months (+3 months ramp down)		30/09/2027
Total	259.1

5.	A15 – IT Services

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Americas	40,120.3	27 months (+3 months ramp down)		30/09/2027
Europe	50,672.1	27 months (+3 months ramp down)		30/09/2027
RoW	42,997.2	27 months (+3 months ramp down)		30/09/2027
Deferred Markets (Thailand/Indonesia)	5,762.5	See paragraph 38 of Appendix A
Total	139,552.1

6.	A18 - AdPro

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Americas	153.6	6 months		31/12/2025
Europe	194.0	6 months		31/12/2025
RoW	199.4	6 months		31/12/2025
Total	547.0

7.	A19 – Artwork System

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Americas	129.7	12 months		30/06/2026
Europe	163.9	12 months		30/06/2026
RoW	168.4	12 months		30/06/2026
Total	462.0

8.	A25 – Web Infrastructure & Tools

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Americas	766.7	24 months		30/06/2027
Europe	968.3	24 months		30/06/2027
RoW	995.0	24 months		30/06/2027
Total	2,730.0

9.	A26 – Artwork Excellence

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Americas	1,051.0	4 months		31/10/2025
RoW	1,364.0	4 months		31/10/2025
Total	2,415.0

10.	A32 – Ambient Logistics in Europe

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Denmark	6.0	24 months		30/06/2027
Finland	4.8	24 months		30/06/2027
France	6.7	24 months		30/06/2027
Germany	2.6	24 months		30/06/2027

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Ireland	5.4	24 months		30/06/2027
Poland	4.5	24 months		30/06/2027
Spain	4.9	24 months		30/06/2027
Sweden	5.2	24 months		30/06/2027
United Kingdom	5.0	24 months		30/06/2027
Total	45.1

11.	A34 – Inbound Materials Management

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Australia	10.8	27 months		30/09/2027
Ecuador	28.4	27 months		30/09/2027
Germany	13.4	27 months		30/09/2027
Indonesia	11.0	23 months	08/11/2025	30/09/2027
Pakistan	9.5	27 months		30/09/2027
Philippines	4.2	27 months		30/09/2027
Romania	4.7	27 months		30/09/2027
Thailand	5.5	24 months	01/10/2025	30/09/2027
Turkey	29.9	27 months		30/09/2027
Venezuela	1.1	27 months		30/09/2027
Total	118.5

12.	A39 – Procurement (Direct)

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Americas	30.4	27 months		30/09/2027
Europe	38.4	27 months		30/09/2027

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
RoW	39.4	27 months		30/09/2027
Total	108.2

13.	A43 – FG Import, Export & Customs Management

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Americas	256.5	27 months		30/09/2027
Europe	324.0	27 months		30/09/2027
RoW	332.9	27 months		30/09/2027
Total	913.4

14.	B3 - Scientific Affairs: Regulatory Affairs

Relevant Territories	Service Charges (annual €k)	Service Term
Czechia	13.9	Until (i) IPO or (ii) Change of Control in accordance with Clause 7.3 of the Agreement (Change of control)
Slovakia	13.9	Until (i) IPO or (ii) Change of Control in accordance with Clause 7.3 of the Agreement (Change of control)
Israel	27.8	Until (i) IPO or (ii) Change of Control in accordance with Clause 7.3 of the Agreement (Change of control)
Total	55.6

15.	C1 - Local Controlling Support (excluding R2R & P2P)

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Australia	60.3	27 months (+3 months ramp down)		30/09/2027
Austria	30.3	27 months (+3 months ramp down)		30/09/2027
Belgium	130.6	27 months (+3 months ramp down)		30/09/2027
Brazil	59.5	27 months (+3 months ramp down)		30/09/2027
Czechia	3.2	27 months (+3 months ramp down)		30/09/2027
Denmark	12.7	27 months (+3 months ramp down)		30/09/2027
Ecuador	41.6	27 months (+3 months ramp down)		30/09/2027
Finland	35.9	27 months (+3 months ramp down)		30/09/2027
France	136.0	27 months (+3 months ramp down)		30/09/2027
Germany	97.3	27 months (+3 months ramp down)		30/09/2027
Hungary	4.3	27 months (+3 months ramp down)		30/09/2027
Indonesia	72.2	23 months (+3 months ramp down)	08/11/2025	30/09/2027
Ireland	7.7	27 months (+3 months ramp down)		30/09/2027
Italy	60.9	27 months (+3 months ramp down)		30/09/2027
Malaysia	46.2	27 months (+3 months ramp down)		30/09/2027
Netherlands	144.9	27 months (+3 months ramp down)		30/09/2027
Netherlands UEBV	147.3	27 months (+3 months ramp down)		30/09/2027

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Pakistan	43.9	27 months (+3 months ramp down)		30/09/2027
Philippines	30.3	27 months (+3 months ramp down)		30/09/2027
Poland	38.6	27 months (+3 months ramp down)		30/09/2027
Romania	2.7	27 months (+3 months ramp down)		30/09/2027
Spain	34.6	27 months (+3 months ramp down)		30/09/2027
Sweden	26.0	27 months (+3 months ramp down)		30/09/2027
Switzerland	36.3	27 months (+3 months ramp down)		30/09/2027
Thailand	77.9	24 months (+3 months ramp down)	01/10/2025	30/09/2027
United Arab Emirates	14.0	24 months (+3 months ramp down)	01/10/2025	30/09/2027
United Kingdom	57.8	27 months (+3 months ramp down)		30/09/2027
United States of America	61.3	27 months (+3 months ramp down)		30/09/2027
Total	1,514.3

16.	C3 - Local Finance (non-ComEx Territories)

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Greece	131.1	27 months (+3 months ramp down)		30/09/2027
Israel	256.7	27 months (+3 months ramp down)		30/09/2027
Total	387.8

17.	C7- Local Manufacturing Finance

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Brazil	11.8	27 months (+3 months ramp down)		30/09/2027
Ecuador	120.7	27 months (+3 months ramp down)		30/09/2027
Pakistan	5.2	27 months (+3 months ramp down)		30/09/2027
South Africa	70.7	27 months (+3 months ramp down)		30/09/2027
Total	208.4

18.	C8 - Local Procurement finance

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Brazil	29.1	27 months (+3 months ramp down)		30/09/2027
Ecuador	31.5	27 months (+3 months ramp down)		30/09/2027
United States of America	10.6	27 months (+3 months ramp down)		30/09/2027
Total	71.2

19.	C9 - Additional Local SCF for Territories with Partial SCFS Support

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Brazil	18.1	27 months (+3 months ramp down)		30/09/2027
Ecuador	45.7	27 months (+3 months ramp down)		30/09/2027
Israel	40.3	27 months (+3 months ramp down)		30/09/2027
Malaysia	7.6	27 months (+3 months ramp down)		30/09/2027

South Africa	40.8	27 months (+3 months ramp down)		30/09/2027
Thailand	36.8	24 months (+3 months ramp down)	01/10/2025	30/09/2027
Turkey	63.5	27 months (+3 months ramp down)		30/09/2027
United Arab Emirates	11.1	24 months (+3 months ramp down)	01/10/2025	30/09/2027
United States of America	203.2	27 months (+3 months ramp down)		30/09/2027
Total	467.1

20.	C10 – Payroll

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Australia	21.4	2 months		31/08/2025
Austria	29.6	2 months		31/08/2025
Brazil	143.9	3 months		30/09/2025
Canada	63.2	2 months		31/08/2025
China	80.2	3 months		30/09/2025
Czechia	11.8	2 months		31/08/2025
Ecuador	5.7	2 months		31/08/2025
Finland	10.0	1 months		31/07/2025
France	252.5	4 months		31/10/2025
Germany	704.2	4 months		31/10/2025
Greece	10.9	3 months		30/09/2025
Hungary	18.2	3 months		30/09/2025
Israel	181.0	4 months		31/10/2025
Italy	160.5	3 months		30/09/2025
Netherlands	95.6	4 months		31/10/2025

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
New Zealand	4.1	2 months		31/08/2025
Pakistan	1.2	1 months		31/07/2025
Philippines	55.6	1 months		31/07/2025
Poland	53.6	3 months		30/09/2025
Singapore	41.7	1 months		31/07/2025
South Africa	18.3	2 months		31/08/2025
Spain	143.7	3 months		30/09/2025
Sweden	95.9	1 months		31/07/2025
Turkey	87.8	3 months		30/09/2025
Lithuania	6.3	2 months		31/08/2025
Ireland	1.8	1 months		31/07/2025
Romania	11.6	3 months		30/09/2025
Slovakia	0.5	2 months		31/08/2025
Belgium	15.5	1 months		31/07/2025
Switzerland	25.7	4 months		31/10/2025
United Kingdom	358.6	4 months		31/10/2025
United States of America	718.1	2 months		31/08/2025
Total	3,428.8

21.	C11 - Benefits Contracts and Administration

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
China	19.9	4 months		31/07/2025
Germany	31.2	4 months		31/10/2025
Spain	10.5	3 months		31/07/2025
Switzerland	26.8	4 months		31/10/2025
United States of America	53.9	4 months		31/08/2025
Total	142.3

22.	C19 – Workplace & Travel Services – Offices

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Australia (Sydney)	178.2	8 months		28/02/2026
Austria (Vienna)	426.1	24 months		30/06/2027
Brazil (Sao Paulo)	324.5	12 months		30/06/2026
Bulgaria (Sofia)	54.1	12 months		30/06/2026
Canada (Toronto)	548.3	24 months		30/06/2027
China (Shanghai)	1,189.7	18 months		31/12/2026
Czechia (Prague)	279.0	16 months		31/10/2026
Denmark (Copenhagen)	159.0	6 months		31/12/2025
Finland (Helsinki)	267.1	6 months		31/12/2025
France (Paris)	757.1	24 months		30/06/2027
Greece (Athens)	182.8	16 months		31/12/2025
Hungary (Budapest)	308.2	18 months		31/12/2026
Ireland (Dublin (IE-L))	143.8	17 months		30/11/2026
Italy (Rome)	882.5	8 months		31/12/2025
Lithuania (Vilnius)	49.7	12 months		30/06/2026
Malaysia (Kuala Lumpur)	174.6	7 months		31/01/2026
New Zealand (Auckland)	78.3	12 months		30/06/2026
Poland (Warszawa)	302.8	24 months		30/06/2027
Poland (Katowice)	21.6	24 months		30/06/2027

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Romania (Bucharest)	138.4	24 months		30/06/2027
Slovakia (Bratislava)	141.7	1 months		31/08/2025
South Africa (Johannesburg)	64.9	12 months		30/06/2026
Spain (Barcelona)	643.5	6 months		31/12/2025
Sweden (Solna)	411.0	6 months		31/12/2025
Switzerland (Schaffhausen)	139.5	12 months		30/06/2026
United Kingdom (London)	460.7	10 months		30/04/2026
United States of America (New Jersey)	5,806.5	24 months		30/06/2027
United States of America (Arkansas)	139.5	24 months		30/06/2027
Total	15,134.2

23.	D1 - Unilever Operating as a Distributor

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Cambodia	963.3	9 months	01/10/2025	30/06/2026
Cyprus	781.5	12 months		30/06/2026
Dominican Republic	337.4	12 months		30/06/2026
Estonia	846.0	12 months		30/06/2026
Korea, Republic of	337.1	9 months	01/10/2025	30/06/2026
Laos	201.6	9 months	01/10/2025	30/06/2026
Latvia	1,304.2	12 months		30/06/2026
Norway	1,207.9	12 months		30/06/2026
Puerto Rico	333.8	12 months		30/06/2026
Trinidad and Tobago	37.1	12 months		30/06/2026
Total	6,349.9

24.	D2 – UI Hub Services

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
France (UL France)	454.2	12 months		30/06/2026
Italy (UL Italy)	64.9	12 months		30/06/2026
Netherlands (UL NL)	10.8	12 months		30/06/2026
Singapore (UAPL Singapore)	811.1	12 months		30/06/2026
United Kingdom (UL UK)	43.3	12 months		30/06/2026
United States of America (Conopco)	465.0	12 months		30/06/2026
Total	1,849.3

25.	D4 - Distributor Manager

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Hungary	229.9	24 months		30/06/2027
Vietnam	739.6	21 months	01/10/2025	30/06/2027
Total	969.5

26.	D15 – CD Operations (Benelux)

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Belgium	9.2	6 months		31/12/2025
Netherlands	27.6	6 months		31/12/2025
Total	36.8

27.	D22 – In Market Bill to Cash

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Austria	36.7	27 months (+3 months ramp down)		30/09/2027
Belgium	321.7	27 months (+3 months ramp down)		30/09/2027
Brazil	23.3	27 months (+3 months ramp down)		30/09/2027
Czechia	3.9	27 months (+3 months ramp down)		30/09/2027
Denmark	5.9	27 months (+3 months ramp down)		30/09/2027
Ecuador	51.1	27 months (+3 months ramp down)		30/09/2027
Finland	5.7	27 months (+3 months ramp down)		30/09/2027
France	53.6	27 months (+3 months ramp down)		30/09/2027
Germany	115.1	27 months (+3 months ramp down)		30/09/2027
Greece	68.1	27 months (+3 months ramp down)		30/09/2027
Hungary	41.2	27 months (+3 months ramp down)		30/09/2027
Indonesia	137.7	23 months (+3 months ramp down)	08/11/2025	30/09/2027
Ireland	16.8	27 months (+3 months ramp down)		30/09/2027
Malaysia	77.1	27 months (+3 months ramp down)		30/09/2027
Netherlands	403.8	27 months (+3 months ramp down)		30/09/2027
Pakistan	17.7	27 months (+3 months ramp down)		30/09/2027
Poland	30.4	27 months (+3 months ramp down)		30/09/2027
Slovakia	3.9	27 months (+3 months ramp down)		30/09/2027
South Africa	37.2	27 months (+3 months ramp down)		30/09/2027

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Sweden	12.2	27 months (+3 months ramp down)		30/09/2027
Switzerland	105.2	27 months (+3 months ramp down)		30/09/2027
Thailand	0.5	24 months (+3 months ramp down)	01/10/2025	30/09/2027
Turkey	280.1	27 months (+3 months ramp down)		30/09/2027
United Arab Emirates	7.5	24 months (+3 months ramp down)	01/10/2025	30/09/2027
United Kingdom	192.2	27 months (+3 months ramp down)		30/09/2027
Total	2,048.6

28.	D24 – Local Customer Development Finance

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Brazil	149.6	27 months		30/09/2027
Ecuador	43.0	27 months		30/09/2027
South Africa	179.5	27 months		30/09/2027
United Arab Emirates	5.8	24 months	01/10/2025	30/09/2027
United States of America	287.7	27 months		30/09/2027
Total	665.6

29.	D25 – Local FP&A and Cash-up

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Brazil	119.5	27 months (+3 months ramp down)		30/09/2027
China	14.1	27 months (+3 months ramp down)		30/09/2027

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Ecuador	77.1	27 months (+3 months ramp down)		30/09/2027
Indonesia	10.8	23 months (+3 months ramp down)	08/11/2025	30/09/2027
Israel	40.3	27 months (+3 months ramp down)		30/09/2027
Italy	5.4	5 months		30/11/2025
Malaysia	55.2	27 months (+3 months ramp down)		30/09/2027
Pakistan	20.3	27 months (+3 months ramp down)		30/09/2027
Singapore	7.6	27 months (+3 months ramp down)		30/09/2027
South Africa	43.9	27 months (+3 months ramp down)		30/09/2027
Thailand	21.6	24 months (+3 months ramp down)	01/10/2025	30/09/2027
Turkey	92.8	27 months (+3 months ramp down)		30/09/2027
United Arab Emirates	19.6	24 months (+3 months ramp down)	01/10/2025	30/09/2027
United States of America	366.7	27 months (+3 months ramp down)		30/09/2027
Total	894.9

30.	D26 – Local Master Data Management Support

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Belgium	4.5	27 months		30/09/2027
Czechia	0.1	27 months		30/09/2027
Indonesia	18.5	23 months	08/11/2025	30/09/2027
Malaysia	8.6	27 months		30/09/2027

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Netherlands	5.0	27 months		30/09/2027
Pakistan	11.4	27 months		30/09/2027
Romania	22.0	27 months		30/09/2027
South Africa	62.5	27 months		30/09/2027
Spain	6.5	27 months		30/09/2027
United Arab Emirates	0.1	24 months	01/10/2025	30/09/2027
United Kingdom	1.0	27 months		30/09/2027
United States of America	37.8	27 months		30/09/2027
Total	178.0

31.	D27 – Consumer Careline

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Australia	122.4	24 months		30/06/2027
Austria	57.0	24 months		30/06/2027
Belgium	29.5	24 months		30/06/2027
Brazil	99.8	24 months		30/06/2027
Canada	66.4	24 months		30/06/2027
China	174.8	24 months		30/06/2027
Czechia	23.1	24 months		30/06/2027
Denmark	35.9	24 months		30/06/2027
Ecuador	35.2	24 months		30/06/2027
Finland	31.0	24 months		30/06/2027
France	156.0	24 months		30/06/2027
Germany	272.4	24 months		30/06/2027

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Greece	27.8	24 months		30/06/2027
Hungary	29.0	24 months		30/06/2027
Indonesia	107.2	20 months	08/11/2025	30/06/2027
Ireland	25.3	24 months		30/06/2027
Israel	71.0	24 months		30/06/2027
Italy	196.6	24 months		30/06/2027
Malaysia	38.0	24 months		30/06/2027
Netherlands	88.1	24 months		30/06/2027
New Zealand	18.4	24 months		30/06/2027
Pakistan	43.9	24 months		30/06/2027
Philippines	124.6	24 months		30/06/2027
Poland	59.8	24 months		30/06/2027
Romania	38.7	24 months		30/06/2027
Singapore	15.6	24 months		30/06/2027
Slovakia	12.0	24 months		30/06/2027
South Africa	25.5	24 months		30/06/2027
Spain	105.1	24 months		30/06/2027
Sweden	73.4	24 months		30/06/2027
Switzerland	27.2	24 months		30/06/2027
Thailand	70.2	21 months	01/10/2025	30/06/2027
Turkey	302.9	24 months		30/06/2027
United Arab Emirates	6.5	21 months	01/10/2025	30/06/2027
United Kingdom	245.7	24 months		30/06/2027
United States of America	1,168.2	24 months		30/06/2027
Venezuela	5.4	24 months		30/06/2027
Total	4,029.6

32.	D28 – Customer Services and Supply Chain (Hubs/3PSP)

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Austria	227.8	27 months (+3 months ramp down)		30/09/2027
Belgium	117.9	27 months (+3 months ramp down)		30/09/2027
Canada	260.8	27 months (+3 months ramp down)		30/09/2027
Czechia	92.2	27 months (+3 months ramp down)		30/09/2027
Denmark	143.2	27 months (+3 months ramp down)		30/09/2027
Finland	123.9	27 months (+3 months ramp down)		30/09/2027
France	623.1	27 months (+3 months ramp down)		30/09/2027
Germany	1,088.0	27 months (+3 months ramp down)		30/09/2027
Greece	111.2	27 months (+3 months ramp down)		30/09/2027
Hungary	116.0	27 months (+3 months ramp down)		30/09/2027
Ireland	101.2	27 months (+3 months ramp down)		30/09/2027
Italy	785.1	27 months (+3 months ramp down)		30/09/2027
Indonesia	See paragraph 39 of Appendix A
Netherlands	351.8	27 months (+3 months ramp down)		30/09/2027
Poland	238.7	27 months (+3 months ramp down)		30/09/2027

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Romania	154.5	27 months (+3 months ramp down)		30/09/2027
Slovakia	48.1	27 months (+3 months ramp down)		30/09/2027
Spain	419.9	27 months (+3 months ramp down)		30/09/2027
Sweden	293.4	27 months (+3 months ramp down)		30/09/2027
Switzerland	108.7	27 months (+3 months ramp down)		30/09/2027
Thailand	See paragraph 39 of Appendix A
United Kingdom	981.3	27 months (+3 months ramp down)		30/09/2027
United States of America	4,589.5	27 months (+3 months ramp down)		30/09/2027
Total	10,976.3

33.	D29 – Customer Services and Supply Chain Local

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Australia	32.4	27 months (+3 months ramp down)		30/09/2027
Brazil	21.6	27 months (+3 months ramp down)		30/09/2027
China	54.1	27 months (+3 months ramp down)		30/09/2027
France	162.2	27 months (+3 months ramp down)		30/09/2027
Greece	129.8	27 months (+3 months ramp down)		30/09/2027
Indonesia	43.3	23 months (+3 months ramp down)	08/11/2025	30/09/2027
Israel	86.5	27 months (+3 months ramp down)		30/09/2027
Italy	43.3	27 months (+3 months ramp down)		30/09/2027
Malaysia	75.7	27 months (+3 months ramp down)		30/09/2027

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Netherlands	465.0	27 months (+3 months ramp down)		30/09/2027
Philippines	10.8	27 months (+3 months ramp down)		30/09/2027
Poland	119.0	27 months (+3 months ramp down)		30/09/2027
South Africa	162.2	27 months (+3 months ramp down)		30/09/2027
Spain	529.9	27 months (+3 months ramp down)		30/09/2027
Sweden	190.3	27 months (+3 months ramp down)		30/09/2027
Thailand	140.6	24 months (+3 months ramp down)	01/10/2025	30/09/2027
Turkey	194.7	27 months (+3 months ramp down)		30/09/2027
United Kingdom	86.5	27 months (+3 months ramp down)		30/09/2027
United States of America	1,427.6	27 months (+3 months ramp down)		30/09/2027
Total	3,975.5

34.	D30 – Local Logistics Finance (SCF)

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Brazil	3.8	27 months (+3 months ramp down)		30/09/2027
China	22.0	27 months (+3 months ramp down)		30/09/2027
Ecuador	38.5	27 months (+3 months ramp down)		30/09/2027
Indonesia	18.4	23 months (+3 months ramp down)	08/11/2025	30/09/2027
Israel	40.3	27 months (+3 months ramp down)		30/09/2027
Malaysia	10.8	27 months (+3 months ramp down)		30/09/2027
South Africa	40.8	27 months (+3 months ramp down)		30/09/2027
United Arab Emirates	4.3	24 months (+3 months ramp down)	01/10/2025	30/09/2027
United States of America	166.5	27 months (+3 months ramp down)		30/09/2027
Total	345.4

35.	D31 – Ocean & Air Freight Management

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Australia	10.8	24 months	01/07/2025	30/06/2026
France	10.3	24 months	01/07/2025	30/06/2026
Malaysia	6.3	24 months	01/07/2025	30/06/2026
Spain	8.9	24 months	01/07/2025	30/06/2026
United Arab Emirates	37.5	21 months	01/10/2025	30/06/2026
Total	73.8

36.	D32 Unilever Operating as a Distributor Lite

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Exit date
Kazakhstan	797.2	24 months	01/10/2025	30/09/2027
Lithuania	246.2	27 months	01/07/2025	30/09/2027
Morocco	182.0	24 months	01/10/2025	30/09/2027
Paraguay	30.0	27 months	01/07/2025	30/09/2027
Vietnam	96.2	24 months	01/10/2025	30/09/2027
Total	1,351.6

37.	H1 – Finance Shared Services

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Indonesia	432.4	23 months (+3 months ramp down)	08/11/2025	30/09/2027
Thailand	283.0	24 months (+3 months ramp down)	01/10/2025	30/09/2027
Total	715.4

38.	H2 – IT

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Indonesia	3,482.7	23 months (+3 months ramp down)	08/11/2025	30/09/2027
Thailand	2,279.8	24 months (+3 months ramp down)	01/10/2025	30/09/2027
Total	5,762.5

39.	H3 – Customer Service Hubs

Relevant Territories	Service Charges (annual €k)	Service Term	Anticipated start date if not commencement date	Primary Service Exit date
Indonesia	421.0	23 months (+3 months ramp down)	08/11/2025	30/09/2027
Thailand	275.6	24 months (+3 months ramp down)	01/10/2025	30/09/2027
Total	696.6

Mapping of Territories to Region

Region	Territory
Americas	Canada
Americas	United States of America
Europe	Albania
Europe	Austria
Europe	Belgium
Europe	Bosnia
Europe	Bulgaria
Europe	Croatia
Europe	Cyprus
Europe	Czech Republic
Europe	Denmark
Europe	Estonia
Europe	Finland
Europe	France
Europe	Germany
Europe	Greece
Europe	Hungary
Europe	Ireland
Europe	Italy
Europe	Luxembourg
Europe	Kosovo
Europe	Latvia
Europe	Lithuania
Europe	Moldova
Europe	Montenegro
Europe	Netherlands
Europe	North Macedonia
Europe	Norway
Europe	Poland
Europe	Romania
Europe	Serbia
Europe	Slovakia
Europe	Slovenia
Europe	Spain
Europe	Sweden
Europe	Switzerland
Europe	Ukraine
Europe	United Kingdom
RoW	Australia
RoW	Bahrain
RoW	Brazil
RoW	Cambodia
RoW	Chile
RoW	China
RoW	Cote d Ivoire
RoW	Dominican Republic
RoW	Ecuador
RoW	Egypt
RoW	Ghana
RoW	Hong Kong
RoW	India
RoW	Indonesia
RoW	Israel
RoW	Japan
RoW	Jordan
RoW	Kazakhstan
RoW	Korea, Republic of
RoW	Kuwait
RoW	Laos
RoW	Lebanon
RoW	Malaysia
RoW	Mexico
RoW	Morocco
RoW	New Zealand
RoW	Nigeria
RoW	Oman
RoW	Pakistan
RoW	Paraguay
RoW	Peru
RoW	Philippines
RoW	Puerto Rico
RoW	Qatar
RoW	Singapore
RoW	South Africa
RoW	Taiwan

RoW	Thailand
RoW	Trinidad and Tobago
RoW	Turkey
RoW	Turkmenistan
RoW	United Arab Emirates
RoW	Uruguay
RoW	Venezuela
RoW	Vietnam

Schedule 2
Employees

1	Definitions

In this Schedule 2 (Employees) the following definitions shall apply:

“Liabilities” includes any award, compensation, damages, fine, loss, order, penalty, payment made by way of settlement and costs and expenses reasonably incurred in connection with a claim or investigation (including any investigation by any enforcement, regulatory or supervisory body and costs of implementing any requirements which may arise from any such investigation); and

“Transfer Regulations” means the Acquired Rights Directive (EC 23/2001), any legislation implementing the Acquired Rights Directive and any other legislation under the laws of any jurisdiction having the effect of automatically transferring employment on the transfer of a business or undertaking.

2	No Transfer of Employees

2.1	The Parties intend and agree that the termination of the provision of the Services (or any of them) pursuant to this Agreement shall not, unless otherwise expressly agreed between the Parties, be a “relevant transfer” for the purposes of the Transfer Regulations and that accordingly no person’s employment shall transfer from the Unilever Group to the TMICC Group or a Successor Operator as a result of the termination of the provision of the Services, however and whenever such termination takes effect.

2.2	If, notwithstanding the intention and agreement of the Parties stated in paragraph 2.1, the contract of employment of any person (save for any person whose employment the Parties have expressly agreed shall transfer) (an “Exit Employee”) transfers from the Unilever Group to the TMICC Group (or, as the case may be, Successor Operator) pursuant to the Transfer Regulations, or claims that their employment should have so transferred, then:

2.2.1	the Customer will, or will procure that the relevant member of the TMICC Group or Successor Operator will, within 14 days of becoming aware of that fact, give notice in writing to the Supplier, the date of giving such notice being the “Notice Date”;

2.2.2	the Supplier will, or will procure that a member of the Unilever Group will, offer employment to the Exit Employee within 14 days of the Notice Date and shall notify the Customer that it has done so, the date such offer is made being the “Offer Date”;

2.2.3	if such offer of employment is accepted within 14 days of the Offer Date, the Customer shall (or shall procure that the relevant member of the TMICC Group or Successor Operator shall) immediately release the Exit Employee from their employment; and

2.2.4	If either:

(i)	no offer of employment has been made by a member of the Unilever Group to the Exit Employee and notified to the Customer within 14 days of the Notice Date; or

(ii)	an offer of employment has been made by a member of the Unilever Group but not accepted by the Exit Employee within 14 days of the Offer Date,

then the Customer, or the relevant member of the TMICC Group or Successor Operator, may give notice to terminate the employment of the Exit Employee, provided always that such notice is given to the Exit Employee within 28 days of the Notice Date in respect of paragraph 2.2.4(i) or the Offer Date in respect of paragraph 2.2.4(ii).

2.3	Provided that the Customer and any relevant member of the TMICC Group or Successor Operator has acted in accordance with the provisions of paragraph 2.2 above, the Supplier will indemnify the Customer, each relevant member of the TMICC Group and any Successor Operator against all Liabilities arising out of the termination of employment of the Exit Employee or otherwise arising out of or related to the employment of the Exit Employee before the termination of the employment of the Exit Employee, including without limitation any and all direct employment costs, whether incurred or arising before, on, or after the date on which this Agreement or any Service terminates.

2.4	If the Exit Employee is not dismissed by the Customer, or as the case may be the member of the TMICC Group or Successor Operator, in accordance with the provisions of paragraph 2.2, the Exit Employee will be treated as having transferred to the TMICC Group or the Successor Operator in accordance with the Transfer Regulations and the TMICC Group or Successor Operator shall be responsible for all Liabilities arising in respect of the employment of the Exit Employee and shall indemnify the Supplier accordingly.

Schedule 3
Financial Processes

1	Definitions

1.1	In this Schedule 3, the following definitions shall apply:

“2023 Carve-Out Accounts” are the financial models developed using the 2023 IC Business carve-out accounts as a baseline;

“COGS” means cost of goods sold as defined and routinely calculated using then-current Unilever Group policies, procedures and methods;

“Consumed” means those component items used in the manufacture of the Relevant Products that were sold in the Financial Period in the Territory;

“Current Policies” has the meaning given to that term in paragraph 2.3 (Key Principles of Financial Information Reporting and Invoicing);

“Customer Services and Order to Cash (O2C) Service” means the service set out in Part A33 of Schedule 1 (Services and Service Charges);

“Direct Items” means those items held in inventory that are directly used in the manufacture of Relevant Products;

“Financial Information” has the meaning given to that term in paragraph 3.1 (Financial Information);

“Financial Period” means the monthly accounting and reporting period as per the Supplier's accounting policies or another reporting time period agreed between the Parties from time to time;

“Fully Represented” means when the company code, representing an TMICC Group legal entity, has been configured in transaction processing systems of the Supplier’s Systems for execution of invoicing, purchasing, disbursements and, where required, asset and payroll accounting for that TMICC Group legal entity;

“HR Payroll Services” has the meaning given to that term in Part C10 of Schedule 1 (Services and Service Charges);

“Minimum Threshold” has the meaning given to that term in paragraph 4.5 (Invoicing and Disputes);

“New Operable Entity” means in the context of a new TMICC Group legal entity and bank account represented in the Supplier’s Systems, when the company code representing an TMICC Group legal entity or bank account has been Fully Represented, tested and activated in the Supplier’s Systems with the required transactional functionality to enable a Local OMA;

“Operable TMICC Group Entity” means either a New Operable Entity or a Transferring Operable Entity;

“Purchase to Pay (P2P) Services” has the meaning given to that term in Part A7 of Schedule 1 (Services and Service Charges);

“Production Item” means a direct material purchased and Consumed as part of the production process and cost is part of COGS;

“Record to Report (R2R) Services” has the meaning given to that term in Part A7 of Schedule 1 (Services and Service Charges);

“Relevant Fixed Assets” means those assets related to the IC Business that have been transferred to the Customer's company codes in the Supplier’s Systems on the Commencement Date; and

“Transferring Operable Entity” means those current operable entities which transfer to the TMICC Group on or around the Commencement Date, which are established as fully transactional entities in the Supplier’s Systems prior to the Commencement Date.

2	Key Principles of Financial Information Reporting and Invoicing

2.1	This paragraph sets out the key principles on which the Supplier and other members of the Unilever Group shall provide Services to the Customer and the Additional Service Recipients and transact in relation to the Relevant Products under the Transitional Agreements on behalf of the TMICC Group. Each Party shall comply with the principles set out in this paragraph 2 and shall procure that their Affiliates comply with such principles in relation to their obligations under the Transitional Agreements.

2.2	The Customer shall establish and communicate to the Supplier a delegation of authorities (which sets out which Customer Representatives may approve differing levels of financial transaction), for all TMICC Group legal entities that are Fully Represented, including any authority delegated to the Supplier. Such delegation of authority must be consistent with the delegation of authority framework in the Supplier’s Systems.

2.3	The Supplier’s financial, customer service, procurement and Shared Services processes and policies, effective as at the Commencement Date (as updated from time to time) (“Current Policies”) will be used to deliver the Shared Services. Any change to the Current Policies during the Term will be communicated to the Customer. The Customer shall be responsible for making strategic business decisions and for approving financial transactions which members of the Unilever Group make on its behalf, within the defined delegation of authorities.

2.4	In respect of New Operable Entities:

2.4.1	In relation to the O2C Service, which is part of the Shared Services, the Supplier shall process for the Customer the Customer’s external customer orders for Relevant Products and invoice those transactions in the name of the Supplier or other member of the Unilever Group. This shall include applying any applicable promotional discounts, collecting payments for external customer orders and managing credit lines with such external customers.

2.4.2	In relation to the P2P Services for Direct Items, which shall be provided as part of the Shared Services, the Supplier shall process for the Customer:

(i)	the Customer’s Production Item purchase orders and remittances in the name of the Supplier and disbursements from the Supplier’s bank accounts; and

(ii)	the logistics invoices in the name of the Supplier or member of the Unilever Group, for the services associated with the supply of the Relevant Products, and remittances in the name of the Supplier or member of the Unilever Group and disbursements from the Supplier’s bank accounts.

2.4.3	In relation to the P2P Services for indirect items and services, which shall be provided as part of the Shared Services, the Supplier shall:

(i)	where there is an Operable TMICC Group Entity and bank account, process for the Customer the Customer’s external indirect purchase orders (including capital expenditure) and remittances in the name of the Customer and disbursements from the Customer’s bank accounts;

(ii)	where there is no Operable TMICC Group Entity or bank account, process for the Customer the Customer’s external indirect purchase orders (including capital expenditure) and remittances in the name of the Supplier and disbursements from the Supplier’s bank accounts. These indirect procurement costs shall be recharged to a member of the TMICC Group as part of the end of month processes defined the financial processes schedules of the Transitional Agreements, or in paragraph 3 (Financial Information) of this Agreement (as applicable). Some of these costs shall be on an allocation basis;

(iii)	for the avoidance of doubt, the P2P Services exclude the processing of any Customer financing, or separation related costs or expenses; and

(iv)	where costs are allocated to the Customer, the basis of the allocation will be on the basis used in the financial year 2023 Carve-Out Accounts and the Current Policies.

2.4.4	In relation to the P2P Services, which shall be provided as part of the Shared Services and the HR Payroll Services, the Supplier shall:

(i)	where there is an Operable TMICC Group Entity, process for the Customer the Customer’s staff payroll, and make payments and remittances in the name of the Customer and disbursements from the Customer’s bank accounts; and

(ii)	where there is no Operable TMICC Group Entity, process for the Customer the Customer’s staff payroll, and make payments and remittances in the name of the Supplier and disbursements from the Supplier’s bank accounts. These payroll costs shall be recharged to a member of the TMICC Group as part of the end of month processes defined in the financial processes schedules of the Transitional Agreements, or in paragraph 3 (Financial Information) of this Agreement (as applicable).

2.4.5	The Supplier shall use its own bank accounts in the execution of transactions for the Customer, as detailed in paragraphs 2.1 to 2.4.4 (Key Principles of Financial Information Reporting and Invoicing), such transactions being processed as part of the Shared Services, including managing the funding, pooling and sweeping of these accounts. This is a continuation of the Supplier’s normal business processes in managing the Supplier’s own funds and does not constitute the provision of a treasury service to the Customer.

2.5	In respect of Transferring Operable Entities:

2.5.1	In relation to the Customer Services and Order to Cash (O2C) Service, which is part of the Shared Services, the Supplier shall process for the Customer, the Customer’s external customer orders for Relevant Products and invoice those transactions in the name of the Customer. This shall include applying any applicable promotional discounts, collecting payments for external customer orders and managing credit lines with such external customers.

2.5.2	In relation to the Purchase to Pay (P2P) Services for Direct Items, which shall be provided as part of the Shared Services, the Supplier shall process for the Customer:

(i)	the Customer’s Production Item purchase orders and remittances in the name of the Customer and disbursements from the Customer’s bank accounts; and

(ii)	the logistics invoices in the name of the Customer for the Services associated with the supply of the Relevant Products, and remittances in the name of the Customer and disbursements from the Customer’s bank accounts.

2.5.3	In relation to the Purchase to Pay (P2P) Services for indirect items and services, which shall be provided as part of the Shared Services, the Supplier shall:

(i)	process for the Customer the Customer’s external indirect purchase orders (including capital expenditure) and remittances in the name of the Customer and disbursements from the Customer’s bank accounts;

(ii)	for the avoidance of doubt, the Purchase to Pay (P2P) Services exclude the processing of any Customer financing, or separation related costs or expenses; and

(iii)	where costs are allocated to the Customer, the basis of the allocation will be on the basis used in the financial year 2023 Carve-Out Accounts and the Current Policies.

2.5.4	In relation to the Purchase to Pay (P2P) Services, which shall be provided as part of the Shared Services and the HR Payroll Services, the Supplier shall:

(i)	process for the Customer the Customer’s staff payroll, and make payments and remittances in the name of the Customer and disbursements from the Customer’s bank accounts; and

(ii)	where there is no Operable TMICC Group Entity, process for the Customer the Customer’s staff payroll, and make payments and remittances in the name of the Supplier and disbursements from the Supplier’s bank accounts. These payroll costs shall be recharged to the relevant member of the TMICC Group as part of the end of month processes defined in the financial processes schedules of the Local Agreements, or in paragraph 3 of this Schedule 3 (Financial Processes) (as applicable).

2.5.5	The Supplier shall use the Customer’s bank accounts in the execution of transactions for the Customer, as detailed in paragraphs 2.1 to 2.4.4 of this Schedule 3 (Financial Processes), such transactions being processed as part of the Shared Services, including managing the funding, pooling and sweeping of these accounts. This is a continuation of the Supplier’s normal business processes in managing the Supplier’s own funds and does not constitute the provision of a treasury service to the Customer.

2.6	In relation to the Relevant Inventory, the Supplier shall continue to execute the appropriate financial processes (e.g. provisioning, write off), in accordance with the Supplier’s Current Policies, and pass through those cost impacts to the Customer through the relevant Local OMA for the Territory, or in the Transferring Operable Entity as appropriate. The Supplier shall maintain the Customer’s access to the Relevant Inventory detail through management information as part of the R2R Service, which shall be provided as part of the Shared Services, to enable the Customer to maintain the appropriate records.

2.7	In relation to the Relevant Fixed Assets, the Supplier shall operate for the Customer a bookkeeping service by maintaining the details and executing the relevant monthly financial processes (e.g. depreciation) as part of the R2R Service, which shall be provided as part of the Shared Services, to enable the Customer to maintain the appropriate records.

2.8	Any procurement activity and associated invoices in the name of the Customer must be disbursed through a Customer bank account. Invoices in the name of the Customer cannot be disbursed from a Supplier bank account.

2.9	If a disbursement has been made from a Customer bank account, it will not be recharged as part of any net cash settlement.

2.10	The capital expenditure and fixed asset policies and procedures, as at the Commencement Date, shall be maintained for the transacting of business as usual routine capital expenditure in relation to the IC Business. The Supplier will not be obliged to process any of the Customer’s (or the TMICC Group’s) project expenses for the separation of the IC Business from the Unilever Group.

2.11	Under this Agreement, the Customer shall be responsible for management of its own finances, forecasting, budgeting, funding of bank accounts, financial controls, decision making and statutory reporting.

3	Financial Information

3.1	For each Financial Period during the Term, the Supplier shall, in respect of:

3.1.1	each New Operable Entity, in relation to which transactions are conducted in the Supplier’s Systems; or

3.1.2	each Transferring Operable Entity, in relation to which transactions are conducted in the Supplier’s Systems; or

3.1.3	any country where there is no TMICC Group legal entity but there are services delivered by the Supplier or a nominated member of the Unilever Group,

that is not otherwise covered under a Transitional Agreement, provide to the Customer, within 4 Business Days after the last Business Day of the prior calendar month, an individual report (the “Financial Information”) for the Financial Period. The Financial Information shall be determined in accordance with Unilever Group accounting standards and policies.

3.2	The Financial Information and invoicing processes to be prepared by the Supplier for each Territory shall include the following information:

3.2.1	Costs not associated with the Supplier’s distribution function

(i)	Other costs, including:

(a)	other indirect spend or fees as incurred;

(b)	liabilities of the IC Business in the Territory, including third party claims, recall, Taxes (including any withholding or deduction on account of Tax and, for the avoidance of doubt, any amounts in respect of VAT) and statutory payments incurred by Unilever (as determined in accordance with then-current Unilever Group policies) but excluding any claims made under this Agreement against either Party to this Agreement or its Affiliates; and

(c)	Transfer Plan execution costs in accordance with Clause 8.2.4 (Execution of the Transfer Plan and Transfer of the Services and Local Services).

3.3	Based on the Financial Information to be provided by the Supplier within 4 Business Days after the last Business Day of the prior calendar month, or earlier if required by Applicable Law, for the prior Financial Period, the Supplier will generate an invoice in Deliverable Local Currency from the Supplier (or relevant member of the Unilever Group) to the Customer (for and on behalf of itself and the relevant Additional Service Recipients) for the other costs incurred by the Supplier (or relevant member of the Unilever Group) pursuant to paragraph 3.2.1(i) (Financial Information). This invoice shall have payment terms of 20 calendar days from the last day of the month in which the invoice was issued.

4	Invoicing and Disputes

4.1	Invoices raised by either Party will be paid on the first available Business Day as and when they fall due under the provisions of this Schedule 3 (Financial Processes).

4.2	Without prejudice to any other term of this Agreement, invoices will be raised by the invoicing party, in accordance with this Schedule 3 (Financial Processes).

4.3	Invoices will have a posting date within the Financial Period they apply to.

4.4	Invoices will state the amount of VAT and any other Taxes payable in accordance with Applicable Law by the invoicing Party.

4.5	Unless prohibited by Applicable Law and subject to paragraph 4.6 (Invoicing and Disputes), monthly invoices will only be issued between the Parties if the aggregate invoice value is greater than €10,000 (the “Minimum Threshold”). If the Minimum Threshold is not met then the amount shall accrue until the following Financial Period.

4.6	If a monthly invoice relates to a Financial Period immediately prior to the expiry or termination of this Agreement, such invoice will be issued between the Parties even if the Minimum Threshold is not met.

4.7	In the event that the Customer disputes, or has any queries in respect of an amount set out in the Financial Information or associated invoices, the Customer shall notify the Supplier in writing that it disputes one or more amounts, stating the reason or reasons why it believes the relevant amount(s) to be incorrect within five Business Days of receipt of the Financial Information or invoice. Subject to paragraph 4.8 (Invoicing and Disputes), the Parties shall attempt to resolve the Dispute in accordance with Clause 14 (Dispute Resolution) of this Agreement. Any financial adjustments agreed between the Parties shall be made in the subsequent Financial Period(s).

4.8	The Supplier shall not be obliged to respond to any Dispute or query raised by the Customer where such Dispute or query relates to one or more amount(s) totalling less than €20,000, unless such Dispute or query relates to the incorrect VAT treatment of an invoice, in which case, regardless of the value of the relevant invoice, Dispute or query, both Parties shall work together to correct such error. If no query or Dispute is raised by the Customer within five (5) Business Days of receipt of the Financial Information or invoice, such Financial Information or invoice shall be considered to be accepted by both Parties. Any query or Dispute shall be resolved under the dispute process within Clause 14 (Dispute Resolution) of this Agreement.

4.9	If currency exchange controls (or any other statutory or regulatory controls in respect of the payment of invoices) apply, the Customer will use all reasonable endeavours to adhere to the agreed invoice payment terms, however, if the Customer is unable to gain the required approvals for currency transfer then Clause 4.7 (Interest) of this Agreement will not apply. If the Customer is unable to obtain the required approvals for currency transfer within 30 calendar days of the due date for payment of the invoice, the Parties shall meet to discuss the issue and shall, each acting reasonably and in good faith, seek to agree an alternative method of allowing the payment to be made.

Schedule 4
Inventory Working Capital Subsidy

1	Definitions

In this Schedule 4, the following definitions shall apply:

"Agreed Stock Value” has the meaning given to that term in paragraph 5.2 (Inventory and Deferred Assets Valuation);

"Deferred Assets” means, in relation to a Deferred Market, those assets in the fixed asset register for that Deferred Market that are identified as part of the IC Business but that are not transferred to TMICC on the Commencement Date;

“Deferred Market” means a Territory in relation to which the IC Business relating to that Territory transfers to the TMICC Group on a date which occurs after the Commencement Date;

“Funding Agreement” means the funding agreement dated on or around the date of this Agreement between the Supplier and the Customer;

“Initial Stock Valuation Statement” has the meaning given to that term in paragraph 5.1 (Inventory and Deferred Assets Valuation);

“Inventory Transfer Date” has the meaning given to that term in paragraph 3.1 (Inventory and Deferred Assets Transfer Scope);

“Inventory Working Capital Subsidy” means, in respect of each Territory, the inventory working capital subsidy amount set out in the Funding Agreement;

“Inventory Verification Process” has the meaning given to that term in paragraph 4.1 (Inventory Verification Process); and

“Total Value” means the aggregate of all Inventory Working Capital Subsidies, as set out in the Funding Agreement.

2	Inventory Working Capital Subsidy Payment

2.1	Within five (5) Business Days ofthe Commencement Date, the Customer will pay the Total Value less the amounts of the Inventory Working Capital Subsidy attributed to the Deferred Markets to the Supplier, or another member of the Unilever Group, as notified by the Supplier to the Customer.

2.2	Within five (5) Business Days of the transfer of a Deferred Market to the TMICC Group, the Customer will pay the Inventory Working Capital Subsidy amount attributed to the relevant Deferred Market to the Supplier, or another member of the Unilever Group, as notified by the Supplier to the Customer.

3	Inventory and Deferred Assets Transfer Scope

3.1	The process set out in this paragraph 3 (Inventory and Deferred Assets Transfer Scope) to paragraph 8 (Inventory and Deferred Assets Invoicing and Title Transfer) sets out how Relevant Inventory and Deferred Assets in a Territory will be transferred from the Supplier, or another member of the Unilever Group, to the Customer, or another member of the TMICC Group (as applicable). Relevant Inventory and any Deferred Assets in a Territory shall transfer to the Customer or the TMICC Group on the earlier of:

3.1.1	in a Territory where the Supplier (or another member of the Unilever Group) provides a Distributor Countries Service, to the Customer (or an Additional Service Recipient), the date on which such Distributor Countries Service terminates or expires; and

3.1.2	the date of IT Go-Live in that Territory,

(the “Inventory Transfer Date”).

3.2	Title in the Relevant Inventory and Deferred Assets shall remain with the Supplier, or relevant member of the Unilever Group, until transferred to either the Customer or another member of the TMICC Group, in accordance with paragraph 3.1, or to a third party nominated by the Customer in accordance with paragraph 6 (Transfer to a Third Party), or as part of the flash title transfer for certain Territories. On such transfer to the Customer or the TMICC Group, the day-to-day control of and any rights to transact with the Relevant Inventory and the Deferred Assets shall be for the Customer or relevant member of the TMICC Group.

3.3	The process set out at paragraphs 4 (Inventory Verification Process) to 8 (Inventory and Deferred Assets Invoicing and Title Transfer) below shall apply in respect of Relevant Inventory and Deferred Assets which transfers on each Inventory Transfer Date.

4	Inventory Verification Process

4.1	A minimum of two months before each Inventory Transfer Date, the Supplier shall inform the Customer of the scope, timing and format of an exercise to verify the quantity and quality of Relevant Inventory and/or Deferred Assets (the “Inventory Verification Process”) for each physical location where Relevant Inventory or Deferred Assets are stored. The Inventory Verification Process shall be based on the Supplier’s then-current processes and policies.

4.2	Subject to paragraph 4.3, each of the Supplier and the Customer, or their respective designated Representatives, may attend any inspection carried out for the purposes of the Inventory Verification Process.

4.3	The Customer, or its designated Representatives, shall only be permitted to attend any inspection if the Customer provides the Supplier with at least two weeks’ prior written notice.

4.4	Each Party shall bear their own costs in relation to any Inventory Verification Process.

4.5	Any Disputes in respect of the outcome of the Inventory Verification Process shall be resolved in accordance with the process set out at Clause 14 (Dispute Resolution) of this Agreement.

4.6	After the completion of the Inventory Verification Process the Supplier shall update the appropriate Supplier’s System to reflect the results of the Inventory Verification Process.

5	Inventory and Deferred Assets Valuation

5.1	Based on the results of the update to the Supplier’s System carried out pursuant to paragraph 4.6 (Inventory Verification Process), the Supplier shall provide to the Customer a report setting out the:

5.1.1	value by item type in the Deliverable Local Currency; and

5.1.2	quality status using the Supplier’s quality status classifications, of the Relevant Inventory and Deferred Assets which are due to transfer, each in accordance with the Supplier’s then-current processes and policies (“Initial Stock Valuation Statement”).

5.2	The Customer has five Business Days from receipt of the Initial Stock Valuation Statement to reject the Initial Stock Valuation Statement acting reasonably, in which case the Customer shall provide reasonably detailed reasons for such rejection. If the Customer does not reject the Initial Stock Valuation Statement within this period, it shall be deemed to have agreed to the Initial Stock Valuation Statement (“Agreed Stock Value”).

5.3	If the Customer rejects the Initial Stock Valuation Statement pursuant to paragraph 5.2, the Parties will use reasonable endeavours to agree the stock value before the Inventory Transfer Date.

5.4	If the value is not agreed before the Inventory Transfer Date pursuant to paragraph 5.4, the Initial Stock Valuation Statement shall be used in the invoicing and settlement process, set out in paragraph 8 (Inventory and Deferred Assets Invoicing and Title Transfer) below. Any Disputes shall be resolved in accordance with the process set out at Clause 14 (Dispute Resolution) of this Agreement.

5.5	The value given to the Relevant Inventory and Deferred Assets in the Initial Stock Valuation Statement will:

5.5.1	be expressed in the Deliverable Local Currency of the country in which the Relevant Inventory and/or the Deferred Assets are located at the time of the Inventory Verification Process (other than where the Supplier’s then-current processes and policies are to value the Relevant Inventory or Deferred Assets differently, such as for Relevant Inventory or Deferred Assets located in international waters); and

5.5.2	exclude any provisions or accruals made in accordance with the Supplier’s then-current processes and policies in respect of such Relevant Inventory and Deferred Assets.

6	Transfer to a Third Party

In a Territory where the Unilever Group provides a Distributor Countries Service to the Customer (or an Additional Service Recipient), the Parties may agree to transfer Relevant Inventory and Deferred Assets to the Customer’s new distributor or other third party. In such event, the Relevant Inventory and/or Deferred Assets shall not form part of the Inventory Verification Process under this Schedule 4 (Inventory Working Capital Subsidy).

7	Inventory Write Off

7.1	On receipt of the Initial Stock Valuation Statement, the Customer may request that certain Relevant Inventory and/or Deferred Assets be written off and disposed of, as per the Supplier’s then-current policies and procedures.

7.2	The value any Relevant Inventory or Deferred Assets written off pursuant to paragraph 7.1 shall be excluded from the Inventory Verification Process. For the avoidance of doubt, the financial impact of such write-offs shall be captured through the end of month processes defined in the financial processes schedules of the Transitional Agreements.

7.3	The financial impact of any inventory adjustment in accordance with this paragraph 7 shall be borne by the Customer.

8	Inventory and Deferred Assets Invoicing and Title Transfer

8.1	On the relevant Inventory Transfer Date (or the first subsequent Business Day), the member of the Unilever Group who owns the Relevant Inventory and Deferred Assets shall raise an invoice to the relevant member of the TMICC Group acquiring the Relevant Inventory and Deferred Assets, in the Deliverable Local Currency, for the Agreed Stock Value for the transferred Relevant Inventory or Deferred Assets (or the Initial Stock Valuation Statement where the Agreed Stock Value has not yet been agreed) with payment terms of zero calendar days.

8.2	The member of the Unilever Group who owns the Relevant Inventory and Deferred Assets shall, subject to payment of the invoice, do all such things as are reasonably necessary to transfer, or procure the transfer of, legal title to the Relevant Inventory and Deferred Assets to the relevant member of the TMICC Group acquiring the Relevant Inventory and Deferred Assets.

8.3	Once a member of the Unilever Group has raised an invoice the relevant member of the TMICC Group acquiring the Relevant Inventory and Deferred Assets shall have full responsibility for the Relevant Inventory and Deferred Assets and all costs associated with it.

8.4	Title to the Relevant Inventory and Deferred Assets will transfer to the relevant member of the TMICC Group acquiring the Relevant Inventory and Deferred Assets in accordance with the Supplier’s then-current standard contract terms for similar transactions. The Customer shall, or shall procure the relevant member of the TMICC Group shall, do all such things as are reasonably necessary to effect the transfer of title to the Relevant Inventory and Deferred Assets.

8.5	Once the member of the Unilever Group who owns the Relevant Inventory and Deferred Assets has invoiced the relevant member of the TMICC Group acquiring the Relevant Inventory and Deferred Assets for the Relevant Inventory and Deferred Assets for a Territory, and providing there are no outstanding or overdue payments from the TMICC Group to the Unilever Group under any agreement between those Parties, the Supplier shall, or shall procure that a member of the Unilever Group shall, refund the associated Inventory Working Capital Subsidy to the Customer, or to such other member of the TMICC Group as the Customer may nominate.

9	Interest

Clause 4.7 (Interest) of this Agreement shall apply to all payments due under this Schedule 4.

Schedule 5
Non-Inventory Working Capital Subsidy

1	Definitions

In this Schedule 5, the following definitions shall apply:

“Actual DPO” means the value of days payable outstanding in respect of the IC Transactions, calculated using the Supplier’s standard reports and methodologies for the previous quarter;

“Actual DSO” means the value of days sales outstanding in respect of the IC Transactions, calculated using the Supplier’s standard reports and methodologies for the previous quarter;

“Adjusted Working Capital Subsidy” means the Working Capital Subsidy, as amended from time to time pursuant to the provisions of paragraph 4 (Performance Adjustment of the Working Capital Subsidy);

“Deferred Market” means a Territory in relation to which the IC Business relating to that Territory transfers to the TMICC Group on a date which occurs after the Commencement Date;

“IC Transactions” means the sales and purchases of the Relevant Products by members of the Unilever Group in the Territories, pursuant to the applicable Local OMA;

“Reference DPO” means the average value of days payable outstanding in respect of the IC Transactions in the 2024 financial year, or some other reference period agreed between the Parties in writing;

“Reference DSO” means the average value of days sales outstanding in respect of the IC Transactions in the 2024 financial year, or some other reference period agreed between the Parties in writing;

“Repayment Statement” has the meaning given to that term in paragraph 5.1 (Repayment of the Working Capital Subsidy);

“SMA Territory” means each of the Territories listed in Appendix A (Non-Inventory Working Capital Subsidy by Territory) to this Schedule 5 (Non-Inventory Working Capital Subsidy);

“Tranche One” has the meaning given to that term in paragraph 3.1 (Payment of the Working Capital Subsidy);

“TSA Service Termination” means the earliest of:

(i)	in a Territory where the Supplier (or another member of the Unilever Group) provides a Distributor Countries Service, to the Customer (or an Additional Service Recipient), the date on which such Distributor Countries Service terminates or expires; and

(e)	the date of IT Go-Live in that Territory;

“UDA Territory” means a Territory in respect of which the Local OMA is an undisclosed agency agreement;

“Working Capital Recipient” has the meaning given to that term in paragraph 3.1 (Payment of the Working Capital Subsidy); and

“Working Capital Subsidy” means the working capital subsidy, not related to inventory working capital holding, for the SMA Territories and the UDA Territories totalling €265,000,000 million, which is allocated by Territory as set out in Appendix A (Non-Inventory Working Capital Subsidy by Territory).

2	Scope

2.1	This Schedule 5 defines the process for:

2.1.1	the payment of the Working Capital Subsidy to the TMICC Group with respect to each Territory, from the Commencement Date;

2.1.2	the operation of the Working Capital Subsidy during the Term; and

2.1.3	the repayment of the Adjusted Working Capital Subsidy by the TMICC Group to the Unilever Group, following TSA Service Termination for each Territory.

3	Payment of the Working Capital Subsidy

3.1	Eight calendar days after the Commencement Date, the Supplier shall, or shall procure that a member of the Unilever Group shall, transfer one third (⅓) (“Tranche One”) of the Working Capital Subsidy, less the aggregated amounts applicable to the Deferred Markets as set out in Appendix A to this Schedule 5 (Non-Inventory Working Capital Subsidy by Territory), to the Customer, or, with the agreement of the Supplier, to such other member of the TMICC Group as the Customer may nominate (the “Working Capital Recipient”).

3.2	On the eighth calendar day of each of the next two following calendar months, the Supplier shall, or shall procure that a member of the Unilever Group shall, transfer a further one third (⅓) of the Working Capital Subsidy, less the aggregated amounts applicable to the Deferred Markets as set out in Appendix A to this Schedule 5 (Non-Inventory Working Capital Subsidy by Territory), to the Working Capital Recipient.

3.3	For a Deferred Market, as listed in Appendix A to this Schedule 5 (Non-Inventory Working Capital Subsidy by Territory), on the eighth calendar day after the IC Business relating to that Deferred Market transfers to the TMICC Group, the Supplier shall, or shall procure that a member of the Unilever Group shall, transfer the Working Capital Subsidy for the Deferred Market, to the Working Capital Recipient.

3.4	Where any Working Capital Subsidy is due to be paid on a day that is not a Business Day, it shall be paid on the next available Business Day.

3.5	In respect of any payment of the Working Capital Subsidy, the Supplier may request that the relevant Working Capital Recipient invoices, at the option of the Supplier, the (i) Supplier or (ii) another member of the Unilever Group in respect of such payment.

4	Performance Adjustment of the Working Capital Subsidy

4.1	At the end of each financial quarter during the Term, the Parties will review the Actual DPO and Actual DSO (which represent the actual working capital position of the IC Transactions), using the Supplier’s existing standard reports against the performance of the IC Transactions for the 12 months before the Commencement Date. If the difference between either:

4.1.1	the Actual DPO and the Reference DPO; or

4.1.2	the Actual DSO and the Reference DSO,

is greater than +/- 5 days then the Parties shall, in good faith, discuss and seek to agree an adjustment to the Working Capital Subsidy.

4.2	The Supplier shall maintain an appropriately detailed record of the Adjusted Working Capital Subsidies as the record of all payments due under this Schedule 5. This detailed record shall include all adjustments made to the Working Capital Subsidy in each Territory and any additional payments to be made by the Supplier or another member of the Unilever Group to the Customer.

5	Repayment of the Working Capital Subsidy

5.1	At the end of each financial period, the Supplier will prepare a statement of the amount of the Adjusted Working Capital Subsidy repayable by the TMICC Group for the Territories for which TSA Service Termination occurred during that financial period (“Repayment Statement”).

5.2	Within five (5) Business Days of the date of the IT Go Live for the last UDA Territory, the Supplier shall issue a Repayment Statement for any outstanding Adjusted Working Capital Subsidies.

5.3	On receipt of the Repayment Statement, the Customer shall, or, with the agreement of the Supplier, shall procure that a member of the TMICC Group shall, pay the Supplier, or any other member of the Unilever Group as may be directed by the Supplier, in Euro, the relevant Adjusted Working Capital Subsidy (as stated in the Repayment Statement) within five (5) Business Days, unless the Customer disputes the Repayment Statement pursuant to paragraph 5.4.

5.4	If the Customer disputes either: (i) the inclusion of any particular Territory on the Repayment Statement; or (ii) the amounts included on such Repayment Statement with respect to any given Territory, it shall notify the Supplier prior to repayment being due. The Parties shall work together in good faith to resolve any disputed items within three Business Days of the notification.

5.5	If the Parties are unable to resolve such a dispute within three (3) Business Days pursuant to paragraph 5.4:

5.5.1	the Customer shall, or, with the agreement of the Supplier, shall procure that a member of the TMICC Group shall pay the amounts as set out in the Repayment Statement; and

5.5.2	the provisions of Clause 14 (Dispute Resolution) of this Agreement shall apply in respect of any disputed amounts.

6	Interest

Clause 4.7 (Interest) of this Agreement shall apply to all payments due under this Schedule 5.

Appendix A: Non-Inventory Working Capital Subsidy by Territory

Territory	Envisaged Tranche One Payment Date	Non-inventory working capital advance allocation (€ '000)
Cyprus	Commencement Date	1,127
Estonia	Commencement Date	1,106
Latvia	Commencement Date	1,454
Lithuania	Commencement Date	1,874
Norway	Commencement Date	1,560
Brazil	Commencement Date	15,940
Cambodia	Deferred Market – 1 Oct 2025	1,069
Ecuador	Commencement Date	9,182
Indonesia	Deferred Market – 9 Nov 2025	32,439
Kazakhstan	Deferred Market – 1 Oct 2025	(4,249)
Mexico	Commencement Date	77,908
Pakistan	Commencement Date	11,114
Singapore	Commencement Date	5,019
South Africa	Commencement Date	8,456
Thailand	Deferred Market – 1 Oct 2025	28,634
Turkey	Commencement Date	(18,054)
United Arab Emirates	Deferred Market – 1 Oct 2025	1,390
Vietnam	Deferred Market – 1 Oct 2025	5,692
Sub Total SMA Markets		181,661
Sub Total UDA Territories		83,339
Total		265,000
Commencement Date Total		200,025 equating to three tranches of 66,675
Deferred Market 1 October 2025 Total		32,536
Deferred Market 9 November 2025 Total		32,439

Schedule 6
Transfer Plan

1	Definitions

1.1	In this Schedule 6, the following definitions shall apply:

“Planning Assumptions” has the meaning given to that term in paragraph 2.1.6 (Transfer Plan Requirements); and

“Service Types” has the meaning given to that term in paragraph 2.2.2 (Transfer Plan Requirements).

2	Transfer Plan Requirements

2.1	The Transfer Plan must describe:

2.1.1	the specific steps each Party shall take to transfer each Service and any Local Services to a Successor Operator, which shall include details of:

(i)	any specific requirements of the Supplier or other members of the Unilever Group to facilitate the transfer of each Service and any Local Services to a Successor Operator;

(ii)	the activities to be undertaken by the Customer and Additional Service Recipients to enable each of the Services, and any Local Services, to be transferred to a Successor Operator; and

(iii)	the activities to be undertaken by the Supplier or other members of the Unilever Group to support the transfer of each Service and Local Service to a Successor Operator,

2.1.2	the reasonable acceptance criteria and testing procedures (if any) to confirm successful transfer of Customer Data or Customer Group Data (as applicable) and each Service to a Successor Operator;

2.1.3	the anticipated costs for the transfer of each Service to a Successor Operator as at the date of the Transfer Plan;

2.1.4	the timetable for the transfer of each element of the Services and Local Services, including identifying key milestones;

2.1.5	dependencies between any Services or Local Services that are likely to terminate on different dates; and

2.1.6	any key constraints, lead times and dependencies of the Supplier, which shall be identified as “Planning Assumptions” and include a lead time for specific deliverables in relation to the transfer of each Service and any Local Services to a Successor Operator, e.g. data provision and subject matter expert support.

2.2	The Transfer Plan must set out the milestones for the implementation of the activities in paragraph 2.2.1 and transfer of each of the categories of activities or Services/Local Services in paragraphs 2.2.2-2.2.4 to a Successor Operator:

2.2.1	Programme Management and Communications

(i)	Joint Governance (see paragraph 1 of Appendix 1); and

(ii)	Internal and External Communications

2.2.2	Categories of Services and Local Services (Service Types)

The different service types (“Service Types”) listed below are mapped to services set out in Schedule 1 (Services and Service Charges). The Service Types are:

(i)	Core Transactional Services (see paragraph 3 of Appendix 1);

(ii)	Distribution Services (see paragraph 4 of Appendix 1);

(iii)	Payroll (see paragraph 5 of Appendix 1);

(iv)	Global (see paragraph 6 of Appendix 1); and

(v)	Functional Specific (see paragraph 7 of Appendix 1);

2.2.3	Business Transition

(i)	Contract Transfer (see paragraph 8 of Appendix 1); and

2.2.4	IT Milestones

(i)	Specific IT Transition Milestones (see paragraph 9 of Appendix 1).

2.3	Appendix 1 (Transfer Plan Milestones) sets out:

2.3.1	the required milestones; and

2.3.2	where applicable, due dates for each milestone,

for each category of activity listed in paragraph 2.2 (Transfer Plan Requirements). Unless otherwise agreed between the Parties, a copy of Appendix 1 (Transfer Plan Milestones) shall be included in the Transfer Plan.

Appendix 1
Transfer Plan Milestones

1	Programme Management and Communications: Joint Governance

The following delivery items with associated milestone dates shall be included in the Transfer Plan:

Scope	Milestone for delivery of:
Global	Programme governance approach
Global	Programme governance meetings
Global	Programme change request approach
Global	Programme change board meetings
Global	Programme branding approach
Global	Programme branding plan
Global	Programme data transfer approach
Global	Programme knowledge transfer approach

2	Programme Management and Communications: Internal and External Communications

The following delivery items with associated milestone dates shall be included in the Transfer Plan:

Scope	Milestone for delivery of:
Global	Programme communications approach
Global	Programme communications plan
Global	Programme stakeholder mapping

3	Core Transactional Services

The following milestones with dates shall be included in the Transfer Plan:

Scope	Milestone	Due Date
By Territory/Region	Service start	Commencement Date
By Territory/Region	Third party customer engagement and onboarding including electronic data interchange	No later than nine (9) months prior to IT Go-Live
By Territory/Region	Data requirements defined	No later than six (6) months prior to IT Go-Live

Scope	Milestone	Due Date
By Territory/Region	Subject matter expert and knowledge transfer requirements defined	No later than six (6) months prior to IT Go-Live
By Territory/Region	External awareness communications	No later than six (6) months prior to IT Go-Live
By Territory/Region	Final data request	No later than three (3) months prior to IT Go-Live
By Territory/Region	Exit notice “Point of Commitment”	No later than three (3) months prior to IT Go-Live
By Territory/Region	External get ready communications	No later than three (3) months prior to IT Go-Live
By Territory/Region	Notice to third parties	No later than three (3) months prior to IT Go-Live
By Territory/Region	External Go Live communications	No later than one (1) month prior to IT Go-Live
By Territory/Region	Go live of Customer and Additional Service Recipients IT and supply chain	IT Go-Live
By Territory/Region	Start of ramp down	IT Go-Live
By Territory/Region	Post TSA ways of working defined	No later than one (1) month after IT Go-Live
By Territory/Region	Service exit / End of ramp down	No later than three (3) months after IT Go-Live
By Territory/Region	Start of post TSA exit ways of working	No later than three (3) months after IT Go-Live

4	Distribution Services

The following milestones with dates shall be included in the Transfer Plan:

Scope	Milestone	Due Date
By Territory	Service start	Commencement Date
By Territory	External awareness communications	No later than five (5) months prior to IT Go-Live
By Territory	Stock build and material transfer plan	No later than five (5) months prior to IT Go-Live
By Territory	Third party customer transition plan	No later than five (5) months prior to IT Go-Live

Scope	Milestone	Due Date
By Territory	Final data request	No later than three (3) months prior to IT Go-Live
By Territory	Exit notice “Point of Commitment”	No later than three (3) months prior to IT Go-Live
By Territory	External get ready communications	No later than three (3) months prior to IT Go-Live
By Territory	Notice to third parties	No later than two (2) months prior to IT Go-Live
By Territory	External Go Live communications	No later than fourteen (14) calendar days prior to IT Go-Live
By Territory	Go live of Customer and Additional Service Recipients distributor	IT Go-Live
By Territory	Start of ramp down	IT Go-Live
By Territory	Post TSA ways of working defined	No later than one (1) month after IT Go-Live
By Territory	Service exit / End of ramp down	No later than three (3) months after IT Go-Live
By Territory	Start of post TSA exit ways of working	No later than three (3) months after IT Go-Live

5	Payroll Services

The following milestones with dates shall be included in the Transfer Plan:

Scope	Milestone	Due Date
By Territory	Service start	Commencement Date
By Territory	Data requirements defined	No later than five (5) months prior to IT Go-Live
By Territory	Internal awareness communications	No later than four (4) months prior to IT Go-Live
By Territory	Final data request	No later than three (3) months prior to IT Go-Live
By Territory	Exit notice “Point of Commitment”	No later than two (2) months prior to IT Go-Live
By Territory	Internal get ready communications	No later than two (2) months prior to IT Go-Live

Scope	Milestone	Due Date
By Territory	Notice to third parties	No later than three (3) months prior to IT Go-Live
By Territory	Parallel running for payroll processing	No later than one (1) month prior to IT Go-Live
By Territory	Go live of Customer and Additional Service Recipient payroll	IT Go-Live
By Territory	Service exit	IT Go-Live

6	Global Services

The following milestones with dates shall be included in the Transfer Plan:

Scope	Milestone	Due Date
Global	Service start	Commencement Date
Global	Data requirements defined	No later than five (5) months prior to IT Go-Live
Global	Knowledge transfer requirements defined	No later than five (5) months prior to IT Go-Live
Global	Awareness communications to third parties	No later than four (4) months prior to IT Go-Live
Global	Final data request	No later than three (3) months prior to IT Go-Live
Global	Notice to third parties	No later than three (3) months prior to IT Go-Live
Global	Exit notice “Point of Commitment”	No later than two (2) months prior to IT Go-Live
Global	Get ready communications	No later than two (2) months prior to IT Go-Live
Global	Go live of Customer and Additional Service Recipient capability	IT Go-Live
Global	Service exit	IT Go-Live

7	Functional Specific Services

The following milestones with dates shall be included in the Transfer Plan:

Scope	Milestone	Due Dates
By Territory	Service start	Commencement Date

Scope	Milestone	Due Date
By Territory	Data requirements defined	No later than five (5) months prior to IT Go-Live
By Territory	Knowledge transfer requirements defined	No later than five (5) months prior to IT Go-Live
By Territory	Awareness communications to third parties	No later than four (4) months prior to IT Go-Live
By Territory	Final data request	No later than three (3) months prior to IT Go-Live
By Territory	Notice to third parties	No later than three (3) months prior to IT Go-Live
By Territory	Exit notice “Point of Commitment”	No later than two (2) months prior to IT Go-Live
By Territory	Get ready communications to third parties	No later than two (2) months prior to IT Go-Live
By Territory	Go Live of Customer and Additional Service Recipient capability	IT Go-Live
By Territory	Service exit	IT Go-Live

8	Business Transition: Contract Transfer

The following milestones with dates shall be included in the Transfer Plan:

Scope	Milestone	Due Date
Global	Contract approach, overall planning and tracking, roles and responsibilities	No later than one (1) month from the Commencement Date
Global	Contract tracker and agreed list of contracts to transition	No later than two (2) months from the Commencement Date
Global	Contract transition plan	No later than two (2) months from the Commencement Date

9	IT Milestones: Specific IT Transition Milestones

The following milestones with dates and information shall be included in the Transfer Plan for IT specific elements at a Global level:

Item	Definition		Due Date
Minimum viable IT product footprint	•	Technology that will go–live with each region or other phasing as agreed between the Parties	No later than two (2) months from the Commencement Date
Approach to deployment	•	Wave approach, presumably regional, but may be groupings of countries	No later than two (2) months from the Commencement Date
Detail of any workarounds/interim states required from the Supplier	•

Examples of what workarounds/interim states may be needed for:

(i) if Workday access is required for exited countries

(ii) Europe exits, but a certain number of TMICC Group employees want to retain laptops and access to product lifecycle management to support Asia

No later than two (2) months from the Commencement Date
Milestone plan to meet each exit	•	Design/build/test completion milestones	No later than two (2) months from the Commencement Date
	•	Network deployed
	•	End user computing prepared for deployment
Key activities (and point in time) which require the support of the Supplier	•	Data extraction requests (test master and transactional data, cutover master data, cutover transitional data, email, SharePoint)	No later than two (2) months from the Commencement Date
	•	Subject matter expert support requests

Schedule 7
Template Novation Agreement

novation agreement

THIS NOVATION AGREEMENT (“Agreement”) is made on [●] between:

[insert name of retiring party] (Company Registration Number: [   ]), a company existing under the laws of [   ] and with its registered office at [   ] (“Retiring Party”); and

[insert name of substitute party[, (Company Registration Number: [   ]), a company existing under the laws of [   ] and with its registered office at [   ] (“Substitute Party”); and

[insert Unilever company (Company Registration No.[ ]), a company existing under the laws of [   ] with its registered office at [   ] ("Original Party").

RECITALS:

A.	The Retiring Party and the Original Party are parties to the Principal Agreement (as defined below).

B.	The Retiring Party agrees to novate its rights, benefits and interests together with its obligations and liabilities in and under the Principal Agreement to the Substitute Party on and from the Effective Date (as defined herein) in accordance with the terms and conditions of this Agreement, such that with effect from and including the Effective Date it shall be released from all of its future obligations and liabilities under the Principal Agreement (but shall retain pre-novation obligations and liabilities).

C.	The Substitute Party shall assume, as from the Effective Date, all the Retiring Party’s rights, benefits and interests together with its obligations and liabilities in and under the Principal Agreement and the Original Party consents to the substitution of the Retiring Party by the Substitute Party under the Principal Agreement in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of mutual covenants and obligations set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Definitions and Interpretation

1.1	In this Agreement, all words and expressions used in this Agreement shall have the same meaning as specified in the Principal Agreement, unless otherwise indicated herein.

1.2	In this Agreement, the following terms shall have the following meanings:

Effective Date	means on [ ]

Obligations	means any undertaking, covenant, duty, warranty, promise, agreement, debt, liability, claim, demand or other obligation under the Principal Agreement.

Parties	means collectively, the Retiring Party, the Substitute Party and the Original Party, and “Party” means any one of them as the context may require.

Principal Agreement	means the [Unilever Purchasing Agreement entered into on [ ] with Contract number [ ]] including all exhibits, schedules, appendices and other associated documents thereto, a copy of which is attached to this Agreement in Schedule 1.

Rights	means all rights, title, interests, benefits, entitlements, amounts receivable and claims whatsoever in, to and under the Principal Agreement.

1.3	In this Agreement, unless the context otherwise requires:

(a)	recitals, headings and underlinings are for convenience only and do not affect the interpretation of this Agreement;

(b)	words importing the singular include the plural and vice versa;

(c)	an expression importing a natural person includes any juristic person or corporation;

(d)	any reference to a party includes that party’s successors and permitted assigns;

(e)	all recitals, schedules, attachments and annexures hereto form part of this Agreement;

(f)	any reference to a date or time is a reference to [ ] time;

(g)	any statute or statutory provision includes a reference to that statute or statutory provision as amended, extended or re-enacted and to any regulation, order, instrument or subordinate legislation under the relevant statute or statutory provision;

(h)	any reference to “writing” includes a reference to electronic communication, facsimile transmission or comparable means of communications; and

(i)	any agreement, notice, consent, approval, disclosure or communication under or pursuant to this Agreement shall be in writing.

2.	Novation

2.1	On and from the Effective Date, subject to compliance with all conditions in this Agreement, and in consideration of the mutual covenants and obligations set forth herein (the sufficiency of which is hereby acknowledged):

(a)	the Substitute Party assumes and accepts all Rights and Obligations of the Retiring Party under the Principal Agreement;

(b)	the Retiring Party will cease to be entitled to any Rights and be discharged and released from all Obligations under the Principal Agreement; and

(c)	the Substitute Party shall become (and the Original Party shall be bound to recognize the Substitute Party as) entitled to the Rights, and liable to perform, satisfy or discharge the Obligations of the Retiring Party under the Principal Agreement, as if the Substitute Party had been or is an original party to the Principal Agreement with effect from and including the Effective Date in place of the Retiring Party.

2.2	Nothing in this Agreement shall affect or prejudice any action, proceeding, claim or demand whatsoever under the Principal Agreement in relation to the Rights and Obligations of the Retiring Party arising before the Effective Date.

2.3	Save for and subject to the provisions of this Agreement, all the provisions and Rights and Obligations contained in or subsisting under the Principal Agreement will continue to be applicable and remain in full force and effect without variance and in accordance with their respective terms. Nothing in this Agreement shall affect, impair, prejudice or limit the Principal Agreement or their respective enforceability.

3.	Release by Original Party and Retiring Party

3.1	Without prejudice to any action, proceeding, claim or demand which either the Original Party or Retiring Party may have against each other relating to matters arising before and up to the Effective Date, the Original Party and Retiring Party mutually release each other from further performance of their respective Obligations under or in respect of the Principal Agreement as of the Effective Date.

3.2	The Substitute Party shall perform and observe all and every Obligation which is mentioned or contained in the Principal Agreement as of the Effective Date.

4.	General

4.1	Further assurances

(a)	Each Party warrants that its signatory of this Agreement is duly authorised, and that it has taken all corporate actions required by it to authorise it to enter into and perform this Agreement.

(b)	Each of the Parties to this Agreement agrees to perform (or procure the performance of) all further acts and things and execute and deliver (or procure the execution and delivery of) such further documents as may be required by law or as any Party may reasonably require to effect the release and discharge of the obligations referred to in Clause 3, the novation referred to in Clause 2 and to give any Party the full benefit of this Agreement.

4.2	Costs

(a)	Subject to Clause 4.2(b), each Party shall bear its own legal and other professional costs and expenses, including all fees of agents, solicitors and accountants employed by it in or in connection with the negotiation, preparation and execution of this Agreement.

(b)	The Original Party and the Substitute Party shall equally share costs of any stamp duty (including fines and penalties), if any, on this Agreement and on any instruments entered into under this Agreement or instruments required for the purposes of novating the Principal Agreement.

4.3	Notices

Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a Party to this Agreement or the Principal Agreement shall be sent to the relevant Party at the above-mentioned address.

4.4	Variation

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

4.5	Entire agreement

The terms and conditions of this Agreement represent the entire agreement between the Parties relating to the novation of the Principal Agreement.

4.6	Unenforceable provision

If a provision in this Agreement is wholly or partly invalid or unenforceable, the provision or the part of it that is invalid or unenforceable must, to that extent, be treated as deleted from this Agreement. This does not affect the validity or enforceability of the remaining provisions.

4.7	Contracts (Rights of Third Parties) Act 1999

A person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Agreement.

4.8	Survival of provisions

A provision of this Agreement that can have effect after completion of the transaction contemplated by this Agreement or expiration or termination of this Agreement shall continue to apply after completion or expiration or termination, as the case may be.

4.9	Counterparts

This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

4.10	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by the laws of England and Wales and each Party to this Agreement irrevocably submits to the exclusive jurisdiction of the courts of England and Wales.

EXECUTION

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have executed this Agreement.

Retiring Party:	Substitute Party:
For and on behalf of	For and on behalf of
[Insert name]	[Insert name]

Signature:	Signature:

Name:	Name:

Position:	Position:

Date:	Date:

Original Party:

For and on behalf of

[Insert name]

Signature:

Name:

Position:

Date:

Schedule 1

Principal Agreement